As filed with the Securities and Exchange Commission on March 17, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chicopee Bancorp, Inc.

and

Chicopee Savings Bank 401(k) Profit Sharing Plan

(Exact name of registrant as specified in its charter)

Massachusetts	6036	To Be Applied For
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

70 Center Street

Chicopee, Massachusetts 01013

(413) 594-6692

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

William J. Wagner

President and Chief Executive Officer

Chicopee Bancorp, Inc.

70 Center Street

Chicopee, Massachusetts 01013

(413) 594-6692

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Lawrence M. F. Spaccasi, Esquire Sean P. Kehoe, Esquire Muldoon Murphy & Aguggia LLP 5101 Wisconsin Avenue, NW Washington, DC 20016 (202) 362-0840	V. Gerard Comizio, Esquire Thacher Proffitt & Wood, LLP 1700 Pennsylvania Avenue, NW Suite 800 Washington, DC 20006 (202) 347-8400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock no par value	9,257,500 Shares (1)	$10.00	$92,575,000	$9,906
Participation Interests	(3)	–	$2,986,000	(4)

(1)	Includes shares of common stock to be issued to Chicopee Savings Bank Charitable Foundation, a private foundation.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Chicopee Savings Bank 401(k) Profit Sharing Plan.

(4)	The securities of Chicopee Bancorp, Inc. to be purchased by the Chicopee Savings Bank 401(k) Profit Sharing Plan are included in the amount shown for common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Interests in

SBERA 401(k) Plan as adopted by

CHICOPEE SAVINGS BANK

and

Offering of 298,600 Shares of

Chicopee Bancorp, Inc.

Common Stock ($.01 Par Value)

This prospectus supplement relates to the offer and sale to participants in the SBERA 401(k) Plan as adopted by Chicopee Savings Bank of participation interests and shares of common stock of Chicopee Bancorp, Inc.

401(k) Plan participants may direct the trustee of the 401(k) Plan to use their current account balances to subscribe for and purchase shares of Chicopee Bancorp, Inc. common stock through the Chicopee Bancorp, Inc. Stock Fund. Based upon the value of the 401(k) Plan assets at March 1, 2006, the trustee of the 401(k) Plan can purchase up to 298,600 shares of Chicopee Bancorp, Inc. common stock assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in Chicopee Bancorp, Inc. common stock.

The prospectus dated                     , 2006, of Chicopee Bancorp, Inc., which we have attached to this prospectus supplement, includes detailed information regarding the conversion, the common stock and the financial condition, results of operations and business of Chicopee Savings Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

Please refer to “ Risk Factors” beginning on page      of the prospectus.

Neither the Securities and Exchange Commission, the Massachusetts Division of Banks, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is unlawful.

This prospectus supplement may be used only in connection with offers and sales by Chicopee Bancorp, Inc. of interests or shares of common stock pursuant to the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401(k) Plan.

Chicopee Savings Bank has not authorized any person to give any information or to make any representations other than those contained in the prospectus or this prospectus supplement, and, if given or made, no one may rely on such information or representations as having been authorized by Chicopee Savings Bank or the 401(k) Plan. This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The date of this Prospectus Supplement is                     , 2006.

THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 298,600 shares of common stock for the Chicopee Bancorp, Inc. Stock Fund. Chicopee Bancorp, Inc., the proposed holding company for Chicopee Savings Bank, is the issuer of the common stock. Only employees of Chicopee Savings Bank may participate in the 401(k) Plan. The interests offered under this prospectus supplement are conditioned on the consummation of the conversion. Your investment in the Chicopee Bancorp, Inc. Stock Fund in connection with the conversion is subject to priorities set forth in the plan of conversion of Chicopee Savings Bank.

This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the conversion, the common stock and the financial condition, results of operations and business of Chicopee Savings Bank. The address of the principal executive office of Chicopee Savings Bank is 70 Center Street, Chicopee, MA 01013. The telephone number of Chicopee Savings Bank is (413) 594-6692.

Election to Purchase the Common Stock in the Conversion

In connection with the conversion, the 401(k) Plan will now provide an additional investment option that will allow you to transfer all or part of the funds which represent your beneficial interest in the assets of the 401(k) Plan to the Chicopee Bancorp, Inc. Stock Fund. If you elect to invest in the Chicopee Bancorp, Inc. Stock Fund, the 401(k) Plan trustee will subscribe for the common stock offered for sale in connection with the conversion in accordance with your direction. In the event the conversion offering is oversubscribed and some or all of your funds cannot be used to purchase common stock in the conversion offering, the 401(k) Plan trustee will return the amount not invested in common stock to the Money Market Fund in the 401(k) Plan. After the closing of the conversion, you can transfer your funds that were deposited into the Money Market Fund into any other investment vehicle offered through the 401(k) Plan, subject to the terms of the plan.

All plan participants are eligible to direct a transfer of funds to the Chicopee Bancorp, Inc. Stock Fund. However, such directions are subject to the purchase priorities in the plan of conversion of Chicopee Savings Bank. Participants with $50.00 or more on deposit at Chicopee Savings Bank as of October 8, 2004 have first priority to purchase common stock in the offering. Second priority goes to participants with $50.00 or more no deposit at Chicopee Savings Bank as of March 31, 2006. No 401(k) Plan participant can purchase more than $200,000 of the common stock issued in the initial public offering.

Value of Participation Interests

As of March 1, 2006, the market value of the assets of the 401(k) Plan totaled approximately $2,986,000. The plan administrator informed each participant of the value of his or her beneficial interest in the 401(k) Plan as of December 31, 2005. The value of plan assets represents the past contributions to the 401(k) Plan by or on behalf of the participants of the 401(k) Plan, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Transfer

If you want to use your 401(k) Plan funds to purchase common stock in the Chicopee Bancorp, Inc. initial public offering, you must make a transfer of funds into the Chicopee Bancorp, Inc. Stock Fund from the other investment funds in which your elective deferrals are invested. You must do this by completing the attached Contribution and Investment Form and submitting it to the Human Resources Department of Chicopee Savings Bank. The 401(k) Plan trustee will submit an order form on your behalf to purchase the maximum number of shares in the initial public offering that can be purchased with the funds you transferred to the Chicopee Bancorp, Inc. Stock Fund. If you do not wish to make such an election at this time, you do not need to take any action.

Time for Directing Transfer in Connection with the Conversion

The deadline for submitting a direction to transfer amounts to the Chicopee Bancorp, Inc. Stock Fund in connection with the conversion is                                 , 2006. You should return the Contribution and Investment

Form attached to this prospectus supplement to the Human Resources Department of Chicopee Savings Bank by          p.m., on                         , 2006.

Irrevocability of Transfer Direction in Connection with the Conversion

Your direction to transfer amounts credited to your account in the 401(k) Plan to the Chicopee Bancorp, Inc. Stock Fund in connection with the conversion cannot be changed. Pending completion of the initial public offering, the funds you transfer to the Chicopee Bancorp, Inc. Stock Fund will be held in an interest-bearing account at Chicopee Savings Bank on the same terms as other subscribers in the initial public offering, as described in the attached prospectus.

Direction to Purchase the Common Stock After the Conversion

After the conversion, you may direct on a monthly basis the 401(k) Plan trustee to transfer a certain percentage (in multiples of not less than 1%) of the net value of your interests in the other investment funds in the 401(k) Plan to the Chicopee Bancorp, Inc. Stock Fund. Alternatively, you may direct the 401(k) Plan trustee to transfer a certain percentage of your interest in the Chicopee Bancorp, Inc. Stock Fund to any of the other investment funds in the 401(k) Plan in accordance with the terms of the 401(k) Plan. You may direct the trustee to invest future contributions made to the 401(k) Plan on your behalf in the Chicopee Bancorp, Inc. Stock Fund after                             , 2006. Following your initial election, you may change the allocation of your interest in the Chicopee Bancorp, Inc. Stock Fund on the first day of the month by submitting an appropriate form to the plan administrator. You may obtain a form from the Human Resources Department of Chicopee Savings Bank or you can access the SBERA website at www.SBERA.com. Special restrictions may apply to transfers directed by those participants who are officers, directors and principal shareholders of Chicopee Savings Bank, who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

Common Stock in the Conversion will be Purchased at $10.00 Per Share

The 401(k) Plan trustee will use the funds transferred to the Chicopee Bancorp, Inc. Stock Fund to purchase shares of common stock in the conversion. The trustee will pay the same price for shares of common stock as all other persons who purchase shares of the common stock in the conversion. Post-conversion purchases of common stock in the Chicopee Bancorp, Inc. Stock Fund will be made at prevailing market prices. These prices may be higher or lower than the conversion price of $10.00 per share of common stock.

Nature of a Participant’s Interest in the Chicopee Bancorp, Inc. Stock Fund

With the other investment funds in the 401(k) Plan, the funds purchase their underlying investment every pay period. Each investment fund’s unit value is updated every day based on the total value of its underlying investments and the number of units held in the fund. Distributions, withdrawals, loans and investment transfers occur without having to wait until the end of the calendar month. Loan and transfer requests are made through the Voice Response System or via the Internet at www.SBERA.com. However, the Chicopee Bancorp, Inc. Stock Fund differs from the other investment options in the 401(k) Plan in the following ways:

•	Any of your elective deferrals that you direct into the Chicopee Bancorp, Inc. Stock Fund are invested in the fund every pay period (as your deferrals are withheld from each paycheck). However, your money is invested in a money market fund and earns interest until the end of the month, at which time the cash is used to buy Chicopee Bancorp, Inc. common stock.

•	The Chicopee Bancorp, Inc. Stock Fund’s unit values are determined only at the end of each month, based on the market value of all Chicopee Bancorp, Inc. common stock the fund holds. The units you hold do not represent an equivalent number of Chicopee Bancorp, Inc. common stock, but instead reflect your portion of the fund’s holdings.

•	The value of your investment in the Chicopee Bancorp, Inc. Stock Fund that you can obtain from the Voice Response System or via the Internet at www.SBERA.com, will be based on the Chicopee Bancorp, Inc. Stock Fund unit value at the close of the prior month plus your deferrals, which are being held in money market fund until the end of the month.

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•	All distributions and investment transfers you make involving the Chicopee Bancorp, Inc. Stock Fund will be processed at the end of the applicable month using the appropriate administrative form, which must be submitted to the Human Resources Department at least one week before the end of the month. Transfers into or out of the Chicopee Bancorp, Inc. Stock Fund cannot be initiated in the Voice Response System or via the Internet on www.SBERA.com.

•	Withdrawals can only be drawn from your Chicopee Bancorp, Inc. Stock Fund at the end of the month, unlike the other funds, which can be drawn against on any day. Therefore, withdrawals will be drawn first from the other funds, not your interest in the Chicopee Bancorp, Inc. Stock Fund. Only if there is not enough money in your other funds to meet your withdrawal amount will the remainder be drawn from your interest in the Chicopee Bancorp, Inc. Stock Fund at the end of the month. In that event, the entire amount of your withdrawal will not be made until after the end of the calendar quarter.

•	If you wish to borrow from your interest in the Chicopee Bancorp, Inc. Stock Fund, you must first transfer an amount out of the Chicopee Bancorp, Inc. Stock Fund, equal to twice the amount you wish to borrow, into one of the other investment funds. Then you can follow the usual procedures to request a loan from that investment fund. When you request from the Voice Response System or via the Internet at www.SBERA.com the amount available for loan, the amount will not include your interest in the Chicopee Bancorp, Inc. Stock Fund.

Voting and Tender Rights of the Common Stock

The plan administrator generally will exercise voting rights attributable to all of the common stock held by the Chicopee Bancorp, Inc. Stock Fund. However, in the event that a significant corporate transaction is proposed to the shareholders of Chicopee Bancorp, Inc., such as a tender offer, the trustees of the 401(k) Plan may pass-through to you the voting or tender rights of shares in the Chicopee Bancorp, Inc. Stock Fund that represent your interest in the fund. The number of shares of the common stock held in the Chicopee Bancorp, Inc. Stock Fund that the trustee votes in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised by participants in the affirmative and negative, respectively. For matters not involving a tender offer, the plan administrator will direct the vote of allocated shares and participants will not have an opportunity to direct the voting of shares.

DESCRIPTION OF THE PLAN

Introduction

Effective February 1, 1996, Chicopee Savings Bank adopted the Chicopee Savings Bank 401(k) Plan in the SBERA Common and Collective Trust. Chicopee Savings Bank intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act, most commonly referred to as “ERISA.” Chicopee Savings Bank may amend the 401(k) Plan from time to time to ensure continued compliance with these laws. Chicopee Savings Bank may also amend the 401(k) Plan from time to time to add, modify, or eliminate certain features of the plan, as it sees fit. As a plan subject to ERISA, federal law provides you with various rights and protections as a plan participant. Although the 401(k) Plan is subject to many of the provisions of ERISA, your benefits under the plan are not guaranteed by the Pension Benefit Guaranty Corporation.

Applicable federal tax law requires the 401(k) plan to impose substantial restrictions on your right to withdraw amounts held under the plan prior to your termination of employment with Chicopee Savings Bank. Federal law may also impose an excise tax on withdrawals made from the 401(k) plan prior to your attainment of age 59-1/2, regardless of whether the withdrawal occurs during your employment with Chicopee Savings Bank or after termination of employment.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. Chicopee Savings Bank qualifies these summaries in their entirety by the full text of the 401(k) Plan. You may obtain copies of the 401(k) Plan document by sending a request to: Plan Administrator, Thomas Forese, Jr., Savings Bank Employees Retirement Association, 69 Cummings Park, Woburn, Massachusetts 01801. You should carefully read the full text of the 401(k) Plan document to understand your rights and obligations under the plan.

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Eligibility and Participation

Any employee of Chicopee Savings Bank age 21 or older may make deferrals into the 401(k) Plan as of the first day of the month following his or her date of hire. Participants are eligible to receive employer matching contributions upon the completion of a “year of service”. For purposes of the 401(k) Plan, you generally complete a “year of service” when you complete 1,000 hours of service with Chicopee Savings Bank within a twelve-consecutive-month period measured from your date of hire.

As of March 1, 2006, approximately 84 out of 95 then eligible employees had elected to participate in the 401(k) Plan.

Contributions Under the Plan

401(k) Plan Participant Contributions. The 401(k) Plan permits each participant to make pre-tax salary deferrals in an amount up to 75% of compensation. Participants in the 401(k) Plan may modify the amount contributed to the 401(k) Plan, effective on the first day of the month, by filing a new deferral agreement with the plan administrator at least 15 days prior to the effective date of the modification.

Chicopee Savings Bank Contributions. Chicopee Savings Bank has discretion under the 401(k) Plan to make matching contributions. Chicopee Savings Bank currently makes matching contributions to the 401(k) Plan equal to 25% of the first 6% of each participant’s deferred compensation for the plan year. Employer matching contributions are not made on amounts in excess of 6% of a participant’s deferral.

Limitations on Contributions

Limitation on Employee Salary Deferral. Although the 401(k) Plan permits you to defer up to 75% of your compensation, by law, your total pre-tax deferrals under the 401(k) Plan for the 2006 Plan Year, together with similar plans, may not exceed $15,000, provided, however, if you are over age 50, you may contribute an additional $5,000 per year. The IRS will periodically increase these annual limitations. Contributions in excess of the limitations (“excess deferrals”) will be included in an affected participant’s gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the 401(k) Plan to the participant, unless the excess deferral (together with any income allocable thereto) is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

Limitations on Annual Additions and Benefits. Under the requirements of the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to participants under the 401(k) Plan and other defined contribution plans during any plan year may not exceed the lesser of 100% of the participant’s compensation, or $44,000. The 401(k) Plan will also limit annual additions to the extent necessary to prevent the limitations set forth in the Internal Revenue Code for all of the qualified defined contribution plans maintained by Chicopee Savings Bank from being exceeded.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of salary deferrals and matching contributions that may be made to the 401(k) Plan in any year on behalf of highly compensated employees in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. If these limitations are exceeded, the level of deferrals by highly compensated employees must be adjusted.

In general, a Highly Compensated Employee includes any employee who (1) was a greater than five percent owner of the employer at any time during the year or preceding year; or (2) had compensation for the preceding year in excess of $95,000 and, if the employer so elects, was in the top 20% of employees by compensation for the year. The dollar amounts in the foregoing sentence are for 2006, and may be adjusted periodically by the IRS.

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Top-Heavy Plan Requirements. If for any calendar year the Plan is a Top-Heavy Plan, then Chicopee Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees.

In general, the Plan will be treated as a “Top-Heavy Plan” for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are Key Employees exceeds 60% of the aggregate balance of the accounts of all participants. Key Employees generally include any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)	an officer of Chicopee Savings Bank having annual compensation in excess of $140,000 who is in an administrative or policy-making capacity,

(2)	a person who owns, directly or indirectly, more than 5% of the stock of Chicopee Bancorp, Inc., or stock possessing more than 5% of the total combined voting power of all stock of Chicopee Bancorp, Inc., or

(3)	a person who owns, directly or indirectly, combined voting power of all stock and more than 1% of the total stock of Chicopee Bancorp, Inc. and has annual compensation in excess of $150,000.

The foregoing dollar amounts are for 2006.

Investment of Contributions

All amounts credited to participants’ accounts under the 401(k) Plan are held in trust. A trustee appointed by the Board of Directors of Chicopee Savings Bank administers the trust.

Immediately prior to                         , 2006, the 401(k) Plan offered the following investment choices:

Equity Account. This Account seeks to provide capital appreciation through a professionally managed, diversified portfolio of domestic and international stocks.

Index 500 Account. This Account attempts to provide investment results that parallel the performance of the Standard & Poor’s 500 Composite Stock Price Index.

Small Cap Growth Account. This Account seeks long-term growth by investing primarily in common stocks of small to medium sized companies that the Investment Managers believe have potential for capital appreciation significantly greater than that of the market averages.

International Equity Account. This Account seeks to provide long-term capital appreciation by investing in foreign equity securities.

Small Cap Value Account. This Account utilizes a highly disciplined, bottom-up value approach to investing. The process is intended to generate excess returns primarily through stock selection.

Large Cap Value Account. This Account’s investment philosophy combines detailed fundamental research, bottom-up stock selection and portfolio construction, and disciplined management of portfolio volatility to achieve strong risk-adjusted returns over full market cycles.

Large Cap Growth Account. This Account uses a highly disciplined, mathematical investment strategy designed to seek long-term returns in excess of the target benchmark, while reducing the risk of significant under performance.

Life Path Accounts. These funds are intended for participants who would rather leave their 401(k) account asset allocation decisions to a professional investment manager. Each fund utilizes a predetermined mix of specific asset classes with frequent re-balancing back to the fund’s target allocation.

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All Asset Account. The objective of the All Asset Account is to produce returns which are 5% above the Consumer Price Index (CPI). The strategy is designed as a “fund of funds” that allocates its assets among a group of PIMCO funds. The All Asset Account rebalances among the funds as real return values shift in the market.

Money Market Account. This Account seeks to provide income consistent with the preservation of principal. This Account invests solely in U. S. Treasury or agency obligations with maturities of six months or less.

Bond Account. This Account seeks to provide a real rate of return after inflation with a high degree of stability and low volatility. The Bond Account is invested in U.S. Government and other investment grade fixed income debt. The fund aims to match the performance of the Lehman Brothers Aggregate Bond Index, the most widely recognized benchmark for U.S. debt.

401(k) Plan Investment Rates of Return. Assets in the 401(k) Plan Trust are invested in the funds noted below. The annual percentage return on these funds (net of fees) for the prior three (3) years was:

FUND NAME	2005	2004	2003
Money Market Account	2.98%	1.24%	1.05%
Equity Account	8.59%	13.80%	31.46%
Bond Account	2.43%	4.28%	4.10%
Index 500 Fund	4.92%	10.87%	28.67%
International Equity Account	12.66%	19.82%	28.71%
Small Cap Growth Account	13.66%	7.66%	44.14%
Large Cap Growth Account	7.49%	15.17%	14.70%
Large Cap Value Account	4.17%	14.43%	29.30%
Small Cap Value Account	9.21%	18.44%	39.24%
All Asset Account	2.90%*	N/A	N/A
LifePath Retirement Account	4.63%	7.41%	6.60%**
LifePath 2010 Account	5.58%	8.64%	8.80%**
LifePath 2020 Account	6.94%	10.16%	11.20%**
LifePath 2030 Account	7.89%	11.36%	12.70%**
LifePath 2040 Account	8.72%	12.04%	14.60%**

*	Effective July 15, 2005

**	Effective July 1, 2003

In connection with the conversion, the 401(k) Plan now provides the Chicopee Bancorp, Inc. Stock Fund as an additional choice to these investment alternatives. The Chicopee Bancorp, Inc. Stock Fund will invest primarily in the common stock of Chicopee Bancorp, Inc. Participants in the 401(k) Plan may direct the trustee to invest all or a portion of their 401(k) Plan account balance in the Chicopee Bancorp, Inc. Stock Fund.

On the first day of any month you may elect (in increments of 1%), to have both past and future contributions and additions to your accounts invested in the Chicopee Bancorp, Inc. Stock Fund. Your election becomes effective as of the last day of the month for which you make the election, provided you file written notice with the plan administrator at least 15 days before it is to become effective.

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As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the common stock of Chicopee Bancorp, Inc. Accordingly, there is no record of the historical performance of the Chicopee Bancorp, Inc. Stock Fund. Performance of the Chicopee Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Chicopee Bancorp, Inc. and Chicopee Savings Bank and market conditions for the common stock generally.

Investments in the Chicopee Bancorp, Inc. Stock Fund may involve certain special risks in investments in the common stock of Chicopee Bancorp, Inc. For a discussion of these risk factors, see “ Risk Factors” in the prospectus.

Benefits Under the Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in your accounts under the 401(k) Plan.

Withdrawals and Distributions From the 401(k) Plan

Withdrawals Prior to Termination of Employment. You may receive in-service distributions from the 401(k) Plan under limited circumstances in the form of hardship distributions and loans. You can apply for a loan from the 401(k) Plan through Voice Response System or via the Internet at www.SBERA.com. You cannot have more than two loans outstanding at a time. You can apply for a minimum loan of $1,000 and a maximum loan of the lesser of $50,000 or 50% of your total vested account balance. You may also be eligible for hardship withdrawals. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution pro rata from the investment funds in which you have invested your account balances. Hardship withdrawals may not be paid back to the 401(k) Plan.

Distribution Upon Retirement or Disability. Participants shall receive benefits as soon as administratively feasible following the close of a valuation period during which the distribution is requested. Distributions are payable to participants in a lump sum or installments, at the participant’s election.

Distribution Upon Death. If you die prior to your benefits being paid from the 401(k) Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the 401(k) Plan.

Distribution Upon Termination for Any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your account balance exceeds $1,000, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balance does not exceed $1,000, the trustee will generally distribute your benefits to you as soon as administratively practicable following your termination of employment.

Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the 401(k) Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

Trustees. The board of directors of Chicopee Savings Bank has appointed Savings Bank Employees Retirement Association as trustee of the Chicopee Bancorp, Inc. Stock Fund. The trustee with respect to the 401(k) Plan is the named fiduciary of the 401(k) Plan for purposes of ERISA.

The trustee receives, holds and invests the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

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Reports to Plan Participants

The plan administrator will furnish you a statement at least quarterly showing (i) the balance in your account as of the end of that period, (ii) the amount of contributions allocated to your account for that period, and (iii) the adjustments to your account to reflect earnings or losses (if any).

Plan Administrator

Currently, the plan administrator of the 401(k) Plan is Thomas Forese, Jr., SBERA, 69 Cummings Park, Woburn, Massachusetts 01801, (781) 938-6559. The plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

Amendment and Termination

Chicopee Savings Bank intends to continue the 401(k) Plan indefinitely. Nevertheless, Chicopee Savings Bank may terminate the 401(k) Plan at any time. If Chicopee Savings Bank terminates the 401(k) Plan in whole or in part, then regardless of other provisions in the plan, all participants affected by such termination shall become fully vested in their accounts. Chicopee Savings Bank reserves the right to make, from time to time, any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Chicopee Savings Bank may amend the plan as it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the plan requires that you would (if either the plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

Federal Income Tax Consequences

The following is only a brief summary of the material federal income tax aspects of the Plan. You should not rely on this survey as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Chicopee Savings Bank will administer the Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Chicopee Savings Bank

8

receives an adverse determination letter regarding its tax exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an Individual Retirement Account or to another qualified retirement plan, and Chicopee Savings Bank may be denied certain deductions taken with respect to the Plan.

Lump Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Chicopee Savings Bank. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by Chicopee Savings Bank which is included in the distribution.

Chicopee Bancorp, Inc. Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes Chicopee Bancorp, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to Chicopee Bancorp, Inc. common stock, that is, the excess of the value of Chicopee Bancorp, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Chicopee Bancorp, Inc. common stock for purposes of computing gain or loss on its subsequent sale equals the value of Chicopee Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Chicopee Bancorp, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of how long the Chicopee Bancorp, Inc. common stock, is held, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of Chicopee Bancorp, Inc. common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of Chicopee Bancorp, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of Chicopee Bancorp, Inc. common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term or long-term capital gain, depending upon the length of the holding period of Chicopee Bancorp, Inc. common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by the regulations to be issued by the IRS.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified retirement plan or to an individual retirement account.

We have provided you with a brief description of the material federal income tax aspects of the Plan which are of general application under the Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Plan.

Restrictions on Resale

Any person receiving a distribution of shares of common stock under the Plan who is an “affiliate” of Chicopee Bancorp, Inc. under Rules 144 and 405 under the Securities Act of 1933, as amended, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933, as amended. Directors, officers and substantial shareholders of Chicopee Bancorp, Inc. are generally considered “affiliates.” Any person who may be an “affiliate” of Chicopee Savings Bank may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Chicopee Bancorp, Inc. common stock acquired under the Plan, or other sales of Chicopee Bancorp, Inc. common stock.

9

Persons who are not deemed to be “affiliates” of Chicopee Bancorp, Inc. at the time of resale will be free to resell any shares of Chicopee Bancorp, Inc. common stock distributed to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An “affiliate” of Chicopee Bancorp, Inc. is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with Chicopee Bancorp, Inc. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an “affiliate” of that corporation. A person who may be deemed an “affiliate” of Chicopee Bancorp, Inc. at the time of a proposed resale will be permitted to make public resales of the common stock only under a “reoffer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act of 1933, as amended, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell under Rule 144 in any three-month period may not exceed the greater of one percent of Chicopee Bancorp, Inc. common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Such sales may be made only through brokers without solicitation and only at a time when Chicopee Bancorp, Inc. is current in filing the reports required of it under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as Chicopee Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership involving allocation or reallocation of assets held in your Plan account must be reported periodically, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Chicopee Bancorp, Inc. of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

The SEC has adopted rules that exempt many transactions involving the Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or any person beneficially owning more than ten percent of the common stock.

Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the Plan for six months following the distribution date.

LEGAL OPINION

The validity of the issuance of the common stock will be passed upon by Muldoon Murphy & Aguggia LLP, Washington, D.C. Muldoon Murphy & Aguggia LLP, acted as special counsel for Chicopee Savings Bank in connection with its conversion.

10

Chicopee Savings Bank

401(k) Plan

Contribution and Investment Form

Name of Plan Participant:

Social	Security Number:

1. Instructions. In connection with the proposed mutual to stock conversion of Chicopee Savings Bank, participants in the Chicopee Savings Bank 401(k) Plan may direct their account balances as of                     , 2006, into a new fund: the Chicopee Bancorp, Inc. Stock Fund (“Employer Stock Fund”). The percentage of a Participant’s account transferred at the direction of the Participant into the Employer Stock Fund will be used to purchase shares of common stock of Chicopee Bancorp, Inc. (the “Common Stock”).

To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department by                     , 2006. Human Resources will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Maria Aigner in the Human Resources Department. If you do not complete and return this form to Maria Aigner in the Human Resources Department by          p.m.,                         , 2006, the funds credited to your accounts under the 401(k) Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(k) Plan if no investment direction has been provided.

2. Investment Directions. I hereby authorize the Plan Administrator to direct the Trustee to invest       % of my account balance in the 401(k) Plan into the Employer Stock Fund. I understand that the trustee will deduct proportionally from all my investments in the 401(k) Plan in order to accommodate my request. I understand my election is irrevocable.

3. Acknowledgment of Participant. I understand that this Contribution and Investment Form shall be subject to all of the terms and conditions of the 401(k) Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement. I understand that by signing this Contribution and Investment Form, I am not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

Signature of Participant	Date

Acknowledgment of Receipt by Human Resources. This Contribution and Investment Form was received by the Human Resources Department and will become effective on the date noted below.

By:	Date

The participation interests represented by common stock offered hereby are not deposit accounts and are not insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or any other government agency and are not guaranteed by the Company or Bank. The common stock is subject to investment risk, including the possible loss of the principal invested.

11

PROSPECTUS

[LOGO]

Chicopee Bancorp, Inc.

(Proposed Holding Company for Chicopee Savings Bank)

Up to 7,453,704 Shares of Common Stock

This prospectus describes the initial public offering of shares of common stock of Chicopee Bancorp, Inc., a company recently formed in connection with the conversion of Chicopee Savings Bank from the mutual to the stock form of organization. As part of the conversion, we intend to contribute to the Chicopee Savings Bank Charitable Foundation a number of shares equal to 8.0% of the shares sold in the offering. We intend to have our common stock quoted on the Nasdaq National Market under the symbol “CBNK”.

If you are or were a depositor of Chicopee Savings Bank:

•	You may have priority rights to purchase shares of common stock.

If you are a participant in the Chicopee Savings Bank 401(k) Profit Sharing Plan:

•	You may direct that all or part of your current account balances in this plan be invested in shares of common stock.

•	You will be receiving separately a supplement to this prospectus that describes your rights under this plan.

If you fit neither of the categories above, but are interested in purchasing shares of our common stock:

•	You may have an opportunity to purchase shares of common stock after priority orders are filled.

We are offering up to 7,453,704 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 5,509,260 shares to complete the offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, the independent appraiser determines our market value has increased, we may sell up to 8,571,760 shares without giving you further notice or the opportunity to change or cancel your order. The offering is expected to terminate at 11:00 a.m., Eastern time, on [Expiration Date]. We may extend this termination date without notice to you until [Extension Date #1]. The Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation may allow for further extensions, together which may not extend beyond October 27, 2007.

Ryan Beck & Co., Inc. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares offered for sale are offered at a price of $10.00 per share.

The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [Extension Date #1]. If the offering is extended beyond [Extension Date #1], subscribers will have the right to increase, decrease, cancel or maintain their purchase orders. Funds received before completion of the offering will be held in an escrow account at Chicopee Savings Bank or, at our discretion, at another insured financial institution, and will earn interest at our passbook savings rate. If we terminate the offering, we will promptly return your funds with interest at our passbook savings rate.

We expect our trustees and executive officers, together with their associates, to subscribe for 215,800 shares, which equals 2.9% of the shares offered for sale at the maximum of the offering range.

This investment involves a degree of risk, including the possible loss of principal.

Please read “ Risk Factors” beginning on page     .

OFFERING SUMMARY

Price Per Share: $10.00

	Minimum	Maximum	15% Above Maximum
Number of shares	5,509,260	7,453,704	8,571,760
Gross offering proceeds	$55,092,600	$74,537,040	$85,717,600
Estimated offering expenses (excluding selling agent fees and expenses)	$1,030,000	$1,030,000	$1,030,000
Estimated selling agent fees and expenses (1)	$481,646	$659,290	$761,436
Estimated net proceeds	$53,580,954	$72,847,750	$83,926,164
Estimated net proceeds per share	$9.73	$9.77	$9.79

(1)	See “The Conversion—Plan of Distribution and Marketing Arrangements” for a discussion of Ryan Beck & Co., Inc.’s compensation for this offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Massachusetts Commissioner of Banks nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For assistance, please contact the Stock Information Center at (413)             -            .

Ryan Beck & Co., Inc.

The date of this prospectus is                     , 2006

[map of Massachusetts showing office locations of Chicopee Savings Bank appears here]

Summary

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the conversion more fully, you should read this entire document carefully. For assistance, please contact our Stock Information Center at (413)                         .

The Companies

Chicopee Bancorp, Inc. 70 Center Street Chicopee, Massachusetts 01013 (413) 594-6692	This offering is made by Chicopee Bancorp, Inc. Chicopee Bancorp is a new Massachusetts chartered corporation we recently formed to be the stock holding company for Chicopee Savings Bank. Chicopee Bancorp has not engaged in any business to date. After the conversion, Chicopee Bancorp will own all of Chicopee Savings Bank’s capital stock and will direct, plan and coordinate Chicopee Savings Bank’s business activities. In the future, Chicopee Bancorp might also acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

Chicopee Savings Bank 70 Center Street Chicopee, Massachusetts 01013 (413) 594-6692	Chicopee Savings Bank is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area. Chicopee Savings Bank is subject to extensive regulation, examination and supervision by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. We attract deposits from the general public and use such funds to originate primarily one- to four-family residential real estate loans, commercial real estate loans and commercial loans. To a lesser extent, we originate multi-family loans, construction loans and consumer loans. At December 31, 2005, we operated out of our main office and six offices in Chicopee, West Springfield and Ludlow, Massachusetts. At December 31, 2005, we had total assets of $391.3 million, deposits of $295.0 million and total surplus of $43.4 million.

Our Operating Strategy (page )	Our mission is to operate and grow a profitable community-oriented and independent financial institution serving primarily retail customers and small businesses in our market area. After the conversion, we plan to continue our strategy of:

• expanding our branch network and market area and upgrading our existing branches;

• continuing to increase our commercial relationships in our expanding market area;

• increasing our deposit market share in our expanding market area;

• continuing to increase our sale of non-deposit investment products;

• improving operating efficiency; and

• applying disciplined underwriting practices to maintain the high quality of our loan portfolio.

The Conversion

Description of the Conversion (page )	Currently, we are a Massachusetts chartered mutual savings bank with no stockholders. Our board of corporators currently has the right to vote on certain matters such as the election of directors and this conversion.

The mutual-to-stock conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the mutual form of organization to the public stock holding company form of organization. In the public stock holding company structure, Chicopee Savings Bank will become a Massachusetts chartered stock savings bank and all of its stock will be owned by Chicopee Bancorp. In addition, all of Chicopee Bancorp’s stock will be owned by the public, including our employee stock ownership plan, and by Chicopee Savings Bank Charitable Foundation.

After the conversion, our ownership structure will be as follows:

Our normal business operations will continue without interruption during the conversion. The same trustees who adopted the plan of conversion and who continue to be trustees of Chicopee Savings Bank at the time of the conversion will serve Chicopee Bancorp and Chicopee Savings Bank as directors after the conversion. The initial officers of Chicopee Bancorp and Chicopee Savings Bank will be persons who are currently officers of Chicopee Savings Bank.

The Offering

Purchase Price	The purchase price is $10.00 per share.

Number of Shares to be Sold	We are offering for sale between 5,509,260 and 7,453,704 shares of Chicopee Bancorp common stock in this conversion. With regulatory approval, we may increase the number of shares to be sold to 8,571,760 shares without giving you further notice or the opportunity to change or cancel your order. The Massachusetts Commissioner of Banks and Federal Deposit Insurance Corporation will consider the level of subscriptions, the views of our independent appraiser, our financial condition and results of operations and changes in market conditions in connection with a request to increase the offering size.

How We Determined the Offering Range (page )	We decided to offer between 5,509,260 and 7,453,704 shares, which is our offering range, based on an independent appraisal of our pro forma market value prepared by RP Financial, LC., an appraisal firm experienced in appraisals of financial institutions. RP Financial will receive fees totaling $50,000 for its appraisal services, plus $5,000 for each appraisal valuation update, and reimbursement of out-of-pocket expenses. RP Financial estimates that as of February 17, 2006, our offering range was between $55.1 million and $74.5 million, with a midpoint of $64.8 million, and that our pro forma market value was between $59.5 million and $80.5 million, with a midpoint of $70.0 million, inclusive of shares issued to the charitable foundation.

In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also considered the following factors, among others:

• our historical, present and projected operating results and financial condition and the economic and demographic characteristics of our market areas;

• a comparative evaluation of the operating and financial statistics of Chicopee Savings Bank with those of other similarly-situated publicly traded bank and thrift holding companies;

• the effect of the capital raised in this offering on our net worth and earnings potential;

• the trading market for securities of comparable institutions and general conditions in the market for such securities; and

• our intention to make a contribution to the Chicopee Savings Bank Charitable Foundation of a number of shares of Chicopee Bancorp’s common stock equal to 8.0% of the shares sold in the offering.

The following table shows the number of shares that will be sold in the offering and contributed to the charitable foundation, based on the estimated valuation range and the $10.00 per share purchase price.

	At Minimum of Offering Range	At Maximum of Offering Range	Percent of Shares Outstanding
Shares sold in the offering	5,509,260	7,453,704	92.6%
Shares contributed to the charitable foundation	440,740	596,296	7.4

Total	5,950,000	8,050,000	100.0%

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and the ratio of the offering price to the issuer’s annual net income. RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. RP Financial’s appraisal also incorporates an analysis of a peer group of publicly traded holding companies that RP Financial considered as comparable to us.

The following table presents a summary of selected pricing ratios for the peer group companies and the pricing ratios for us, utilized by RP Financial in its appraisal. Our ratios are based on net income for the twelve months ended December 31, 2005 and book value as of December 31, 2005.

	Pro Forma Price-to-Earnings Multiple		Pro Forma Price-to-Book Value Ratio
Chicopee Bancorp:
Minimum	30.30	x	64.94%
Maximum	38.46		73.86
Peer group companies as of February 17, 2006:
Average	16.42	x	144.66%
Median	14.15		140.27

Compared to the average pricing ratios of the peer group, at the maximum of the offering range, our stock would be priced at a premium of 134.2% to the peer group on a price-to-earnings basis and a discount of 48.9% to the peer group on a price-to-book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings per share basis and less expensive than the peer group on a book value per share basis.

The independent appraisal does not indicate market value. You should not assume or expect that the valuation described above means that our common stock will trade at or above the $10.00 purchase price after the conversion.

Possible Change in Offering Range (page )	RP Financial will update its appraisal before we complete the stock offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 8,571,760 shares without further notice to you. If the pro forma offering range at the time the appraisal is updated is either below $55.1 or above $85.7, then, after consulting with the Massachusetts Commissioner of Banks and Federal Deposit Insurance Corporation, we may either: terminate the stock offering and promptly return all funds; set a new offering range and give all subscribers the opportunity to increase, decrease, cancel or maintain their purchase orders for shares of Chicopee Bancorp common stock; or take such other actions as may be permitted by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Securities and Exchange Commission. If we set a new offering range and we do not receive an affirmative response from an investor within a designated resolicitation period, we will return all funds promptly to the investor with interest at our passbook savings rate and cancel any deposit withdrawal authorizations.

After-Market Performance of Mutual- to-Stock Conversions	The following table provides information regarding the after-market performance of the mutual-to-stock conversions completed from January 1, 2004 through December 31, 2005.

		Appreciation From Initial Offering Price
Issuer (Market/Symbol)	Date of IPO	After 1 Day	After 1 Week	After 4 Weeks	Through __/__/06
Legacy Bancorp, Inc. (Nasdaq: LEGC)	10/26/05	30.3%	34.0%	33.5%
BankFinancial Corp. (Nasdaq: BFIN)	06/24/05	36.0	34.0	36.0
Benjamin Franklin Bancorp, Inc. (Nasdaq: BFBC)	04/05/05	0.6	3.9	2.1
OC Financial Inc. (OTCBB: OCFL)	04/01/05	20.0	8.0	10.0
Royal Financial Inc. (OTCBB: RYFL)	01/21/05	16.0	26.0	25.4
Third Century Bancorp (OTCBB: TDCB)	06/30/04	13.2	10.5	12.5
SE Financial Corp. (OTCBB: SEFL)	05/06/04	(0.5)	(1.5)	(6.0)
NewAlliance Bancshares Inc. (NYSE: NAL)	04/02/04	51.7	43.2	36.5
Average - all transactions		20.9	19.8	18.8	N/M
Median - all transactions		18.0	18.3	19.0	N/M
__________ N/M - not meaningful

This table is not intended to be indicative of how our stock may perform. Furthermore, this table presents only short-term price performance with respect to companies that only recently completed their initial public offerings and may not be indicative of the longer- term stock price performance of these companies.

Stock price appreciation is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to Chicopee Bancorp, the pricing ratios for their stock offerings may be different from the pricing ratios for Chicopee Bancorp common stock and the market conditions in which these offerings were completed may be different from current market conditions. In addition, some companies listed in the table above acquired one or more institutions in connection with the mutual-to-stock conversion. Any or all of these differences may cause our stock to perform differently from these other offerings. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, “Risk Factors.”

You should be aware that, in certain market conditions, stock prices of initial public offerings by thrift institutions have decreased. For example, as the above table illustrates, the stock of _____ companies traded at or below their initial offering price at various times through ________, 2005. We can give you no assurance that our stock will not trade below the $ 10.00 purchase price or that our stock will perform similarly to other recent mutual-to-stock conversion offerings.

As part of its appraisal of our pro forma market value, RP Financial considered the after-market performance of mutual-to-stock conversions completed in the three months prior to February 17, 2006, which is the date of its appraisal report. RP Financial considered information regarding the new issue market for converting thrifts as part of its consideration of the market for thrift stocks.

Possible Termination of the Offering	We must sell a minimum of 5,509,260 shares to complete the offering. If we terminate the offering, we will promptly return all funds with interest at our passbook savings rate.

Conditions to Completing the Conversion	We are conducting the conversion under the terms of our plan of conversion. We cannot complete the conversion and related offering unless:

• we sell at least the minimum number of shares offered; and

• we receive the final approval of the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Federal Reserve Board.

Reasons for the Conversion (page )	Our primary reasons for the conversion and related stock offering are to:

• support future lending and operational growth;

• support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets;

• increase our philanthropic endeavors to the communities we serve through the formation and funding of Chicopee Savings Bank Charitable Foundation.

• provide our customers and local community members with an opportunity to acquire our stock;

• enhance our ability to attract and retain qualified directors, management and employees through stock-based compensation plans; and

• increase the capital of Chicopee Savings Bank.

As a stock holding company, Chicopee Bancorp will have greater flexibility than Chicopee Savings Bank now has in structuring mergers and acquisitions, including the consideration paid in a transaction. Our current mutual savings bank structure, by its nature, limits any ability to offer any common stock as consideration in a merger or acquisition. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two. We currently do not have any agreement or understanding as to any specific acquisition.

We Will Form the Chicopee Savings Bank Charitable Foundation (page )	To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation, named the Chicopee Savings Bank Charitable Foundation, as part of the conversion. The charitable foundation will be funded with a number of shares of Chicopee Bancorp common stock equal to 8.0% of the shares of common stock sold in the offering. At the midpoint of the offering range, we will contribute 518,518 shares of Chicopee Bancorp common stock. At the midpoint of the offering range, our contribution to the charitable foundation would reduce net earnings by $3.1 million, after tax, in the year in which the charitable foundation is established, which is expected to be fiscal 2006. Chicopee Savings Bank Charitable Foundation will make grants and donations to non- profit and community groups and projects located within the communities in which Chicopee Savings Bank maintains its headquarters or a branch office. The amount of common stock that we would offer for sale would be greater if the conversion were to be completed without the formation of Chicopee Savings Bank Charitable Foundation. For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the offering and on the shares issued to stockholders of Chicopee Bancorp, see “Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation.”

Benefits of the Conversion to Management (page )	We intend to adopt the following benefit plans and employment agreements:

•      Employee Stock Ownership Plan. We intend to establish an employee stock ownership plan that will provide retirement benefits to our employees. The plan is expected to purchase in the offering 8.0% of the shares sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation. Payment will be made with the proceeds of a loan from Chicopee Bancorp or a subsidiary capitalized by Chicopee Bancorp. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of participants based on a participant’s compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

•      Equity Incentive Plan. We intend to implement an equity-based incentive plan no earlier than six months after the conversion. If the plan is implemented within one year after the conversion, the plan must be approved by a majority of the total votes eligible to be cast and if the plan is implemented more than one year after the conversion, the plan must be approved by a majority of the total votes cast. Under this plan, we may award stock options and shares of restricted stock to employees and directors. Shares of restricted stock will be awarded at no cost to the recipient. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. Under this plan, if implemented within one year after the conversion, we may grant stock options in an amount equal to 10.0% of the number of shares sold in the offering and contributed to the charitable foundation and restricted stock awards in an amount equal to 4.0% of the shares sold in the offering and contributed to the charitable foundation. These limitations will not apply if the plan is implemented more than one year after the conversion.

The following table presents the total value of all shares to be available for restricted stock awards under the equity incentive plan, based on a range of market prices from $8.00 per share to $14.00 per share. Ultimately, the value of the grants will depend on the actual trading price of our common stock, which depends on numerous factors.

	Value of
Share Price	238,000 Shares Awarded at Minimum of Range	280,000 Shares Awarded at Midpoint of Range	322,000 Shares Awarded at Maximum of Range	370,300 Shares Awarded at 15% Above Maximum of Range
	(In thousands)
$8.00	$1,904	$2,240	$2,576	$2,962
10.00	2,380	2,800	3,220	3,703
12.00	2,856	3,360	3,864	4,444
14.00	3,332	3,920	4,508	5,184

The following table presents the total value of all stock options available for grant under the equity incentive plan, based on a range of market prices from $8.00 per share to $14.00 per share. For purposes of this table, the value of the stock options was determined using the Black-Scholes option pricing formula. See “Pro Forma Data.” Ultimately, financial gains can be realized on a stock option only if the market price of the common stock increases above the price at which the option is granted.

		Value of
Exercise Price	Option Value	595,000 Options Granted at Minimum of Range	700,000 Options Granted at Midpoint of Range	805,000 Options Granted at Maximum of Range	925,750 Options Granted at 15% Above Maximum of Range
		(In thousands)
$8.00	$2.99	$1,780	$2,094	$2,409	$2,770
10.00	3.74	2,225	2,618	3,011	3,462
12.00	4.49	2,670	3,142	3,613	4,155
14.00	5.24	3,115	3,665	4,215	4,847

•      Employment and Change in Control Agreements. Chicopee Bancorp intends to enter into three-year employment agreements with William J. Wagner, our President and Chief Executive Officer and W. Guy Ormsby, our Executive Vice President and Treasurer. Chicopee Bancorp also intends to enter into two-year change in control agreements with several senior officers. These agreements will provide for severance benefits if the executives are terminated following a change in control of Chicopee Bancorp. Based solely on cash compensation earned for the year ended December 31, 2005 and excluding any benefits that would be payable under any employee benefit plan, if a change in control of Chicopee Bancorp and Chicopee Savings Bank occurred, and we terminated these officers, the total payments due under the employment agreements and change in control agreements would equal approximately $3.0 million.

•      Supplemental Executive Retirement Plan. This plan will provide benefits to eligible employees if their retirement benefits under the employee stock ownership plan and the 401(k) plan are reduced because of federal tax law limitations. The plan will also provide benefits to eligible employees following a change in control before the complete allocation of shares under the employee stock ownership plan.

•      Employee Severance Compensation Plan. This plan will provide severance benefits to eligible employees if there is a change in control. Based solely on compensation levels and years of service at December 31, 2005, if a change in control of Chicopee Bancorp and Chicopee Savings Bank occurred, and we terminated all employees covered by the severance compensation plan, the total payment due under the plan would equal approximately $_______.

The following table summarizes the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the equity incentive plan.

	Number of Shares to be Granted or Purchased			Dilution Resulting if We Issue New Shares for Stock Benefit Plans	Value of Grants (1)
	At Minimum of Range	At Maximum of Range	As a % of Common Stock Issued in the Conversion		At Minimum of Range	At Maximum of Range
					(Dollars in thousands)
Employee stock ownership plan	476,000	644,000	8.0%	7.4%	$4,760	$6,440
Restricted stock awards	238,000	322,000	4.0	3.8	2,380	3,220
Stock options	595,000	805,000	10.0	9.1	2,225	3,011

Total	1,309,000	1,771,000	22.0%	18.0	$9,365	$12,671

(1)	Assumes the value of Chicopee Bancorp’s common stock is $10.00 per share for purposes of determining the total estimated value of the employee stock ownership plan and restricted stock award grants. Assumes the value of a stock option is $3.74, which was determined using the Black-Scholes option-pricing formula. See “Pro Forma Data.”

Tax Consequences (page )	As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or persons who receive or exercise subscription rights. Our special counsel, Muldoon Murphy & Aguggia LLP, has issued a federal tax opinion providing that no gain or loss will be recognized by Chicopee Savings Bank or Chicopee Bancorp as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. This opinion of counsel, however, is not binding on the Internal Revenue Service.

Persons Who Can Order Stock in the Offering (page )	We have granted rights to subscribe for shares of our common stock in a “subscription offering” in the following descending order of priority:

Note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

1.      Depositors who had accounts at Chicopee Savings Bank with aggregate balances of at least $50 as of the close of business on October 8, 2004.

2.      Depositors who had accounts at Chicopee Savings Bank with aggregate balances of at least $50 as of the close of business on March 31, 2006.

3.      Our employee stock ownership plan.

4. Our employees, officers, trustees and corporators who do not have a higher priority right.

Remaining shares may be offered for sale to the general public in a “direct community offering” that can begin concurrently with, during or immediately following the subscription offering. Orders received in the direct community offering will be subordinate to subscription offering orders. Natural persons who are residents of Hampden County, Massachusetts will have first preference to purchase shares in the direct community offering. Shares of common stock not purchased in the subscription offering or the direct community offering may be offered for sale through a “syndicated community offering” managed by Ryan Beck & Co., Inc. We have the right to accept or reject, in our sole discretion, orders we receive in the direct community offering and syndicated community offering.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or partially fill your order. Shares will be allocated pursuant to the plan of conversion. If we increase the number of shares to be sold above 7,453,704, our employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. See “The Conversion—Subscription Offering and Subscription Rights” for a detailed description of the allocation procedure.

Subscription Rights Are Not Transferable	You are not allowed to transfer your subscription rights and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person to sell or transfer subscription rights or the shares that you purchase. We will not accept any stock orders that we believe involve the transfer of subscription rights. Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

How to Purchase Common Stock (page )	In the subscription offering and the community offering, you may pay for your shares only by:

(1) personal check, bank check or money order made payable directly to Chicopee Bancorp, Inc. (third-party checks of any type will not be accepted); or

(2) authorizing us to withdraw money from your Chicopee Savings Bank deposit account(s) other than checking accounts. To use accounts with check writing privileges, please submit a check.

Chicopee Savings Bank is not permitted to lend funds (including funds drawn on a Chicopee Savings Bank line of credit) to anyone for the purpose of purchasing shares of common stock in the offering. Payment may not be made by cash or by wire transfer.

Checks and money orders will be immediately cashed, so the funds must be available within the account when your stock order form is received by us. The funds will be deposited by us into a Chicopee Savings Bank segregated escrow account, or, at our discretion, at another financial institution. We will pay interest at Chicopee Savings Bank’s passbook savings rate from the date those funds are received until completion or termination of the offering. Withdrawals from certificates of deposit at Chicopee Savings Bank for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Chicopee Savings Bank must be available within the deposit accounts at the time the stock order form is received. A hold will be placed on the amount of funds designated on your stock order form. Those funds will be unavailable to you during the offering; however, the funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable contractual deposit account rate until the completion of the offering.

You may submit your order form in one of three ways: by mail, using the reply envelope provided, by overnight courier to the address indicated on the order form or by taking the stock order form and payment to our Stock Information Center, located at our lending center, 229 Exchange Street, Chicopee, Massachusetts. Stock order forms may not be hand-delivered to our main or branch banking offices. These locations will not have stock offering materials on hand. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond [Extension Date #1]. We are not required to accept copies or facsimilies of order forms.

Using IRA Funds to Purchase Shares in the Offering (page )	You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA, provided that such IRAs are not maintained at Chicopee Savings Bank. If you wish to use some or all of the funds in your Chicopee Savings Bank IRA, the applicable funds must first be transferred to a self-directed account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Our Stock Information Center can give you guidance in this regard. Because processing of this type of order takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [Expiration Date] offering deadline. Whether you may use retirement funds for the purchase of shares in the stock offering will depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Purchase Limitations (page )	The minimum number of shares of common stock that may be purchased is 25.

No person, or persons exercising subscription rights through a single qualifying deposit account held jointly, may purchase more than 20,000 shares of common stock ($200,000) in the offering. If any of the following persons purchase stock, their purchases, when combined with your purchases, cannot exceed the overall purchase limit of 50,000 shares of common stock in the aggregate ($500,000):

• Your spouse, or any relative of you or your spouse, who either lives in your home or is a director, trustee or officer of Chicopee Savings Bank or Chicopee Bancorp;

• Companies or other entities in which you are a director, officer or partner, or have a 10.0% or greater beneficial ownership interest;

• Trusts or other estates in which you have a substantial beneficial interest or as to which you serve as a trustee or in another fiduciary capacity; or

• Other persons who may be acting together with you as associates or persons acting in concert.

Unless we determine otherwise, persons living at the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to this overall purchase limitation. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert.

Subject to regulatory approval, we may increase or decrease the purchase limitations at any time. Our tax-qualified employee benefit plans, including our employee stock ownership plan, are authorized to purchase up to 10.0% of the shares issued in the conversion (including shares sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation) without regard to these purchase limitations.

Deadline for Ordering Stock (page )	If you wish to purchase shares, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received by us (not postmarked) no later than 11:00 a.m., Eastern time, on [Expiration Date]. We may extend this deadline without notice to you until [Extension Date #1]. If the offering is extended beyond [Extension Date #1], subscribers will have the right to increase, decrease, cancel or maintain their purchase orders. Unless we receive an affirmative response from an investor during a designated resolicitation period, we will cancel the stock order, promptly return subscription funds with interest at our passbook saving rate and cancel any deposit account withdrawal authorizations. The Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation may allow for further extensions, together which may not extend beyond October 27, 2007.

How We Will Use the Proceeds of this Offering (page )	The following table summarizes how the proceeds of this offering will be used, based on the sale of shares at the minimum and maximum of the offering range.

	At Minimum of Range	At Maximum of Range
	(In thousands)
Offering proceeds	$55,093	$74,537
Less: offering expenses	1,512	1,689

Net offering proceeds	53,581	72,848
Less:
Proceeds contributed to Chicopee Savings Bank.	26,791	36,424
Proceeds used for loan to employee stock ownership plan	4,760	6,440

Proceeds remaining for Chicopee Bancorp.	$22,031	$29,984

Chicopee Bancorp may use the portion of the proceeds that it retains to, among other things, invest in securities, pay dividends to stockholders, repurchase shares of its common stock (subject to regulatory restrictions), finance the possible acquisition of financial institutions or other businesses that are related to banking or for general corporate purposes. Chicopee Savings Bank may use the portion of the proceeds that it receives to fund new loans, open new branches, invest in securities and expand its business activities.

Purchases by Trustees and Executive Officers (page )	We expect that our trustees and executive officers, together with their associates, will subscribe for 215,800 shares, which equals 2.9% of the shares offered for sale at the maximum of the offering range. Trustees and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering. Purchases by our trustees and executive officers will count towards the minimum number of shares we must sell to close the offering.

Market for Chicopee Bancorp Common Stock (page )	We intend to have our common stock quoted on the Nasdaq National Market under the symbol “CBNK”. Ryan Beck & Co., Inc. currently intends to become a market maker in the common stock, but is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for our common stock will develop or, if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares.

Chicopee Bancorp’s Dividend Policy (page )	We have not yet determined whether we will pay a dividend on the common stock. After the conversion, we will consider a policy of paying regular cash dividends. Our ability to pay dividends will depend on a number of factors, including capital requirements, regulatory limitations and our operating results and financial condition.

Delivery of Prospectus	To ensure that each person receives a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days prior to such date or hand-deliver prospectuses later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than U.S. mail.

We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 11:00 a.m., Eastern time, on [Expiration Date], whether or not we have been able to locate each person entitled to subscription rights.

Stock Information Center	The employees of Chicopee Savings Bank’s branch offices may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the stock offering, you may call our Stock Information Center at (413) ____-_____, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. You may also visit our Stock Information Center, which is located at our lending center, 229 Exchange Street, Chicopee, Massachusetts. The Stock Information Center will be closed on weekends and bank holidays. Our main and branch banking offices will not have offering materials and cannot accept completed order forms.

Risk Factors

You should consider carefully the following risk factors before purchasing Chicopee Bancorp common stock.

Risks Related to Our Business

Our increased emphasis on commercial and construction lending may expose us to increased lending risks.

At December 31, 2005, our loan portfolio consisted of $110.2 million, or 34.7%, of commercial real estate loans, $38.6 million, or 12.2%, of commercial business loans and $17.8 million, or 5.6%, of construction loans. We have grown these loan portfolios in recent years and intend to continue to emphasize these types of lending. These types of loans generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the property, the income stream of the borrowers and, for construction loans, the accuracy of the estimate of the property’s value at completion of construction and the estimated cost of construction. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Commercial business loans expose us to additional risks since they typically are made on the basis of the borrower’s ability to make repayments from the cash flow of the borrower’s business and are secured by non-real estate collateral that may depreciate over time. In addition, since such loans generally entail greater risk than one- to four-family residential mortgage loans, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable incurred credit losses associated with the growth of such loans. Also, many of our commercial and construction borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Finally, as a result of this offering, we expect our regulatory loans-to-one borrower limit will increase. Although we do not expect to increase our internal loans-to-one borrower limit up to the regulatory maximum immediately after the offering, the increased limits may expose us to greater risk of loss.

The building of market share through our branching strategy could cause our expenses to increase faster than revenues.

We intend to continue to build market share in Hampden County, Massachusetts through our branching strategy. We currently anticipate that we will establish four additional branches by the end of 2009, if market conditions are favorable. There are considerable costs involved in opening branches and new branches generally require a period of time to generate the necessary revenues to offset their costs, especially in areas in which we do not have an established presence. Accordingly, any new branch can be expected to negatively impact our earnings for some period of time until the branch reaches certain economies of scale. Our expenses could be further increased if we encounter delays in the opening of any of our new branches. Finally, we have no assurance our new branches will be successful even after they have been established.

Certain interest rate movements may hurt our earnings and asset value.

Interest rates have recently been at historically low levels. However, since June 30, 2004, the U.S. Federal Reserve has increased its target for the federal funds rate 14 times, from 1.0% to 4.5%. While these short-term market interest rates (which we use as a guide to price our deposits) have increased, longer-term market interest rates (which we use as a guide to price our longer-term loans) have not. While on a year-to-year comparative basis our interest rate spread has only decreased slightly and our net interest margin has increased slightly, this “flattening” of the market yield curve has compressed our interest rate spread and net interest margin, and, if short-term interest rates continue to rise, and if rates on our deposits and borrowings continue to reprice upwards faster than the rates on our long-term loans and investments, we would experience further compression of our interest rate spread and net interest margin, which would have a negative effect on our profitability.

Changes in interest rates also affect the value of our interest-earning assets, and in particular our securities portfolio. Generally, the value of fixed-rate securities fluctuates inversely with changes in interest rates. Unrealized gains and losses on securities available for sale are reported as a separate component of equity, net of tax. Decreases in the fair value of securities available for sale resulting from increases in interest rates could have an adverse effect on stockholders’ equity. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Risk Management—Interest Rate Risk Management.”

Strong competition within our market area could hurt our profits and slow growth.

We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and attract deposits. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. As of June 30, 2005, we held 4.1% of the deposits in Hampden County, which was the 10th largest market share of deposits out of the 18 financial institutions in the county. This data does not include deposits held by one of our primary competitors, credit unions, which, as tax-exempt organizations, are able to offer higher rates on retail deposits than banks. There are 18 credit unions headquartered in Hampden County, some of the larger of which are headquartered in Chicopee, Massachusetts. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area. For more information about our market area and the competition we face, see “Our Business—Market Area” and “Our Business—Competition.”

A downturn in the local economy or a decline in real estate values could hurt our profits.

Nearly all of our real estate loans are secured by real estate in Hampden County. As a result of this concentration, a downturn in the local economy could cause significant increases in non-performing loans, which would hurt our profits. Additionally, a decrease in asset quality could require additions to our allowance for loan losses through increased provisions for loan losses, which would hurt our profits. A decline in real estate values could cause some of our mortgage loans to become inadequately collateralized, which would expose us to a greater risk of loss. In addition, because we have a significant amount of commercial real estate loans, decreases in tenant occupancy may also have a negative effect on the ability of many of our borrowers to make timely repayments on their loans, which would have an adverse impact on our earnings. For a discussion of our market area, see “Our Business—Market Area.”

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

Chicopee Savings Bank is subject to extensive regulation, supervision and examination by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. Chicopee Bancorp will be subject to regulation and supervision by the Federal Reserve Board. Such regulation and supervision govern the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and for the depositors and borrowers of Chicopee Savings Bank. The regulation and supervision by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Federal Reserve Board are not intended to protect the interests of investors in Chicopee Bancorp common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Risks Related to this Offering

Additional expenses following the offering from operating as a public company and from new stock-based benefit plans will adversely affect our profitability.

Following the offering, our noninterest expenses are likely to increase as a result of the financial accounting, legal and various other additional expenses usually associated with operating as a public company. We also will recognize additional annual salaries and employee benefits expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and would recognize expenses for restricted stock awards and stock options over the vesting period of awards made to recipients. These benefit expenses in the first year following the offering have been estimated to be approximately $1.1 million at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of these plans, see “Our Management—Benefit Plans.”

We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

As a result of the completion of this offering, we will become a public reporting company. The federal securities laws and the regulations of the Securities and Exchange Commission require that we file annual, quarterly and current reports and that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We expect that the obligations of being a public company, including substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. These obligations will increase our operating expenses and could divert our management’s attention from our operations. Compliance with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission will require us to certify the adequacy of our internal controls and procedures, which will require us to upgrade our accounting systems and, as a result, increase our operating costs.

Our low return on equity may negatively impact the value of our common stock.

Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. For the year ended December 31, 2005, our return on equity was 3.3%. Our peer group used in the valuation of Chicopee Bancorp had a median return on equity of 9.1% for the 12 months ended December 31, 2005, while all publicly traded fully converted thrifts had a median return on equity of 7.4% for the same period. Over time, we intend to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other publicly held stock holding companies. This goal could take a number of years to achieve, and we cannot assure you that it will be attained. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of this offering. The information in “Pro Forma Data” does not reflect the impact that the new expenses we expect to incur as a result of our expansion and operating as a public company will have on our return on equity.

We have broad discretion in allocating the proceeds of the offering. Our failure to utilize effectively such proceeds would reduce our profitability.

Chicopee Bancorp intends to contribute approximately 50% of the net proceeds of the offering to Chicopee Savings Bank. We may use the remaining net proceeds to pay dividends to stockholders, repurchase common stock, purchase securities, finance the acquisition of other financial institutions or other businesses that are related to banking, or for other general corporate purposes. We expect to use a portion of the net proceeds to fund, directly or indirectly through a subsidiary capitalized by Chicopee Bancorp, the purchase by our employee stock ownership plan of shares in the offering. Chicopee Savings Bank may use the proceeds it receives to fund new loans, purchase loans, purchase securities, establish or acquire new branches, acquire financial institutions or other businesses that are related to banking, or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt an equity incentive plan following the conversion. If stockholders approve the new equity incentive plan, we intend to issue shares to our officers and directors through this plan. If the restricted stock awards under the equity incentive plan are funded from authorized but unissued stock, your ownership interest could be diluted by up to approximately 3.8%, assuming awards of common stock equal to 4.0% of the shares sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation, are awarded under the plan. If the shares issued upon the exercise of stock options under the equity incentive plan are issued from authorized but unissued stock, your ownership interest could be diluted by up to approximately 9.1%, assuming stock option grants equal to 10.0% of the shares sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation are granted under the plan. See “Pro Forma Data” and “Our Management—Benefit Plans.”

Anti-takeover provisions could make takeover attempts more difficult to achieve, even if a majority of our shareholders favor such takeover attempts.

Provisions in Chicopee Bancorp’s articles of incorporation and bylaws, the corporate law of the Commonwealth of Massachusetts, Massachusetts banking law and federal regulations may make it difficult and expensive for companies or persons to pursue a takeover attempt that management opposes even if you would like to see the takeover attempt succeed and the potential acquiror was offering a premium over the then prevailing market price of Chicopee Bancorp common stock. These provisions will also make the removal of the current board of directors or management of Chicopee Bancorp, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of Chicopee Bancorp’s common stock; approval by at least 75% of the outstanding shares required to approve business combinations involving an interested shareholder; the election of directors to staggered terms of three years; and the absence of cumulative voting by shareholders in the election of directors. The bylaws of Chicopee Bancorp also contain provisions regarding the timing and content of shareholder proposals and nominations and qualification for service on the board of directors. For further information about these provisions, see “Restrictions on Acquisition of Chicopee Bancorp and Chicopee Savings Bank.”

Our stock price may decline when trading commences.

We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, can experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

There may be a limited market for our common stock, which may adversely affect our stock price.

Although we intend to have our stock quoted on the Nasdaq National Market, there is no guarantee that the shares will be actively traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and asked price for our common stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

Risks Related to the Formation of the Charitable Foundation

Our contribution to Chicopee Savings Bank Charitable Foundation will dilute a stockholder’s ownership interest in Chicopee Bancorp by 7.4%.

Purchasers of shares will have their ownership and voting interests diluted by 7.4% at the close of the conversion when Chicopee Bancorp issues an additional number of shares and contributes those shares to Chicopee Savings Bank Charitable Foundation. For a further discussion regarding the effect of the contribution to the charitable foundation, see “Pro Forma Data” and “Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation.”

Our contribution to Chicopee Savings Bank Charitable Foundation may not be tax deductible, which could hurt our profits.

We believe that our contribution to Chicopee Savings Bank Charitable Foundation, valued at $6.0 million, at the maximum of the offering, pre-tax, will be deductible for federal income tax purposes. However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully. In the event it is more likely than not that we will be unable to use the entire deduction, we will be required to establish a valuation allowance related to any deferred tax asset that has been recorded for this contribution.

Establishment of Chicopee Savings Bank Charitable Foundation will hurt our profits for fiscal year 2006.

Chicopee Bancorp intends to contribute a number of shares equal to 8.0% of the shares sold in the offering to Chicopee Savings Bank Charitable Foundation. This contribution will be an additional operating expense and will reduce net income during the fiscal year in which the foundation is established, which is expected to be the fiscal year ending December 31, 2006. Based on the pro forma assumptions, at the midpoint of the offering range, the contribution to Chicopee Savings Bank Charitable Foundation would reduce net earnings by $3.1 million, after tax, in fiscal 2006. See “Pro Forma Data.”

A Warning About Forward-Looking Statements

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets;

•	inability of key third-party providers to perform their obligations to Chicopee Savings Bank;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; and

•	our ability to successfully implement our branch expansion strategy.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Selected Consolidated Financial and Other Data

The summary financial information presented below is derived in part from our financial statements. The following is only a summary and you should read it in conjunction with the financial statements and notes beginning on page F-1. The information at December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003 is derived in part from the audited financial statements of Chicopee Savings Bank that appear elsewhere in this prospectus. The information at and for the years ended December 31, 2002 and 2001 is derived in part from audited financial statements of Chicopee Savings Bank that do not appear in this prospectus.

	At December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands)
Financial Condition Data:
Total assets	$391,349	$352,144	$341,369	$317,245	$289,615
Cash and cash equivalents	17,586	22,419	31,978	38,176	22,342
Securities available for sale	4,934	5,103	12,183	12,623	14,577
Securities held-to-maturity	29,472	22,102	21,185	9,156	12,237
Loans receivable, net	315,649	281,389	256,481	239,992	224,244
Deposits	295,023	280,769	282,602	266,385	248,502
Advances from Federal Home Loan Bank	29,417	18,793	13,162	7,454	—
Total equity	43,441	42,157	40,132	37,959	35,869

	For the Year Ended December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands)
Operating Data:
Interest and dividend income	$18,832	$16,508	$16,343	$17,458	$18,754
Interest expense	6,930	5,527	6,289	6,928	9,939
Net interest income	11,902	10,981	10,054	10,530	8,815
Provision for loan losses	120	120	120	120	80
Net interest income after provision for loan losses	11,782	10,861	9,934	10,410	8,735
Other income	1,492	2,359	1,764	1,768	1,471
Other expense	11,087	10,388	9,482	8,707	7,611
Income before income taxes	2,187	2,832	2,216	3,471	2,595
Provision for income taxes	771	931	705	1,014	781
Net income	1,416	1,902	1,511	2,456	1,813

	At or for the Year Ended December 31,
	2005	2004	2003	2002	2001
Performance Ratios:
Return on average assets	0.38%	0.55%	0.46%	0.83%	0.63%
Return on average equity	3.30	4.59	3.86	6.54	5.12
Interest rate spread (1)	3.17	3.18	2.98	3.59	2.95
Net interest margin (2)	3.45	3.41	3.25	3.80	3.25
Noninterest expense to average assets	2.99	2.99	2.86	2.94	2.64
Efficiency ratio (3)	82.78	77.87	80.23	70.80	73.99
Average interest-earning assets to average interest-bearing liabilities	113.98	113.42	113.01	108.38	108.33
Average equity to average assets	11.58	11.92	11.81	12.69	12.27
Year-end equity to assets	11.10	11.97	11.76	11.97	12.39
Capital Ratios:
Total capital to risk-weighted assets	13.83%	14.90%	15.56%	18.62%	19.52%
Tier 1 capital to risk-weighted assets	13.03	14.01	14.66	17.53	18.36
Tier 1 capital to average assets	11.27	11.81	12.09	12.27	12.49
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.82%	0.89%	0.94%	0.97%	1.01%
Allowance for loan losses as a percent of nonperforming loans	353.94	382.93	861.65	753.05	894.12
Net charge-offs (recoveries) to average outstanding loans during the period	0.01	0.00	0.02	0.02	(0.04)
Nonperforming loans as a percent of total loans	0.23	0.23	0.11	0.13	0.11
Other Data:
Number of offices	7	6	6	6	5

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.

(2)	Represents net interest income as a percent of average interest-earning assets.

(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

Use of Proceeds

The following table shows how we expect to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Chicopee Savings Bank will reduce Chicopee Savings Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$55,093		$64,815		$74,537		$85,718
Less: offering expenses	1,512		1,600		1,689		1,791

Net offering proceeds	53,581	100.0%	63,215	100.0%	72,848	100.0%	83,927	100.0%
Less:
Proceeds contributed to Chicopee Savings Bank	26,791	50.0	31,608	50.0	36,424	50.0	41,964	50.0
Proceeds used for loan to employee stock ownership plan	4,760	8.9	5,600	8.9	6,440	8.8	7,406	8.8

Proceeds remaining for Chicopee Bancorp	$22,031	41.1%	$26,008	41.1%	$29,984	41.2%	$34,558	41.2%

Chicopee Bancorp intends to invest the proceeds it retains from the offering initially in short-term, liquid investments. Overtime, Chicopee Bancorp may use the proceeds it retains from the offering:

•	to invest in securities;

•	to pay dividends to stockholders;

•	to repurchase shares of its common stock, subject to regulatory restrictions, including shares for stock-based benefit plans;

•	to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

•	for general corporate purposes.

Under current Federal Deposit Insurance Corporation regulations, Chicopee Bancorp may not repurchase its capital stock within one year following the date of its conversion to stock form, except that stock repurchases of no greater than 5% of outstanding capital stock may be made during this one-year period where compelling and valid business reasons are established to the satisfaction of the Federal Deposit Insurance Corporation. In addition, Chicopee Bancorp will be subject to the Federal Reserve Board’s notice provisions for stock repurchases. See “Regulation and Supervision—Holding Company Regulation.”

Chicopee Savings Bank intends to invest the proceeds it receives from the offering initially in short-term, liquid investments. Over time, Chicopee Savings Bank may use the proceeds that it receives from the offering, which are shown in the table above as the amount contributed to Chicopee Savings Bank:

•	to fund new loans;

•	to finance the possible expansion of its business activities, including developing new branch locations;

•	to invest in securities; and

•	for general corporate purposes.

Chicopee Savings Bank may need regulatory approvals to engage in some of the activities listed above. It currently has no specific plans or agreements regarding any expansion activities or acquisitions. Financing for opening these branches is not contingent on this offering.

Except as described above, neither Chicopee Bancorp nor Chicopee Savings Bank has any specific plans for the investment of the proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the conversion, see “The Conversion—Reasons for the Conversion.”

Our Dividend Policy

We have not yet determined whether we will pay a dividend on the common stock. After the conversion, we will consider a policy of paying regular cash dividends. In addition, the board of directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the board of directors will take into account Chicopee Bancorp’s financial condition and results of operations, tax considerations, capital requirements, industry standards and economic conditions. The regulatory restrictions that affect the payment of dividends by Chicopee Savings Bank to Chicopee Bancorp discussed below will also be considered. Chicopee Bancorp cannot guarantee that it will pay dividends or that, if paid, Chicopee Bancorp will not reduce or eliminate dividends in the future.

Chicopee Bancorp is subject to Massachusetts law, which prohibits distributions to stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Dividends from Chicopee Bancorp may depend, in part, upon receipt of dividends from Chicopee Savings Bank because Chicopee Bancorp will have no source of income other than dividends from Chicopee Bancorp and earnings from investment of net proceeds from the offering retained by Chicopee Bancorp. Massachusetts banking law and Federal Deposit Insurance Corporation regulations limit distributions from Chicopee Savings Bank to Chicopee Bancorp. For example, Chicopee Savings Bank could not pay dividends if it were not in compliance with applicable regulatory capital requirements. See “Regulation and Supervision–Massachusetts Bank Regulation–Dividends” and “–Federal Bank Regulation–Prompt Corrective Regulatory Action.” In addition, Chicopee Bancorp is subject to the Federal Reserve Board’s policy that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by Chicopee Bancorp appears consistent with its capital needs, asset quality and overall financial condition. See “Regulation and Supervision–Holding Company Regulation.”

Any payment of dividends by Chicopee Savings Bank to Chicopee Bancorp that would be deemed to be drawn out of Chicopee Savings Bank’s bad debt reserves would require Chicopee Savings Bank to pay federal income taxes at the then-current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Income Taxation” and note 10 of the notes to financial statements included in this prospectus.

Chicopee Bancorp does not contemplate any distribution by Chicopee Savings Bank that would result in this type of tax liability.

Market for the Common Stock

We have not previously issued common stock and there is currently no established market for the common stock. We have applied to have our common stock quoted on the Nasdaq National Market under the symbol “CBNK” after completion of the offering. Ryan Beck & Co., Inc. intends to become a market maker in our common stock following the conversion, but is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a longer term investment intent and should recognize that there may be a limited trading market in the common stock.

Capitalization

The following table presents the historical capitalization of Chicopee Savings Bank at December 31, 2005 and the capitalization of Chicopee Bancorp reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares under the proposed equity incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. Chicopee Bancorp is offering its common stock on a best efforts basis. Chicopee Bancorp must sell a minimum of 5,509,260 shares to complete the offering.

	Chicopee Savings Bank Capitalization as of December 31, 2005	Chicopee Bancorp Pro Forma Capitalization Based Upon the Sale of
		5,509,260 Shares at $10.00 Per Share	6,481,482 Shares at $10.00 Per Share	7,453,704 Shares at $10.00 Per Share	8,571,760 Shares at $10.00 Per Share
	(In thousands)
Deposits (1)	$295,023	$295,023	$295,023	$295,023	$295,023
Borrowings	49,580	49,580	49,580	49,580	49,580

Total deposits and borrowed funds	$344,603	$344,603	$344,603	$344,603	$344,603

Stockholders’ equity:
Common stock:
20,000,000, no par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	—	—	—	—	—
Additional paid-in capital	—	57,988	68,400	78,811	90,784
Retained earnings (3)	43,351	43,351	43,351	43,351	43,351
Accumulated other comprehensive income	90	90	90	90	90
Less:
Foundation contribution expense, net (4)	—	(2,644)	(3,111)	(3,578)	(4,114)
Common stock acquired by employee stock ownership plan (5)	—	(4,760)	(5,600)	(6,440)	(7,406)
Common stock to be acquired by equity incentive plan (6)	—	(2,380)	(2,800)	(3,220)	(3,703)

Total stockholders’ equity	$43,441	$91,645	$100,330	$109,014	$119,002

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.

(2)	Reflects total issued and outstanding shares of 5,950,000, 7,000,000, 8,050,000 and 9,257,500 at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively. Issued and outstanding shares include shares sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation.

(3)	Retained earnings are restricted by applicable regulatory capital requirements.

(4)	Represents the expense, net of tax, of the contribution of common stock to Chicopee Savings Bank Charitable Foundation based on an estimated tax rate of 40.0%. The actual rate experienced by Chicopee Bancorp may vary. The realization of the tax benefit is limited annually to 10.0% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(5)	Assumes that 8.0% of the common stock sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation will be acquired by the employee stock ownership plan in the offering with funds borrowed from Chicopee Bancorp or from a subsidiary capitalized by Chicopee Bancorp. Under U.S. generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of equity. As shares are released to plan participants’ accounts, a corresponding reduction in the charge against equity will occur. Since the funds are borrowed from Chicopee Bancorp or from a subsidiary capitalized by Chicopee Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of Chicopee Bancorp. See “Pro Forma Data” and “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(6)	Assumes the purchase in the open market at $10.00 per share, under the proposed equity incentive plan, of a number of shares equal to 4.0% of the shares of common stock sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation. The shares are reflected as a reduction of stockholders’ equity. The equity incentive plan will be submitted to stockholders for approval at a meeting following the conversion. See “Risk Factors—Risks Related to this Offering—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management—Benefit Plans—Future Equity Incentive Plan.”

Regulatory Capital Compliance

At December 31, 2005, Chicopee Savings Bank exceeded all regulatory capital requirements to be considered a “well capitalized” institution. At December 31, 2005, Chicopee Bancorp was not organized and was not subject to regulatory capital requirements. The following tables present Chicopee Bancorp’s and Chicopee Savings Bank’s capital positions relative to their regulatory capital requirements at December 31, 2005, on a historical and pro forma basis. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the equity incentive plan as restricted stock (8.0% and 4.0% of the shares of common stock sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation, respectively) are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” For a discussion of the capital standards applicable to Chicopee Bancorp and Chicopee Savings Bank, see “Regulation and Supervision—Federal Bank Regulation—Capital Requirements.”

Chicopee Bancorp

	Historical at December 31, 2005		Pro Forma at December 31, 2005
			Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
U.S. generally accepted accounting principles equity	$—	—%	$91,645	20.85%	$100,330	22.38%	$109,014	23.86%	$119,002	25.49%

Tier 1 capital to average assets:
Capital level (2)	$—	—%	$91,513	21.15%	$100,198	22.70%	$108,882	24.20%	$118,870	25.84%
Requirement	—	—	17,306	4.00	17,653	4.00	18,000	4.00	18,400	4.00

Excess	$—	—%	$74,207	17.15%	$82,545	18.70%	$90,882	20.20%	$100,470	21.84%

Tier 1 capital to risk-weighted assets:
Capital level (2)(3)	$—	—	$91,513	26.75%	$100,198	29.14%	$108,882	31.50%	$118,870	34.20%
Requirement	—	—	13,685	4.00	13,755	4.00	13,824	4.00	13,904	4.00

Excess	$—	—%	$77,827	22.75%	$86,443	25.14%	$95,058	27.50%	$104,966	30.20%

Total capital to risk-weighted assets:
Capital level (3)	$—	—%	$94,180	27.53%	$102,865	29.91%	$111,549	32.28%	$121,537	34.96%
Requirement	—	—	27,370	8.00	27,509	8.00	27,648	8.00	27,808	8.00

Excess	$—	—%	$66,809	19.53%	$75,356	21.91%	$83,901	24.28%	$93,728	26.96%

(1)	Based on average assets of $384.4 million and risk-weighted assets of $332.5 million, respectively.

(2)	A portion of the unrealized gains on available-for-sale securities accounts for the difference between capital calculated under U.S. generally accepted accounting principles and Tier 1 capital. See note 13 of the notes to financial statements for additional information.

(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

Chicopee Savings Bank

			Pro Forma at December 31, 2005
	Historical at December 31, 2005		Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
U.S. generally accepted accounting principles equity	$43,441	11.10%	$63,091	15.17%	$66,648	15.86%	$70,205	16.54%	$74,295	17.29%

Tier 1 capital to average assets:
Capital level (2)	$43,309	11.27%	$62,959	15.40%	$66,516	16.10%	$70,073	16.78%	$74,163	17.55%
Requirement	15,378	4.00	16,354	4.00	16,530	4.00	16,706	4.00	16,908	4.00

Excess	$27,931	7.27%	$46,605	11.40%	$49,987	12.10%	$53,367	12.78%	$57,255	13.55%

Tier 1 capital to risk-weighted assets:
Capital level (2)(3)	$43,309	13.03%	$62,959	18.66%	$66,516	19.66%	$70,073	20.66%	$74,163	21.80%
Requirement	13,300	4.00	13,495	4.00	13,530	4.00	13,565	4.00	13,606	4.00

Excess	$30,009	9.03%	$49,464	14.66%	$52,986	15.66%	$56,508	16.66%	$60,558	17.80%

Total capital to risk-weighted assets:
Capital level (3)	$45,976	13.83%	$65,626	19.45%	$69,183	20.45%	$72,740	21.45%	$76,830	22.59%
Requirement	26,599	8.00	26,990	8.00	27,060	8.00	27,130	8.00	27,211	8.00

Excess	$19,377	5.83%	$38,637	11.45%	$42,123	12.45%	$45,610	13.45%	$49,619	14.59%

(1)	Based on average assets of $384.4 million and risk-weighted assets of $332.5 million, respectively.

(2)	A portion of the unrealized gains on available-for-sale securities accounts for the difference between capital calculated under U.S. generally accepted accounting principles and Tier 1 capital. See note 13 of the notes to financial statements for additional information.

(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

Pro Forma Data

The following tables show information about our net income and stockholders’ equity reflecting the conversion. The information provided illustrates our pro forma net income and stockholders’ equity based on the sale of common stock at the minimum of the offering range, the midpoint of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	All shares of stock will be sold in the subscription and community offerings;

•	Our employee stock ownership plan will purchase a number of shares equal to 8.0% of the shares sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation, with a loan from Chicopee Bancorp or a subsidiary capitalized by Chicopee Bancorp that will be repaid in equal installments over a period of 20 years;

•	Ryan Beck & Co., Inc. will receive (i) a fee equal to 1.0% of the aggregate purchase price of the shares sold in the offering, except that no fee will be paid with respect to shares contributed to the charitable foundation or purchased by the employee stock ownership plan or by our officers, directors and employees and members of their immediate families, (ii) an advisory and administrative services fee of $25,000 and (iii) reimbursement of legal fees and other expenses of $75,000;

•	Total expenses of the offering, excluding fees paid to Ryan Beck & Co., Inc., will be $1,030,000; and

•	We will make a charitable contribution of a number of shares of Chicopee Bancorp common stock equal to 8.0% of the shares sold in the offering, with an assumed value of $10.00 per share. The number of shares contributed to the foundation would equal 440,740, 518,518, 596,296 and 685,740 at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively.

Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares (which would increase offering expenses), and other factors.

Pro forma net income for the year ended December 31, 2005 have been calculated as if the conversion was completed at the beginning of the period, and the net proceeds had been invested at 4.4% for the year ended December 31, 2005, which represents the one-year treasury rate on that date.

A pro forma after-tax return of 2.6% is used for the year ended December 31, 2005, after giving effect to a combined federal and state income tax rate of 40.0% for each period. The actual rate experienced by Chicopee Bancorp may vary. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables, you should consider the following:

•	The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if RP Financial increases its appraisal to reflect the results of this offering, changes in our financial condition or results of operations or changes in market or economic conditions after the offering begins or due to regulatory considerations. See “The Conversion —How We Determined the Offering Range and the $10.00 Purchase Price.”

•	Since funds on deposit at Chicopee Savings Bank may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

•	Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed equity incentive plan.

•	Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Book value amounts do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of Chicopee Savings Bank’s special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See “Federal and State Taxation.”

•	The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of Chicopee Bancorp’s common stock.

•	The pro forma tables do not reflect the impact of the new expenses we expect to incur as a result of expansion strategy, and our operating as a public company.

The following pro forma data, based on Chicopee Savings Bank’s equity at December 31, 2005 and net income for the year ended December 31, 2005, may not represent the actual financial effects of the conversion or our operating results after the conversion. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of our common stock, the current fair market value of our assets or liabilities or the amount of money that would be available for distribution to stockholders if we are liquidated after the conversion.

We are offering our common stock on a best efforts basis. Chicopee Bancorp must sell a minimum of 5,509,260 shares to complete the offering.

Year Ended December 31, 2005
Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
5,509,260 Shares at $10.00 Per Share	6,481,482 Shares at $10.00 Per Share	7,453,704 Shares at $10.00 Per Share	8,571,760 Shares at $10.00 Per Share
(Dollars in thousands, except per share amounts)
Gross proceeds	$55,093	$64,815	$74,537	$85,718
Less: estimated offering expenses	1,512	1,600	1,689	1,791

Estimated net proceeds	53,581	63,215	72,848	83,927
Less: common stock acquired by employee stock ownership plan (1)	(4,760)	(5,600)	(6,440)	(7,406)
Less: common stock to be acquired by equity incentive plan (2)	(2,380)	(2,800)	(3,220)	(3,703)

Net investable proceeds	$46,441	$54,815	$63,188	$72,818

Pro Forma Net Income:
Pro forma net income (3):
Historical	$1,416	$1,416	$1,416	$1,416
Pro forma income on net investable proceeds	1,220	1,441	1,661	1,914
Less: pro forma employee stock ownership plan adjustments (1)	(143)	(168)	(193)	(222)
Less: pro forma restricted stock award expense (2)	(286)	(336)	(386)	(444)
Less: pro forma stock option expense (4)	(401)	(471)	(542)	(623)

Pro forma net income	$1,806	$1,882	$1,956	$2,041

Pro forma net income per share (3):
Historical	$0.26	$0.22	$0.19	$0.17
Pro forma income on net investable proceeds	0.22	0.22	0.22	0.22
Less: pro forma employee stock ownership plan adjustments (1)	(0.03)	(0.03)	(0.03)	(0.03)
Less: pro forma restricted stock award expense (2)	(0.05)	(0.05)	(0.05)	(0.05)
Less: pro forma stock option expense (4)	(0.07)	(0.07)	(0.07)	(0.07)

Pro forma net income per share	$0.33	$0.29	$0.26	$0.24

Offering price as a multiple of pro forma net income per share	30.30	x	34.48	x	38.46	x	41.67	x
Number of shares used to calculate pro forma net income per share (5)	5,497,800	6,468,000	7,438,200	8,553,930
Pro Forma Stockholders’ Equity:
Pro forma stockholders’ equity (book value) (4):
Historical	$43,441	$43,441	$43,441	$43,441
Estimated net proceeds	53,581	63,215	72,848	83,927
Plus: Tax benefit of contribution to foundation	1,763	2,074	2,385	2,743
Less: common stock acquired by employee stock ownership plan (1)	(4,760)	(5,600)	(6,440)	(7,406)
Less: common stock to be acquired by equity incentive plan (2)	(2,380)	(2,800)	(3,220)	(3,703)

Pro forma stockholders’ equity	$91,645	$100,330	$109,014	$119,002

Pro forma stockholders’ equity per share (4):
Historical	$7.30	$6.21	$5.40	$4.69
Estimated net proceeds	9.00	9.02	9.04	9.06
Plus: Tax benefit of contribution to foundation	0.30	0.30	0.30	0.30
Less: common stock acquired by employee stock ownership plan (1)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock to be acquired by equity incentive plan (2)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share	$15.40	$14.33	$13.54	$12.85

Offering price as a percentage of pro forma stockholders’ equity per share	64.94%	69.78%	73.86%	77.82%
Number of shares used to calculate pro forma stockholders’ equity per share (5)	5,950,000	7,000,000	8,050,000	9,257,500

(footnotes on following page)

(1)	Assumes that the employee stock ownership plan will acquire a number of shares equal to 8.0% of the shares sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation (476,000, 560,000, 644,000 and 740,600 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the conversion retained by Chicopee Bancorp or from a subsidiary capitalized by Chicopee Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently %, and a term of 20 years. Chicopee Savings Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. Interest income that Chicopee Bancorp will earn on the loan will offset the interest paid on the loan by Chicopee Savings Bank. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/20 of the total, based on a 20-year loan) will be released each year over the term of the loan. The employee stock ownership plan has the ability to prepay its loan which would result in accelerated allocations and increased compensation expense. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(2)	Assumes that Chicopee Bancorp will purchase in the open market a number of shares equal to 4.0% of the shares sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation (238,000, 280,000, 322,000 and 370,300 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively) that will be reissued as restricted stock awards under an equity incentive plan to be adopted following the conversion. Repurchases will be funded with cash on hand at Chicopee Bancorp or with dividends paid to Chicopee Bancorp by Chicopee Savings Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 3.8%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of Chicopee Bancorp common stock was $10.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 40.0%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.

(3)	The data provided does not give effect to the non-recurring expense that will be recognized in fiscal 2006 as a result of the contribution of common stock to Chicopee Savings Bank Charitable Foundation.

The following table shows the estimated after-tax expense associated with the contribution to the foundation, as well as pro forma net income (loss) and pro forma net income (loss) per share assuming the contribution to the foundation was expensed during the periods presented.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
	(Dollars in thousands, except per share amounts)
After-tax expense of contribution to foundation:
Year ended December 31, 2005	$2,644	$3,111	$3,578	$4,114

Pro forma net income (loss):
Year ended December 31, 2005	(838)	(1,229)	(1,622)	(2,074)

Pro forma net income (loss) per share:
Year ended December 31, 2005	(0.15)	(0.19)	(0.22)	(0.24)

The pro forma data assume that we will realize 100% of the income tax benefit as a result of the contribution to the foundation based on a 40.0% tax rate. The realization of the tax benefit is limited annually to 10.0% of our annual taxable income. However, for federal tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(4)	The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the equity incentive plan to be adopted following the offering. If the equity incentive plan is approved by stockholders, a number of shares equal to 10.0% of the number of shares sold in the offering and contributed to Chicopee Savings Bank Charitable Foundation (595,000, 700,000, 805,000 and 925,750 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively) will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Using the Black-Scholes option-pricing formula, the options are assumed to have a value of $3.74 each option, based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 0%; expected life, 10 years; expected volatility, 12.06%; and risk-free interest rate, 4.39%. Because there currently is no market for Chicopee Bancorp common stock, the assumed expected volatility is based on the SNL Thrift Index. The dividend yield is assumed to be 0% because there is no history of dividend payments and the board of directors has not expressed an intention to commence dividend payments upon completion of the offering. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that 25% of the options awarded are non-qualified options and that the combined federal and state income tax rate was 40.0%. If the fair market value per share is different than $10.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. Chicopee Bancorp may use a valuation technique other than the Black-Scholes option-pricing formula and that technique may produce a different value. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 9.1%.

(5)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the conversion, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the conversion. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the conversion.

Comparison of Independent Valuation and Pro Forma Financial

Information With and Without the Foundation

As set forth in the following table, if we do not establish and fund Chicopee Savings Bank Charitable Foundation as part of the offering, RP Financial estimates that our pro forma valuation would be greater, which would have resulted in an increase in the amount of common stock offered for sale in the offering. If the foundation were not established, there is no assurance that the updated appraisal that RP Financial will prepare at the closing of the offering would conclude that our pro forma market value would be the same as the estimate set forth in the table below. The updated appraisal will be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

The information presented in the following table is for comparative purposes only. It assumes that the offering was completed at December 31, 2005, based on the assumptions set forth under “Pro Forma Data.”

	At the Minimum of Estimated Valuation Range				At the Midpoint of Estimated Valuation Range				At the Maximum of Estimated Valuation Range				At 15% Above the Maximum of Estimated Valuation Range
	With Foundation		No Foundation		With Foundation		No Foundation		With Foundation		No Foundation		With Foundation		No Foundation
	(Dollars in thousands, except per share amounts)
Estimated offering amount (1)	$55,093		$63,750		$64,815		$75,000		$74,537		$86,250		$85,718		$99,188
Pro forma market capitalization	59,500		63,750		70,000		75,000		80,500		86,250		92,575		99,188
Pro forma total assets	439,553		445,854		448,238		455,651		456,922		465,447		466,910		476,713
Pro forma total liabilities	347,908		347,908		474,498		474,498		474,498		474,498		474,498		474,498
Pro forma stockholders’ equity	91,645		97,946		100,330		107,743		109,014		117,539		119,002		128,805
Pro forma net income	1,806		1,960		1,882		2,061		1,956		2,161		2,041		2,277
Pro forma stockholders’ equity per share	15.40		15.36		14.33		14.37		13.54		13.63		12.85		12.99
Pro forma net income per share	$0.33		$0.33		$0.29		$0.30		$0.26		$0.27		$0.24		$0.25

Pro Forma Pricing Ratios:
Offering price as a percentage of pro forma stockholders’ equity	64.94%		65.10%		69.78%		69.59%		73.86%		73.37%		77.82%		76.98%
Offering price as a multiple of pro forma net income per share (annualized)	30.30	x	30.30	x	34.48	x	33.33	x	38.46	x	37.04	x	41.67	x	40.00	x
Offering price to assets	13.54%		14.30%		15.62%		16.46%		17.62%		18.53%		19.83%		20.81%

Pro Forma Financial Ratios:
Return on assets (annualized)	0.41%		0.44%		0.42%		0.45%		0.43%		0.46%		0.44%		0.48%
Return on stockholders’ equity (annualized)	1.97%		2.00%		1.88%		1.91%		1.79%		1.84%		1.64%		1.68%
Stockholders’ equity to total assets	20.85%		21.97%		22.38%		23.65%		23.86%		25.25%		25.49%		27.02%

(1)	Based on independent valuation prepared by RP Financial as of February 17, 2006.

Our Business

General

Chicopee Bancorp was organized as a Massachusetts corporation at the direction of Chicopee Savings Bank in March 14, 2006 to become the holding company for Chicopee Savings Bank upon completion of the conversion. As a result of the conversion, Chicopee Savings Bank will be a wholly owned subsidiary of Chicopee Bancorp.

Before the completion of the conversion, Chicopee Bancorp will not engage in any significant activities other than that of an organizational nature. Upon completion of the conversion, Chicopee Bancorp’s business activity will be the ownership of the outstanding capital stock of Chicopee Savings Bank and management of the investment of offering proceeds retained from the conversion. Initially, Chicopee Bancorp will neither own nor lease any property but will instead use the premises, equipment and other property of Chicopee Savings Bank with the payment of appropriate rental fees, as required by applicable law and regulations. In the future, Chicopee Bancorp may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

Chicopee Savings Bank was formed as a Massachusetts savings bank in 1845 under the name Cabot Savings Bank and adopted its present name in 1854.

We operate as a community-oriented financial institution offering traditional financial services to consumers and businesses in our market area. We attract deposits from the general public and use those funds to originate one- to four-family real estate, commercial real estate, multi-family, construction, commercial and consumer loans, which we primarily hold for investment. We offer non-deposit products through a third-party network arrangement with a registered broker-dealer.

Our website address is www.chicopeesavings.com. Information on our website should not be considered a part of this prospectus.

Market Area

We conduct our operations through our main office and four additional locations in Chicopee, Massachusetts and our branch offices in Ludlow and West Springfield, Massachusetts. All of our offices are located in Hampden County. Our deposits are gathered from, and our lending activities are concentrated primarily in, the towns and communities contiguous to these offices.

Chicopee is a largely urban town located in south-western Massachusetts, immediately north of Springfield, Massachusetts, and 30 miles north of Hartford, Connecticut. Chicopee is at the intersection of Interstate 91, the major north-south highway that runs directly through the heart of New England, and Interstate 90 (the Massachusetts Turnpike), the major east-west highway that crosses Massachusetts. A diversified mix of industry groups operate within Hampden County, including manufacturing, health care, wholesale/retail trade and service and the United States Air Force. The major employers in the area include Westover Air Reserve Base, Baystate Health System, the University of Massachusetts at Amherst, Big Y Supermarkets, MassMutual Financial Group, Top-Flite Golf Company and Dow Jones & Co. Based on United States Census data, in 2004, median household income for Hampden County was approximately $41,000, compared to $56,000 for Massachusetts and $45,000 for the entire United States, and per capita income for Hampden County was approximately $22,000, compared to $30,000 for Massachusetts and $24,000 for the entire United States.

Competition

We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the several financial institutions and credit unions operating in our market areas and, to a lesser extent, from other financial service companies such as brokerage firms and insurance companies. We also face competition for investors’ funds from money market funds, mutual funds and other corporate and government securities. At June 30, 2005, which is the most recent date for which data is available from the Federal Deposit Insurance Corporation, we held approximately 4.1% of the deposits in Hampden County, which was the 10th largest market share out of the 18 financial institutions with offices in Hampden County. This data does not include deposits held by one of our primary competitors, credit unions, which, as tax-exempt organizations, are able to offer higher rates on deposits than banks. There are 18 credit unions headquartered in Hampden County, some of the larger of which are headquartered in Chicopee, Massachusetts. In addition, banks owned by large super-regional bank holding companies such as Bank of America Corporation, Sovereign Bancorp, Inc., Citizens Financial Group and TD Banknorth, Inc. also operate in our market area. These institutions are significantly larger than us and, therefore, have significantly greater resources.

Our competition for loans comes primarily from financial institutions in our market areas, and, to a lesser extent, from other financial service providers such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage market such as insurance companies, securities companies and specialty finance companies.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered the barriers to market entry, allowed banks and other lenders to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our future growth.

Lending Activities

General. The largest segments of our loan portfolio are one- to four-family residential real estate loans and commercial real estate loans. The other significant segments of our loan portfolio are multi-family loans, construction loans, commercial business loans and consumer loans. We originate loans primarily for investment purposes.

One- to Four-Family Residential Real Estate Loans. One of the two largest segments of our loan portfolio is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes, most of which serve as the primary residence of the owner. We offer fixed-rate and adjustable-rate loans with terms up to 30 years. Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. The loan fees, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

We offer fixed-rate loans with terms between 10 and 30 years. Management establishes the loan interest rates based on market conditions. Interest rates and payments on our adjustable-rate mortgage loans generally adjust annually after an initial fixed period that ranges from one to 10 years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to 2.75 percentage points above the one-year constant maturity Treasury index. The maximum amount by which the interest rate on our adjustable-rate mortgage loans may be increased or decreased is generally 2 percentage points per adjustment period and the lifetime interest rate cap is generally 6 percentage points over the initial interest rate of the loan. We also offer adjustable-rate mortgage loans that adjust every three years after an initial three-year fixed period and adjustable-rate mortgage loans that adjust every five years after an initial six-year fixed period. Interest rates and payments on these adjustable-rate loans generally are adjusted to a rate typically equal to 2.75% above the three- and five-year constant maturity Treasury index, respectively.

While one- to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

We generally do not make conventional loans with loan-to-value ratios exceeding 95% at the time the loan is originated. Conventional loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance or additional collateral. We require all properties securing mortgage loans to be appraised by a board-approved independent appraiser. We generally require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance, and flood insurance for loans on properties located in a flood zone, before closing the loan.

In an effort to provide financing for first-time buyers, we offer 30-year fixed-rate residential mortgage loans through the Massachusetts Housing Finance Agency First Time Home Buyer Program. In addition, we offer adjustable-rate mortgage loans to municipal employees through the Massachusetts Housing Finance Agency Municipal Employee Mortgage Program. We offer mortgage loans through these programs to qualified individuals and originate the loans using modified underwriting guidelines, including reduced fees and loan conditions.

Commercial Real Estate and Multi-Family Loans. The second of the largest segments of our loan portfolio is fixed- and adjustable-rate mortgage loans secured by commercial real estate and multi-family real estate. Our commercial real estate and multi-family loans are generally secured by apartment buildings and properties used for business purposes such as office buildings, industrial facilities and retail facilities. We intend to continue to grow our commercial real estate loan portfolio. In addition to originating these loans, we also participate in loans with other financial institutions located primarily in Massachusetts.

We originate a variety of fixed- and adjustable-rate commercial real estate and multi-family loans for terms up to 20 years. Interest rates and payments on our adjustable-rate loans adjust every one to ten years and generally are adjusted to a rate equal to 2.0% to 3.0% above the corresponding U.S. Treasury rate. Most of our adjustable-rate commercial real estate and multi-family loans adjust every five years. There are no adjustment period or lifetime interest rate caps. Loan amounts generally do not exceed 80% of the property’s appraised value at the time the loan is originated.

At December 31, 2005, our largest multi-family real estate loan was for $1.6 million and was secured by two commercial apartment buildings located in Springfield, Massachusetts. At December 31, 2005, our largest commercial real estate loan was for $3.7 million and was secured by a manufacturing building located in Chicopee, Massachusetts. Both of these loans were performing according to their original terms at December 31, 2005.

At December 31, 2005, loan participations totaled $14.5 million. The properties securing these loans are located primarily in Massachusetts.

We also originate land loans primarily to local contractors and developers for making improvements on approved building lots. Such loans are generally written with a maximum 75% loan-to-value ratio based upon the appraised value or purchase price, whichever is less, for a term of up to three years. Interest rates on our land loans are fixed for three years. At December 31, 2005, we had seven land loans totaling $952,000.

Construction Loans. We originate fixed-rate and adjustable-rate loans to individuals and builders to finance the construction of residential dwellings. We also make construction loans for commercial development projects, including apartment buildings, small industrial buildings and retail and office buildings. Our construction loans generally provide for the payment of interest only during the construction phase, which is usually 12 months. At the end of the construction phase, the loan generally converts to a permanent mortgage loan. Loans generally can be made with a maximum loan to value ratio of 80% at the time the loan is originated. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also will require an inspection of the property before disbursement of funds during the term of the construction loan.

At December 31, 2005, our largest outstanding residential construction loan was for $428,000, of which $427,000 was outstanding. At December 31, 2005, our largest outstanding commercial construction loan was for a $3.5 million participation in a $9.0 million loan, of which $2.1 million was outstanding. This loan is for the development of an assisted-care facility. These loans were performing in accordance with their original terms at December 31, 2005.

Commercial Loans. We make commercial business loans primarily in our market area to a variety of professionals, sole proprietorships and small businesses. Commercial lending products include term loans, revolving lines of credit and letters of credit loans. Commercial loans and lines of credit are made with either variable or fixed rates of interest. Variable rates are based on the prime rate as published in The Wall Street Journal, plus a margin. Fixed-rate business loans are generally indexed to a corresponding U.S. Treasury rate, plus margin. The Company generally does not make unsecured commercial loans.

When making commercial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 80% of the value of the collateral securing the loan. At December 31, 2005, our largest commercial loan was a $2.0 million loan, our largest outstanding commercial relationship was $4.6 million and our largest commercial line of credit was $5.0 million, none of which was outstanding at December 31, 2005. All these loans are secured by assets of the respective borrowers and were performing according to their original terms at December 31, 2005.

Consumer Loans. We offer a variety of consumer loans, primarily home equity loans and lines of credit, and, to a much lesser extent, loans secured by automobiles and recreational vehicles and pools and spas and home improvement loans.

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

We generally offer home equity loans with a maximum combined loan to value ratio of 80% and home equity lines of credit with a maximum combined loan to value ratio of 80%. Home equity lines of credit have adjustable rates of interest that are indexed to the prime rate as reported in The Wall Street Journal. Home equity loans have fixed interest rates and terms that range from five to 15 years.

We offer automobile and recreational vehicle loans secured by new and used vehicles. These loans have fixed interest rates and generally have terms up to six years for new automobiles, five years for used automobiles and four years for recreational vehicles. We also offer fixed-rate pool and spa loans up to $10,000 for terms up to five years.

We offer home improvement loans in amounts up to $5,000. These loans have fixed interest rates and terms up to five years.

Loan Underwriting Risks.

Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the potential adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our loan portfolio more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

Commercial Real Estate and Multi-Family Loans. Loans secured by commercial real estate and multi-family real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in commercial real estate and multi-family lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we generally require borrowers and loan guarantors, if any, to provide annual financial statements and/or tax returns on commercial real estate and multi-family loans. In reaching a decision on whether to make a commercial real estate and multi-family loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x; however, this ratio can be lower depending on the amount and type of collateral. Environmental surveys and inspections are obtained when circumstances suggest the possibility of the presence of hazardous materials.

We underwrite all loan participations to our own underwriting standards. In addition, we also consider the financial strength and reputation of the lead lender. To monitor cash flows on loan participations, we require the lead lender to provide annual financial statements for the borrower. Generally, we also conduct an annual internal loan review for loan participations.

Construction Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the building. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a building having a value which is insufficient to assure full repayment. If we are forced to foreclose on a building before or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

Commercial Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property the value of which tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Consumer Loans. Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Loan Originations, Purchases and Sales. Loan originations come from a number of sources. The primary source of loan originations are existing customers, walk-in traffic, advertising and referrals from customers. We advertise on television, on the radio and in newspapers that are widely circulated in Hampden County, Massachusetts. Accordingly, because our rates are competitive, we attract loans from throughout Hampden County. We occasionally purchase participation interests in loans to supplement our origination efforts.

We generally originate loans for our portfolio, however, we generally sell, prior to funding, to the secondary market all newly originated conforming fixed-rate, 11- to 30-year one- to four-family residential real estate loans. Our decision to sell loans is based on prevailing market interest rate conditions and interest rate risk management. Generally, loans are sold to the Massachusetts Housing Finance Agency and Freddie Mac with loan servicing retained. In addition, we sell participation interests in commercial real estate loans to local financial institutions, primarily on the portion of loans that exceed our borrowing limits.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by our board of trustees and management. Our board of trustees has granted loan approval authority to certain officers up to prescribed limits, depending on the officer’s experience, the type of loan and whether the loan is secured or unsecured. Loans in excess of the Senior Lending Officer limits ($500,000 for real estate loans, $250,000 and $50,000 for secured and unsecured consumer loans, respectively, and $200,000 and $100,000 for secured and unsecured commercial business loans, respectively) must be authorized by the President and the Senior Lending Officer up to 1.5 times the Senior Lending Officer lending limits. All other extensions of credit exceeding such limitations require the approval of the board of investment, a committee of the board of trustees.

Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities generally is limited, by regulation, to 20% of our stated capital and reserves. At December 31, 2005, our general regulatory limit on loans to one borrower was $8.9 million. At December 31, 2005, our general internal limit on loans to one borrower was $4.0 million, unless approved in excess of this amount by the board of investment. On December 31, 2005, our largest lending relationship, as approved by the board of investment, was a $5.9 million commercial real estate loan relationship, secured by a manufacturing facility and commercial office space. The loans that comprise this relationship were performing in accordance with their original terms at December 31, 2005.

Loan Commitments. We issue commitments for fixed- and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers. Generally, our mortgage loan commitments expire after 30 days.

Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and municipal governments, deposits at the Federal Home Loan Bank of

Boston and certificates of deposit of federally insured institutions. We also are required to maintain an investment in Federal Home Loan Bank of Boston stock. While we have the authority under applicable law to invest in derivative securities, our investment policy does not permit us to do so and we had no investments in derivative securities at December 31, 2005.

At December 31, 2005, our investment portfolio consisted primarily of short-term U.S. Government and federal agency securities, collateralized mortgage obligations, investment-grade marketable equity securities and investment-grade corporate and industrial revenue bonds.

Our investment objectives are to provide and maintain liquidity, to establish an acceptable level of interest rate and credit risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of trustees has the overall responsibility for approval of our investment policy. The Treasurer is responsible for the implementation of the investment policy. Individual investment transactions are reviewed and approved by our board of investment monthly while portfolio composition and performance are reviewed at least annually by the board of trustees.

Our Treasurer is responsible for ensuring that the investment policy is followed and that all securities are considered prudent for investment. The Treasurer is authorized to execute transactions up to $2.0 million and all transactions exceeding $2.0 million, up to $3.0 million maximum, must also be approved by the President and Chief Executive Officer.

Deposit Activities and Other Sources of Funds

General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

Deposit Accounts. Substantially all of our depositors are residents of the Commonwealth of Massachusetts. Deposits are attracted, by advertising and through our website, from within our market areas through the offering of a broad selection of deposit instruments, including noninterest-bearing demand accounts (such as checking accounts), interest-bearing accounts (such as NOW and money market deposit accounts), regular savings accounts (such as passbook accounts) and certificates of deposit. At December 31, 2005, $7.1 million, or 2.4% of our total deposits were municipal deposits. At December 31, 2005, we did not utilize brokered deposits. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates and to be at the upper end of the market for rates on all types of deposit products depending on our needs for funds and rates on borrowings.

Borrowings. We may utilize advances from the Federal Home Loan Bank of Boston to supplement our supply of investable funds. The Federal Home Loan Bank functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our whole first mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness.

Securities sold under agreements to repurchase are customer deposits that are invested overnight in mortgage-related securities. The customers, predominantly commercial customers, set a predetermined balance and deposits in excess of that amount are transferred into the repurchase account from each customer’s checking account. The next banking day, the funds are recredited to their individual checking account along with interest earned at market rates. These types of accounts are often referred to as sweep accounts.

In addition, we occasionally borrow short term from correspondent banks to cover temporary cash needs.

Financial Services

We have a partnership with a third-party registered broker-dealer, Linsco/Private Ledger. Through Linsco/Private Ledger, we offer customers a range of nondeposit investment products, including mutual funds, debt, equity and government securities, retirement accounts, insurance products and fixed and variable annuities. We receive a portion of the commissions generated by Linsco/Private Ledger from sales to customers. For the years ended December 31, 2005, 2004 and 2003, we received fees of $159,000, $257,000 and $157,000, respectively, through our relationship with Linsco/Private Ledger.

Properties

The following table sets forth certain information relating to our properties as of December 31, 2005.

Location	Year Opened	Owned/ Leased	Date of Lease Expiration	Net Book Value as of December 31, 2005
				(In thousands)
Main Office:
70 Center Street Chicopee, Massachusetts 01013	1973	Own	—	$984

Full-Service Branch:
569 East Street Chicopee, Massachusetts 01020	1976	Own	—	150

599 Memorial Drive Chicopee, Massachusetts 01020	1977	Lease	2012	48

435 Burnett Road Chicopee, Massachusetts 01020	1990	Own	—	371

477A Center Street Ludlow, Massachusetts 01056	2002	Lease	2022	326

39 Morgan Road West Springfield, Massachusetts 01089	2005	Own	—	859

Lending and Operation Center:
229 Exchange Street Chicopee, Massachusetts 01013	1998	Own	—	1,722

Personnel

As of December 31, 2005, we had 95 full-time employees and 19 part-time employees, none of whom is represented by a collective bargaining unit. We believe we have a good relationship with our employees.

Legal Proceedings

Periodically, we are involved in routine litigation incidental to our business, such as claims to enforce liens and contracts, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

Chicopee Bancorp currently has no subsidiaries. The following are descriptions of Chicopee Savings Bank’s wholly-owned subsidiaries:

CSB Colts, Inc. CSB Colts, Inc. was formed in 2003 as a Massachusetts corporation to engage in buying, selling and holding securities on its own behalf. At December 31, 2005, CSB Colts had total assets of $1.5 million consisting primarily of industrial revenue bonds. CSB Colts’ net income for the year ended December 31, 2005 was $56,000. As a Massachusetts securities corporation, the income earned on CSB Colts’ investment securities is subject to a lower state tax rate than that assessed on income earned on investment securities maintained at Chicopee Savings Bank.

CSB Investment Corp. CSB Investment Corp. was formed in 2003 as a Massachusetts corporation to engage in buying, selling and holding securities on its own behalf. At December 31, 2005, CSB Investment had total assets of $16.9 million consisting primarily of marketable equity securities, U.S. Government and federal agency securities and collateralized mortgage obligations. CSB Investment’s net income for the year ended December 31, 2005 was $561,000. As a Massachusetts securities corporation, the income earned on CSB Investment’s investment securities is subject to a lower state tax rate than that assessed on income earned on investment securities maintained at Chicopee Savings Bank.

Cabot Realty L.L.C. Cabot Realty L.L.C. was formed as a Massachusetts limited liability company to hold other real estate owned. Cabot Realty is currently inactive and at December 31, 2005, had total assets of $457,000 consisting primarily of cash and cash equivalents. Cabot Management Corporation, a wholly owned subsidiary of Chicopee Savings Bank, has a 1% membership interest in, and Chicopee Savings Bank has a 99% membership interest in, Cabot Realty.

Cabot Management Corporation. Cabot Management Corporation was formed in 1979 as a Massachusetts corporation to acquire and manage interests in real property and to acquire, construct, rehabilitate, lease, finance and dispose of housing facilities. Cabot Management is currently inactive and at December 31, 2005 had total assets of $17,000.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The objective of this section is to help potential investors understand our results of operations and financial condition. You should read this discussion in conjunction with the financial statements and notes to the financial statements that appear at the end of this prospectus.

Overview

Income. Our primary source of pre-tax income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and securities, and interest expense, which is the interest that we pay on our deposits and borrowings. Other significant sources of pre-tax income are service charges fees and commissions, which includes service charges on deposit accounts, brokerage fee income and other loan fees (including loan brokerage fees and late charges) and income from bank-owned life insurance, and income from loan sales and servicing. In addition, we recognize income or losses from the sale of securities available for sale in years that we have such sales.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and value of the portfolio, information about specific borrower situations, and estimated collateral values, economic conditions, and other factors. Allocation of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

Expenses. The non-interest expenses we incur in operating our business consist of salaries and employee benefits expenses, occupancy expenses, furniture and equipment expenses, data processing expenses and various other miscellaneous expenses.

Salaries and employee benefits consist primarily of: salaries and wages paid to our employees; payroll taxes; and expenses for health insurance, and other employee benefits. Following the offering, we will recognize additional annual employee compensation expenses stemming from the adoption of new stock-based benefit plans. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. For an illustration of these expenses, see “Pro Forma Data.”

Occupancy expenses, which are the fixed and variable costs of buildings, consists primarily of lease payments, real estate taxes, depreciation charges and maintenance and costs of utilities. Furniture and equipment expenses consist primarily of expenses and depreciation charges related to office furniture and equipment. Depreciation of furniture and equipment is computed using the straight-line method based on the useful lives of the related assets, which range from five to 40 years. Leasehold improvements are amortized over the shorter of the useful life of the asset or term of the lease.

Data processing expenses include fees paid to our third-party data processing service. Stationary, supplies and postage consists of expenses for office supplies. Other expenses include expenses for loss on sale of securities available for sale, advertising, trustees fees and meetings and other noninterest expenses.

Following the offering, our non-interest expenses are likely to increase as a result of operating as a public company. These additional expenses will be primarily legal and accounting fees, expenses necessary to comply with the internal control over financial reporting provisions of the Sarbanes-Oxley Act and expenses related to stockholder communications and meetings.

We also expect that non-interest expenses will increase as a result of our strategy to expand our branch network. We currently anticipate that we will establish four additional branches by the end of 2009, if market conditions are favorable. There are considerable costs involved in opening branches and new branches generally require a period of time to generate the necessary revenues to offset their costs, especially in areas in which we do not have an established presence. Accordingly, any new branch can be expected to negatively impact our earnings for some period of time until the branch reaches certain economies of scale. Our expenses could be further increased if we encounter delays in the opening of any of our new branches. Finally, we have no assurance our new branches will be successful even after they have been established.

In addition, our contribution to the charitable foundation will be an additional one-time expense in the year that the foundation is established that will reduce net income, such that we expect to record a loss, during the fiscal quarter in which the foundation is established.

Critical Accounting Policies

We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the following to be our critical accounting policies: allowance for loan losses and deferred income taxes.

Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover probable incurred credit losses in the loan portfolio at the statement of financial condition date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: loss exposure at default; the amount and timing of future cash flows on impacted loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance on a monthly basis and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectibility of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, our banking regulators, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would negatively affect earnings. For additional discussion, see notes 1 and 4 of the notes to financial statements included in this prospectus.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. A valuation allowance would result in additional income tax expense in the period, which would negatively affect earnings.

Operating Strategy

Our mission is to operate and grow a profitable community-oriented financial institution serving primarily retail customers and businesses in our market areas. After the conversion, we plan to continue our strategy of:

•	expanding our branch network and market area and upgrading our existing branches;

•	continuing to increase our commercial and construction relationships in our expanding market area;

•	increasing our deposit market share in our expanding market area;

•	continuing to increase our sale of non-deposit investment products;

•	improving operating efficiency and cost control; and

•	applying disciplined underwriting practices to maintain the high quality of our loan portfolio.

Expanding our branch network and market area and upgrading our existing branches.

From our formation in 1845 until 2002, we operated solely out of our offices located in Chicopee, Massachusetts and focused our lending in Chicopee and the surrounding area. Recently, our management began to implement a growth strategy that expanded our presence into additional communities contiguous to Chicopee. In 2002, we opened a branch to the east of Chicopee in Ludlow and in 2005 we opened a branch to the west of Chicopee in West Springfield. As a result of our efforts to expand our presence, at December 31, 2005, most of our loan portfolio was secured by property within Chicopee and its contiguous communities.

We intend to continue our geographic expansion outside of Chicopee by opening de novo branches in communities contiguous to those currently served by Chicopee Savings Bank. We currently anticipate that we will establish four additional branches by the end of 2009, if market conditions are favorable. In connection with this expansion of our branch network, we currently expect to hire approximately 35 new employees, primarily retail investment and other branch personnel to support our expanded infrastructure. In addition to branching, we are focusing on upgrading existing facilities in an effort to better serve our customers. We currently expect to expand our Memorial Drive branch facilities and provide a new ATM at this branch. Based on current estimates, we expect the total cost of the Memorial Drive renovation to be approximately $400,000, none of which had been incurred at December 31, 2005.

The new branches are expected to be, and the renovations to our branches are expected to be, funded by cash generated by our business. Consequently, we do not expect to borrow funds for these expansion projects. Furthermore, funding for these expansion projects is not contingent on this offering. We may continue to upgrade our current branch facilities and may pursue further expansion in Massachusetts in future years through de novo branching, branch acquisitions and acquisitions of other financial institutions. See “Risk Factors–Risks Related to Our Business—If we do not achieve profitability on new branches, the new branches may hurt our earnings.

Continuing to increase our commercial relationships in our expanding market area.

Since 1999 we have worked to increase our commercial relationships by diversifying our loan portfolio beyond residential mortgage loans and offering business deposit and checking products. In particular, since December 31, 2001, our commercial real estate and commercial business portfolio has increased $76.5 million, or 105.8%, and at December 31, 2005 was 46.9% of our total loan portfolio. During this period, we have taken advantage of the significant growth in both residential and commercial real estate development in our market area. In addition, since December 31, 2003, our securities sold under agreements to repurchase, which are sweep accounts primarily for commercial customers, increased $17.5 million, or 645.7%. Business deposit and checking accounts increased from $19.8 million at December 31, 2003 to $27.9 million at December 31, 2005, an increase of 40.1%. Finally, since 2003, we have increased the number of our commercial lenders and commercial lending support staff.

With the additional capital raised in the offering, we expect to continue to pursue the larger lending relationships associated with commercial real estate and construction lending. In addition, we will continue to expand and develop our business deposit and checking products to better serve our commercial customers. We believe our current staff of commercial lenders is capable of managing our commercial and construction relationships in our expanding branch network and currently expect to hire only one additional commercial lending support staff employee for our branch expansion. For a discussion of the risks related to our commercial and construction loan portfolio, see “Risk Factors—Risks Related to Our Business—Our increased emphasis on commercial and construction lending may expose us to increased lending risk” and “Our Business—Lending Activities—Loan Underwriting Risks.”

Increasing our deposit market share in our expanding market area.

Retail deposits are our primary source of funds for investing and lending. By offering a variety of deposit products, special and tiered pricing, and superior customer service, we will seek to retain and expand existing customer relationships as well as attract new deposit customers. Personalized service and flexibility with regard to customer needs will continue to be augmented with a full array of delivery channels to maximize customer convenience. These include drive-up banking, ATMs, Internet banking, automated bill payment and telephone banking. Through our continued focus on these deposit-gathering efforts in existing branch locations, couple with our plans for geographic expansion, we expect to increase the overall level of deposits and our market share in the markets we serve.

In addition, historically, one of our primary competitors for retail deposits in the Chicopee market area has been credit unions. Credit unions are formidable competitors since, as tax-exempt organizations, they are able to offer higher rates on retail deposits than banks. By expanding our market area beyond the immediate Chicopee market area, and beyond the market areas of our larger credit union competitors, we intend to increase our overall deposit market share of Hampden County.

Continuing to increase our sale of non-deposit investment products.

Our profits rely heavily on the spread between the interest earned on loans and securities and interest paid on deposits and borrowings. In order to decrease our reliance on interest rate spread income we have pursued initiatives to increase non-interest income. We offer non-deposit investment products through a third party registered broker-dealer, Linsco/Private Ledger. This initiative generated $159,000, $257,000 and $157,000 of non-interest income during the years ended December 31, 2005, 2004 and 2003, respectively. In 2005, we had a temporary reduction in our staffing in this area, but since then have increased the number of retail investment personnel. In connection with our expanding branch network, we intend to continue to increase our sale of non-deposit investment products by engaging one additional retail investment employee to serve customers of our anticipated branch expansion.

Improving operating efficiency.

While our operating efficiency has remained steady for the past two years, with the ratio of non-interest expense to average total assets at 2.99% in both 2005 and 2004, we believe there is potential for further improvement. We recognize that our growth strategies will require greater investments in personnel, marketing, premises and equipment, and we expect these investments to have a negative impact on our expense ratios over the short term. However, we believe our current staff of commercial lenders is capable of managing our commercial relationships in our anticipated expanding branch network and currently expect to hire only one additional commercial lending support staff employee for our anticipated branch expansion. In addition, we anticipate an increase in operating expenses as a result of our public company status, including costs associated with the internal control requirements under Section 404 of the Sarbanes-Oxley Act of 2002, which will require us to perform a more in-depth review of our internal control procedures. We also anticipate higher costs for auditing, accounting, legal and other miscellaneous holding company expenses as a result of being a public company. We will continue our efforts to monitor costs throughout the organization, and over the long term, as our assets grow, we will attempt to lower our ratio of non-interest expense to total average assets.

Applying disciplined underwriting practices to maintain the high quality of our loan portfolio.

We believe that high asset quality is a key to long-term financial success. We have sought to grow and diversify the loan portfolio, while maintaining a high level of asset quality and moderate credit risk, using underwriting standards that we believe are conservative and diligent monitoring and collection efforts. At December 31, 2005, our nonperforming loans (loans which are 90 or more days delinquent) were 0.2% of our total loan portfolio. Although we intend to continue our efforts to originate nonresidential real estate, commercial business and construction loans after the conversion, we intend to continue our philosophy of managing large loan exposures through our conservative approach to lending.

Balance Sheet Analysis

Loans. Our primary lending activity is the origination of loans secured by real estate. We originate one- to four-family residential loans, commercial real estate loans and commercial business loans. To a lesser extent, we originate multi-family, construction and consumer loans.

One of the two largest segments of our loan portfolio is one- to four-family residential loans. At December 31, 2005, these loans totaled $121.7 million, or 38.3% of total loans, compared to $108.5 million, or 38.5% of total loans, at December 31, 2004 and $103.2 million, or 40.2% of total loans, at December 31, 2003. The size of our one-to four-family residential loan portfolio has increased over this period as new originations outpaced payoffs during the recent refinancing boom. In particular, as a result of the increasing rate environment on our longer-term fixed-rate loans, in 2005 we originated more adjustable-rate loans, which we retain in our portfolio, as opposed to long-term fixed-rate loans, which we typically sell. As a percentage of the total loan portfolio, one- to four-family residential loans have decreased as we grew other segments of the portfolio.

The second of the two largest segments of our loan portfolio is commercial real estate and multi-family loans. At December 31, 2005, commercial real estate and multi-family loans totaled $121.3 million and represented 38.2% of total loans, compared to $112.4 million, or 39.9% of total loans, at December 31, 2004 and $101.6 million, or 39.6% of total loans, at December 31, 2003. Our commercial real estate and multi-family loan portfolio increased over the period as a result of significant new development within parts of our market area and our increasing emphasis on this type of lending. As a percentage of the total loan portfolio, commercial real estate and multi-family loans have decreased slightly as multi-family loans decreased from $14.2 million at December 31, 2003 to $11.1 million at December 31, 2005 and as we grew other segments of the portfolio. Multi-family loans decreased during the period primarily due to lower demand and higher underwriting standards.

Commercial business loans totaled $38.6 million, or 12.2% of total loans, at December 31, 2005, compared to $32.4 million, or 11.5% of total loans, at December 31, 2004 and $30.2 million, or 11.7% of total loans, at December 31, 2003. Commercial business loans increased over the period as a result of our efforts to increase our commercial business loan portfolio, in particular increased marketing efforts and offering a wider variety of services for commercial borrowers, such as additional business deposit and checking products.

Construction loans totaled $17.8 million, or 5.6% of total loans, at December 31, 2005, compared to $14.3 million, or 5.1% of total loans, at December 31, 2004 and $10.8 million, or 4.2% of total loans, at December 31, 2003. Our construction loan portfolio increased over the period due to significant new one- to four-family residential real estate development within our market area.

Consumer loans totaled $18.1 million, or 5.7% of total loans, at December 31, 2005, compared to $14.2 million, or 5.03% of total loans, at December 31, 2004 and $11.2 million, or 4.4% of total loans, at December 31, 2003. Growth in the consumer loan portfolio is primarily attributable to increased marketing activities and competitive pricing on our home equity products.

The following table sets forth the composition of our loan portfolio at the dates indicated.

	At December 31,
	2005		2004		2003		2002		2001
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Residential real estate:
One- to four-family	$121,682	38.33%	$108,501	38.51%	$103,184	40.16%	$118,754	49.38%	$124,644	55.22%
Multi-family	11,142	3.51	10,855	3.85	14,279	5.56	10,370	4.31	7,441	3.30
Commercial real estate	110,164	34.70	101,566	36.04	87,308	33.98	64,495	26.82	52,208	23.13

Total real estate-mortgage loans	242,988	76.54	220,922	78.40	204,771	79.70	193,619	80.51	184,293	81.65
Construction	17,753	5.59	14,292	5.07	10,776	4.19	11,861	4.93	11,071	4.90
Commercial	38,596	12.16	32,399	11.50	30,166	11.74	24,951	10.38	20,066	8.89
Consumer:
Home equity lines of credit	7,918	2.50	7,640	2.71	5,923	2.31	4,111	1.71	3,194	1.42
Second mortgages	7,188	2.26	4,084	1.45	3,406	1.33	3,951	1.64	4,618	2.05
Other	3,000	0.95	2,444	0.87	1,882	0.73	1,983	0.83	2,467	1.09

Total consumer loans	18,106	5.71	14,168	5.03	11,211	4.37	10,045	4.18	10,279	4.56

Total loans	317,443	100.00%	281,781	100.00%	256,924	100.00%	240,476	100.00%	225,709	100.00%

Less:
Deferred loan fees	811		729		676		791		815
Undisbursed portion of loans in process	—		1,391		1,285		1,067		—
Allowance for losses	2,605		2,512		2,404		2,342		2,280

Loans, net	$315,649		$281,389		$256,481		$239,992		$224,244

The following table sets forth certain information at December 31, 2005 regarding the dollar amount of loan principal repayments becoming due during the periods indicated. The table does not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

	Real Estate- Mortgage	Construction	Commercial	Consumer	Total Loans
	(In thousands)
Amounts due in:
One year or less	$925	$10,871	$24,301	$415	$36,512
More than one to five years	10,879	6,882	8,248	4,141	30,150
More than five years	231,184	—	6,047	13,550	250,781

Total	$242,988	$17,753	$38,596	$18,106	$317,443

The following table sets forth the dollar amount of all loans at December 31, 2005 that are due after December 31, 2006 that have either fixed interest rates or adjustable interest rates. The amounts shown below exclude unearned interest on consumer loans and deferred loan fees.

	Fixed- Rates	Floating or Adjustable-Rates	Total
	(In thousands)
Real estate-mortgage	$28,176	$213,887	$242,063
Construction	5,706	1,176	6,882
Commercial	13,043	1,252	14,295
Consumer	9,659	8,032	17,691

Total	$56,584	$224,347	$280,931

The following table shows loan origination, participation and purchase activity during the periods indicated.

	Year Ended December 31,
	2005	2004	2003
	(In thousands)
Total loans at beginning of period	$281,781	$256,924	$240,476
Loans originated:
Real estate-mortgage	81,584	70,129	72,772
Construction	6,547	8,109	5,507
Commercial	23,589	20,780	22,629
Consumer	11,208	8,870	7,786

Total loans originated	122,928	107,888	108,694
Loan participations purchased	7,546	1,685	7,285
Deduct:
Loan principal repayments	86,266	82,760	99,531
Loan participation sales	8,546	1,956	—

Net loan activity	35,662	24,857	16,448

Total loans at end of period	$317,443	$281,781	$256,924

Securities. Our securities portfolio consists primarily of U.S. Government and federal agency securities and collateralized mortgage obligations. Securities increased $7.0 million, or 26.0%, in the year ended December 31, 2005 primarily as a result of the investment in U.S. Government and federal agency securities, which serve as collateral for our increasing amount of securities sold under agreements to repurchase, partially offset by $6.0 million of principal amortization of our collateralized mortgage obligations. Securities decreased $6.1 million, or 18.5%, in the year ended December 31, 2004. During fiscal 2004, we sold $8.0 million, our entire investment, of a money market investment fund, had $9.6 million of principal amortization of our collateralized mortgage obligations, and reinvested a portion of the proceeds in U.S. Government and federal agency securities. All of our collateralized mortgage obligations were issued by Fannie Mae or Freddie Mac.

The following table sets forth the amortized cost and fair values of our securities portfolio at the dates indicated.

	At December 31,
	2005		2004		2003
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
			(In thousands)
Securities available for sale:
Marketable equity securities	$4,796	$4,934	$4,762	$5,103	$12,051	$12,183

Total securities available-for sale	4,796	4,934	4,762	5,103	12,051	12,183

Securities held to maturity:
U.S. Government and federal agency	19,497	19,376	5,996	5,976	340	340
Corporate and industrial revenue bonds	2,311	2,311	2,411	2,425	2,511	2,544
Collateralized mortgage obligations	7,664	7,422	13,695	13,511	18,334	18,097

Total securities held-to-maturity	29,472	29,109	22,102	21,912	21,185	20,981

Total	$34,268	$34,043	$26,864	$27,015	$33,236	$33,164

At December 31, 2005, we had no investments in a single company or entity (other than U.S. Government-sponsored entity securities) that had an aggregate book value in excess of 10% of our equity at December 31, 2005.

The following table sets forth the stated maturities and weighted average yields of debt securities at December 31, 2005. Weighted average yields on tax-exempt securities are not presented on a tax equivalent basis because the impact would be insignificant.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
	(Dollars in thousands)
Securities held to maturity:
U.S. Government and federal agency	$12,097	3.48%	$7,400	4.22%	$—	—%	$—	—%	$19,497	3.76%
Corporate and industrial revenue bonds	500	4.95	461	5.00	—	—	1,350	4.00	2,311	4.40
Collateralized mortgage obligations	—	—	—	—	652	3.46	7,012	4.93	7,664	4.80

Total securities held-to-maturity	$12,597	3.54	$7,861	4.27	$652	3.46	$8,362	4.78	$29,472	4.08

Deposits. Our primary source of funds is our deposit accounts, which are comprised of demand deposits, NOW accounts, passbook accounts, money market deposit accounts and certificates of deposit. These deposits are provided primarily by individuals within our market areas. At December 31, 2005, we did not use brokered deposits as a source of funding. Deposits increased $14.3 million, or 5.1%, for the year ended December 31, 2005. The increase in deposits consisted primarily of an increase in certificates of deposit and demand deposits. The increase in certificates of deposit was attributable primarily to competitive interest rates. The increase in demand deposits was due primarily to our increased emphasis on business deposit and checking activity. Deposits decreased $1.8 million, or 0.6%, for the year ended December 31, 2004 primarily as a result of a decrease in certificates of deposit, partially offset by increases in demand deposits and money market deposit accounts. Certificates of deposit decreased due to lower rates and movement of customer funds to non-deposit products.

The following table sets forth the balances of our deposit products at the dates indicated.

	At December 31,
	2005	2004	2003
	(In thousands)
Demand deposits	$27,912	$23,327	$19,810
NOW accounts	18,142	18,255	18,675
Passbook accounts	46,418	49,396	48,958
Money market deposit accounts	39,625	40,313	35,534
Certificates of deposit	162,926	149,478	159,625

Total	$295,023	$280,769	$282,602

The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity as of December 31, 2005. Jumbo certificates of deposit require minimum deposits of $100,000.

Maturity Period	Certificates of Deposits
(In thousands)
Three months or less	$9,584
Over three through six months	10,926
Over six through twelve months	11,973
Over twelve months	18,787

Total	$51,270

The following table sets forth the time deposits classified by rates at the dates indicated.

	At December 31,
	2005	2004	2003
	(In thousands)
0.00 - 1.00%	$—	$—	$—
1.01 - 2.00	12,471	67,281	74,243
2.01 - 3.00	50,830	31,882	34,180
3.01 - 4.00	54,583	25,737	23,978
4.01 - 5.00	43,256	6,847	7,391
5.01 - 6.00	1,363	4,310	5,477
6.01 - 7.00	423	13,421	14,356
Over 7.00	—	—	—

Total	$162,926	$149,478	$159,625

The following table sets forth the amount and maturities of time deposits classified by rates at December 31, 2005.

	Amount Due					Total	Percent of Total Deposit Accounts
	Less Than One Year	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years to Four Years	More Than Four Years
	(Dollars in thousands)
0.00 - 1.00%	$—	$—	$—	$—	$—	$—	—%
1.01 - 2.00	12,471	—	—	—	—	12,471	4.23
2.01 - 3.00	44,646	4,284	889	1,011	—	50,830	17.23
3.01 - 4.00	31,784	8,910	6,757	2,773	4,359	54,583	18.50
4.01 - 5.00	7,628	2,944	6,329	11,541	14,814	43,256	14.66
5.01 - 6.00	910	—	349	—	104	1,363	0.46
6.01 - 7.00	201	60	71	91	—	423	0.14
Over 7.00	—	—	—	—	—	—	—

Total	$97,640	$16,198	$14,395	$15,416	$19,277	$162,926	55.22%

The following table sets forth deposit activity for the periods indicated.

	Year Ended December 31,
	2005	2004	2003
	(In thousands)
Beginning balance	$280,769	$282,602	$266,385
Increase (decrease) before interest credited	8,241	(6,844)	10,224
Interest credited	6,013	5,011	5,993
Net increase (decrease) in deposits	14,254	(1,833)	16,217

Ending balance	$295,023	$280,769	$282,602

Borrowings. We utilize borrowings from a variety of sources to supplement our supply of funds for loans and investments.

	Year Ended December 31,
	2005	2004	2003
	(Dollars in thousands)
Maximum amount of advances outstanding at any month end during the period:
FHLB advances	$29,417	$22,673	$15,112
Securities sold under agreements to repurchase	23,571	8,730	3,337
Other borrowings	191	232	271
Average advances outstanding during the period:
FHLB advances	$20,844	$18,339	$11,465
Securities sold under agreements to repurchase	14,847	5,981	2,521
Other borrowings	171	214	253
Weighted average interest rate during the period:
FHLB advances	3.27%	2.24%	2.12%
Securities sold under agreements to repurchase	1.50	1.50	1.40
Other borrowings	7.00	7.00	7.00
Balance outstanding at end of period:
FHLB advances	$29,417	$18,793	$13,162
Securities sold under agreements to repurchase	20,163	7,581	2,704
Other borrowings	151	195	236
Weighted average interest rate at end of period:
FHLB advances	3.90%	2.76%	2.26%
Securities sold under agreements to repurchase	1.50	1.50	1.40
Other borrowings	7.00	7.00	7.00

Federal Home Loan Bank advances increased $10.6 million, or 56.5%, for the year ended December 31, 2005. These advances mature in 2006 through 2014. Federal Home Loan Bank advances increased $5.6 million, or 42.8%, for the year ended December 31, 2004. Increases in Federal Home Loan Bank advances in both periods were used to fund loan growth.

Securities sold under agreements to repurchase increased $12.6 million, or 166.0%, during the year ended December 31, 2005 and increased $4.9 million, or 180.4%, during the year ended December 31, 2004, primarily due to our introduction and marketing of this sweep account commercial cash management product. Increases in securities sold under agreements to repurchase in both periods were used to fund loan growth.

In addition, at December 31, 2005, we had the ability to borrow a total of $2.0 million from a correspondent bank, none of which was borrowed at such date.

Results of Operations for the Years Ended December 31, 2005, 2004 and 2003

Overview.

	2005	2004	2003	% Change 2005/2004	% Change 2004/2003
	(Dollars in thousands)
Net income	$1,416	$1,902	$1,511	(25.56)%	25.87%
Return on average assets	0.38%	0.55%	0.46%	(30.91)	19.57
Return on average equity	3.30	4.59	3.86	(28.10)	18.91
Average equity to average assets	11.58	11.92	11.81	(2.85)	0.93

2005 v. 2004. Net income decreased $486,000, or 25.6%, for the year ended December 31, 2005 compared to the year ended December 31, 2004. The decrease in net income was primarily the result of a decrease in noninterest income and an increase in noninterest expense, partially offset by an increase in net interest income.

2004 v. 2003. Net income increased $391,000, or 25.9%, for the year ended December 31, 2004, compared to the year ended December 31, 2003. The increase in net income was primarily the result of an increase in net interest income and an increase noninterest income, partially offset by an increase in noninterest expense.

Net Interest Income.

2005 v. 2004. Net interest income increased by $921,000, or 8.4%, to $11.9 million in the year ended December 31, 2005. Total interest income increased $2.3 million, or 14.1%, to $18.8 million for the year ended December 31, 2005, primarily as a result of an increase in interest income on loans. Interest income on loans increased 13.4% to $17.2 million for 2005 due to increases in the average balance and average yield. During 2005 our loan portfolio increased, primarily in higher yielding commercial real estate, multi-family, commercial business and construction loans. Interest income on securities increased 19.2% to $1.2 million for 2005 due to increases in the average balances, partially offset by a decrease in average yields of securities due to investment in shorter-term securities.

Total interest expense increased $1.4 million, or 25.4%, to $6.9 million for the year ended December 31, 2005, due primarily to increases in the average balances and average costs of deposits, in particular certificates of deposit. In connection with our 2005 branch opening, we offered promotional rates with higher levels of interest payments. In addition, the average balances and average costs of borrowings increased in 2005, due primarily to increases in our securities sold under agreements to repurchase and increased rates on Federal Home Loan Bank advances due to the increasing rate environment.

2004 v. 2003. Net interest income increased by $928,000, or 9.2%, to $11.0 million in the year ended December 31, 2004. Total interest income increased $166,000, or 1.0%, to $16.5 million for the year ended December 31, 2004, primarily as a result of an increase in interest income on securities. Interest income on securities increased 39.9% to $1.0 million for 2004 due to an increase in the average balance of the securities portfolio, and an increase in the average yield of the portfolio. During 2004, the average balance of our securities portfolio increased as a result of an increase in U.S. government and agency securities, which serve as collateral for our increasing amount of securities sold under agreements to repurchase. In addition, rates on these short-term securities increased during the period. Interest income on loans remained relatively flat over both 2003 and 2004 periods as the increase in the average balance of loans was offset by the decreasing long-term rate environment.

Total interest expense decreased $762,000, or 12.1%, to $5.5 million for the year ended December 31, 2004, due primarily to decreases in the average costs of deposits, in particular certificates of deposit. In addition, the average balances and average costs of borrowings increased in 2004, due primarily to increases in our Federal Home Loan Bank borrowings and securities sold under agreements to repurchase.

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using month-end balances, and nonaccrual loans are included in average balances only. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. Loan fees are included in interest income on loans and are insignificant. Yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

	At December 31, 2005	Year Ended December 31,
		2005			2004			2003
	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	5.95%	$299,207	$17,190	5.75%	$267,914	$15,158	5.66%	$244,610	$15,117	6.18%
Investment securities	3.77	35,022	1,241	3.54	28,777	1,041	3.62	21,614	744	3.44
Other interest-earning assets	4.19	10,766	401	3.72	25,187	309	1.23	43,125	482	1.12

Total interest-earning assets	5.69	344,995	18,832	5.46	321,878	16,508	5.13	309,349	16,343	5.28
Noninterest-earning assets		25,588			25,485			22,083

Total assets		$370,583			$347,363			$331,432

Liabilities and equity:
Interest-bearing liabilities:
NOW accounts	0.30	$18,147	58	0.32	$18,489	55	0.30	$17,215	90	0.52
Passbook accounts	0.65	48,229	312	0.65	49,126	320	0.65	47,258	330	0.70
Money market deposit accounts	1.61	39,734	603	1.52	38,683	302	0.78	36,314	429	1.18
Certificates of deposit	3.43	160,714	5,040	3.14	152,960	4,334	2.83	158,709	5,144	3.24

Total interest-bearing deposits	2.46	266,824	6,013	2.25	259,258	5,011	1.93	259,496	5,993	2.31
FHLB advances	3.90	20,844	682	3.27	18,339	411	2.24	11,465	243	2.12
Securities sold under agreement to repurchase	1.50	14,847	223	1.50	5,981	90	1.50	2,521	35	1.40
Other borrowings	7.00	171	12	7.00	214	15	7.00	253	18	7.00

Total interest-bearing borrowings	2.94	35,862	917	2.56	24,534	516	2.10	14,239	296	2.08

Total interest-bearing liabilities	2.54	302,686	6,930	2.29	283,792	5,527	1.95	273,735	6,289	2.30

Noninterest-bearing deposits		24,866			21,489			18,269
Other noninterest-bearing liabilities		115			664			273

Total liabilities		327,667			305,945			292,277
Retained earnings		42,916			41,418			39,155

Total liabilities and retained earnings		$370,583			$347,363			$331,432

Net interest income			$11,902			$10,981			$10,054

Interest rate spread				3.17			3.18			2.98
Net interest margin				3.45			3.41			3.25
Average interest-earning assets to average interest-bearing liabilities			113.98%			113.42%			113.01%

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	2005 Compared to 2004			2004 Compared to 2003
	Increase (Decrease) Due to		Net	Increase (Decrease) Due to		Net
	Volume	Rate		Volume	Rate
	(In thousands)
Interest and dividend income:
Loans	$1,771	$261	$2,032	$1,440	$(1,399)	$41
Investment securities	226	(26)	200	247	50	297
Other interest-earning assets	(177)	269	92	(200)	28	(172)

Total interest-earning assets	1,820	504	2,324	1,487	(1,321)	166
Interest expense:
Deposits	195	807	1,002	64	(1,046)	(982)
Borrowings	238	163	401	214	6	220

Total interest-bearing liabilities	433	970	1,403	278	(1,040)	(762)

Net change in interest income	$1,387	$(466)	$921	$1,209	$(281)	$928

Provision for Loan Losses. Provisions for loan losses remained unchanged at $120,000 for the years ended December 31, 2005, 2004 and 2003. We had net-charge offs of $27,000 for the year ended December 31, 2005, as compared to $12,000 for the year ended December 31, 2004 and $58,000 for the year ended December 31, 2003. The additions to the allowance for loan losses reflects management’s assessment of the loss experience of the portfolio, trends in non-accrual loans and continued growth of the loan portfolio, particularly the increases in commercial real estate loans, construction loans and commercial business loans.

An analysis of the changes in the allowance for loan losses is presented under “—Risk Management—Analysis and Determination of the Allowance for Loan Losses.”

Noninterest Income. The following table shows the components of noninterest income for the years ended December 31, 2005, 2004 and 2003.

	Year Ended December 31,
	2005	2004	2003	% Change 2005/2004	% Change 2004/2003
	(In thousands)
Service charges, fees and commissions	$1,319	$1,503	$1,343	(12.2)%	11.9%
Loan sales and servicing	70	788	421	(91.1)	87.2
Gain on sale of securities available for sale	103	68	—	51.5	N/A

Total	$1,492	$2,359	$1,764	(36.8)	33.7

2005 v. 2004. During the year ended December 31, 2005, service charges, fees and commissions decreased primarily as a result of a $98,000, or 38.1%, decrease in brokerage fee income due to the temporary reduction in our staffing in this area and a $56,000, or 12.8%, decrease in income from bank-owned life insurance. In 2004, we capitalized $650,000 of mortgage servicing rights as a result of our implementation of SFAS No. 140, regarding the recognition and measurement of servicing assets and liabilities, including mortgage servicing rights.

2004 v. 2003. During the year ended December 31, 2004, service charges, fees and commission increased primarily as a result of $100,000, or 66.7%, increase in brokerage fee income due to our increased emphasis on the sale of non-deposit products and a $31,000, or 7.6%, increase in income from bank-owned life insurance. Loan sales and servicing in 2004 includes the capitalization of mortgage servicing rights.

Noninterest Expense. The following table shows the components of noninterest expense and the percentage changes for the years ended December 31, 2005, 2004 and 2003.

	Year Ended December 31,
	2005	2004	2003	% Change 2005/2004	% Change 2004/2003
	(Dollars in thousands)
Salaries and employee benefits	$6,107	$5,750	$4,970	6.2%	15.7%
Occupancy expenses	976	942	837	3.6	12.5
Furniture and equipment	858	739	622	16.1	19.0
Data processing	594	608	614	(2.3)	(1.0)
Stationery, supplies and postage	322	295	282	9.2	4.6
Net loss on sales of securities available-for-sale	—	—	272	—	(100.0)
Other noninterest expense	2,230	2,054	1,885	8.6	9.0

Total	$11,087	$10,388	$9,482	6.7	9.6

2005 v. 2004. During the year ended December 31, 2005, salaries and employee benefits, occupancy expenses and furniture and equipment increased as a result of the opening of our West Springfield branch, including increasing the number of employees to staff the new branch.

2004 v. 2003. During the year ended December 31, 2004, salaries and employee benefits increased as a result of an incentive bonus paid to employees that was not paid in 2003. Occupancy expenses and furniture and equipment increased as a result of upgrading facilities and ATM improvements. Net loss on sales of securities available-for-sale in 2003 represents losses on the sale of marketable equity securities.

Income Taxes.

2005 v. 2004. Income tax expense for the year ended December 31, 2005 was $771,000 compared to $931,000 for the year ended December 31, 2004. Income taxes decreased due to the decrease in income before income taxes.

2004 v. 2003. Income tax expense for the year ended December 31, 2004 was $931,000 compared to $705,000 for the year ended December 31, 2003. Income taxes increased due to the increase in income before income taxes.

Risk Management

Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of net interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities, that are accounted for on a mark-to-market basis. Other risks that we face are operational risks, liquidity risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. Our strategy also emphasizes the origination of one- to four-family mortgage loans, which typically have lower default rates than other types of loans and are secured by collateral that generally tends to appreciate in value.

When a borrower fails to make a required loan payment, we take a number of steps to attempt to have the borrower cure the delinquency and restore the loan to current status. Generally, when the loan becomes 15 days past due, a late charge notice is generated and sent to the borrower and phone calls are made. If payment is not then received by the 45th day of delinquency, we will attempt to contact the borrower by telephone. If no successful workout can be achieved, after a loan becomes 90 days delinquent, we may commence foreclosure and/or other legal proceedings. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances.

Management reports to the board of investment of the board of trustees monthly regarding the amount of loans delinquent more than 90 days or over $125,000, all loans in foreclosure and all foreclosed and repossessed property that we own.

Analysis of Nonperforming and Classified Assets. We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. Loans are generally placed on nonaccrual status when they become 90 days delinquent, at which time the accrual of interest ceases and the allowance for any uncollectible accrued interest is established and charged against operations. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as foreclosed assets until it is sold. When property is acquired, it is initially recorded at the lower of its cost, or market price, less estimate selling expenses. Holding costs and declines in fair value after acquisition of the property result in charges against income.

The following table provides information with respect to our nonperforming assets at the dates indicated. We did not have any real estate owned, troubled debt restructurings or any accruing loans past due 90 days or more at the dates presented.

	At December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands)
Nonaccrual loans:
Real estate-mortgage	$545	$632	$117	$231	$177
Construction	—	—	—	—	—
Commercial	183	5	159	78	39
Consumer	8	19	3	2	39

Total	736	656	279	311	255
Total nonperforming assets	$736	$656	$279	$311	$255

Total nonperforming loans to total loans	0.23%	0.23%	0.11%	0.13%	0.11%
Total nonperforming loans to total assets	0.19	0.19	0.08	0.10	0.09
Total nonperforming assets to total assets	0.19	0.19	0.08	0.10	0.09

Interest income that would have been recorded for the year ended December 31, 2005 had nonaccruing loans been current according to their original terms amounted to $28,000. Income related to nonaccrual loans included in interest income for the year ended December 31, 2005 was $44,000.

Regulators have adopted various regulations and practices regarding problem assets of financial institutions. Under such regulations, federal and state examiners have authority to identify problem assets during examinations and, if appropriate, require them to be classified. Chicopee Savings Bank performs an internal analysis of its loan portfolio and assets to classify such loans and assets similar to the manner in which such loans and assets are classified by the federal banking regulators. In addition, Chicopee Savings Bank regularly analyzes the losses inherent in its loan portfolio and its nonperforming loans to determine the appropriate level of the allowance for loan losses. There are four classifications for problem assets: loss, doubtful, substandard and special mention. An asset classified as “loss” is normally fully charged-off. “Substandard” assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Nonaccruing loans are normally classified as substandard. “Doubtful” assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated “special mention.”

The following table shows the aggregate amounts of our classified assets at the dates indicated. We did not have any assets classified as “doubtful” or “loss” at the dates presented.

	December 31,
	2005	2004	2003
	(In thousands)
Special mention assets	$282	$3,274	$4,316
Substandard assets	2,723	1,887	448

Total classified assets	$3,005	$5,161	$4,764

Other than disclosed in the above tables, there are no other loans at December 31, 2005 that management has serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

Delinquencies. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

	At December 31,
	2005		2004		2003
	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due
	(In thousands)
Real estate-mortgage	$517	$341	$1,068	$478	$731	$622
Construction	135	—	—	—	180	—
Commercial	114	8	35	2	63	72
Consumer	41	4	40	15	63	6

Total	$807	$353	$1,143	$495	$1,037	$700

Analysis and Determination of the Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable credit losses in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of: (1) a specific allowance on identified problem loans; and (2) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

Specific Allowance Required for Identified Problem Loans. We establish an allowance on certain identified problem loans based on such factors as: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not delinquent to recognize the incurred losses associated with lending activities. This general valuation allowance is determined by segregating the loans by loan category and assigning percentages to each category. The percentages are adjusted for significant factors that, in management’s judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in existing general economic and business conditions affecting our primary lending areas and the national economy, staff lending experience, recent loss experience in particular segments of the portfolio, specific reserve and classified asset trends, delinquency trends, risk rating trends and regulatory conditions. The applied loss factors are reevaluated monthly to ensure their relevance in the current economic environment.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans and other loans that management may have concerns about collectibility. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan or a shortfall in collateral value would result in our allocating a portion of the allowance to the loan that was impaired.

At December 31, 2005, our allowance for loan losses represented 0.8% of total gross loans and 353.9% of nonperforming loans. The allowance for loan losses increased slightly from $2.5 million at December 31, 2004 to $2.6 million at December 31, 2005, due to a provision for loan losses of $120,000, partially offset by net charge-offs of $27,000. The provision for loan losses in the year ended December 31, 2005 reflects management’s assessment of the loss experience of the overall loan portfolio, trends in non-accrual loans and continued growth of the loan portfolio, particularly the increases in commercial real estate loans, construction loans and commercial business loans. There was no change in the loss factors used to calculate the allowance from December 31, 2004 to December 31, 2005.

At December 31, 2004, our allowance for loan losses represented 0.9% of total gross loans and 382.9% of nonperforming loans. The allowance for loan losses increased from $2.4 million at December 31, 2003 to $2.5 million at December 31, 2004 due to the provision for loan losses of $120,000, partially offset by net charge-offs of $12,000. The provision for loan losses in the year ended December 31, 2004 reflects management’s assessment of the loss experience of the overall loan portfolio, trends in non-accrual loans and continued growth of the loan portfolio, particularly the increases in commercial real estate loans, construction loans and commercial business loans. There was no change in the loss factors used to calculate the allowance from December 31, 2003 to December 31, 2004.

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

	At December 31,
	2005			2004			2003
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate-mortgage	$1,754	67.33%	76.54%	$1,550	61.70%	78.40%	$1,464	60.90%	79.70%
Construction	—	—	5.59	—	—	5.07	—	—	4.19
Commercial	580	22.26	12.16	749	29.82	11.50	432	17.97	11.74
Consumer	271	10.41	5.71	213	8.48	5.03	168	6.99	4.37
Unallocated	—	—	—	—	—	—	340	14.14	—

Total allowance for loan losses	$2,605	100.00%	100.00%	$2,512	100.00%	100.00%	$2,404	100.00%	100.00%

	At December 31,
	2002			2001
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate-mortgage	$1,209	51.62%	80.51%	$1,060	46.50%	81.65%
Construction	—	—	4.93	—	—	4.90
Commercial	401	17.12	10.38	303	13.29	8.89
Consumer	151	6.45	4.18	154	6.75	4.56
Unallocated	581	24.81	—	763	33.46	—

Total allowance for loan losses	$2,342	100.00%	100.00%	$2,280	100.00%	100.00%

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with U.S. generally accepted accounting principles, there can be no assurance that our banking regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. Our banking regulators may require us to increase our allowance for loan losses based on judgments different from ours. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Analysis of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated.

	Year Ended December 31,
	2005	2004	2003	2002	2001
		(Dollars in thousands)
Allowance at beginning of period	$2,512	$2,404	$2,342	$2,280	$2,115
Provision for loan losses	120	120	120	120	80
Charge offs:
Real estate-mortgage	—	—	4	34	—
Construction	—	—	—	—	—
Commercial	17	34	67	20	—
Consumer	14	3	—	7	—

Total charge-offs	31	37	71	61	—
Recoveries:
Real estate-mortgage	—	—	—	—	85
Construction	—	—	—	—	—
Commercial	1	25	13	—	—
Consumer	3	—	—	3	—

Total recoveries	4	25	13	3	85

Net charge-offs	(27)	(12)	(58)	(58)	85

Allowance at end of period	$2,605	$2,512	$2,404	$2,342	$2,280

Allowance to nonperforming loans	353.94%	382.93%	861.65%	753.05%	894.12%
Allowance to total loans outstanding at the end of the period	0.82%	0.89%	0.94%	0.97%	1.01%
Net charge-offs (recoveries) to average loans outstanding during the period	0.01%	0.00%	0.02%	0.02%	(0.04)%

Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Our strategy for managing interest rate risk emphasizes: adjusting the maturities of borrowings; adjusting the investment portfolio mix and duration; increasing our focus on shorter-term, adjustable-rate commercial and multi-family lending; selling fixed-rate mortgage loans; and periodically selling available-for-sale securities. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments.

We have an Asset/Liability Committee, which includes members of management, to communicate, coordinate and control all aspects involving asset/liability management. The committee reports to the board of trustees quarterly and establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

Net Interest Income Simulation Analysis. We analyze our interest rate sensitivity position to manage the risk associated with interest rate movements through the use of interest income simulation. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest sensitive.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period.

Our goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest income. Interest income simulations are completed monthly and presented to the Asset/Liability Committee and the board of trustees. The simulations provide an estimate of the impact of changes in interest rates on net interest income under a range of assumptions. The numerous assumptions used in the simulation process are reviewed by the Asset/Liability Committee and the board of trustees on a quarterly basis. Changes to these assumptions can significantly affect the results of the simulation. The simulation incorporates assumptions regarding the potential timing in the repricing of certain assets and liabilities when market rates change and the changes in spreads between different market rates. The simulation analysis incorporates management’s current assessment of the risk that pricing margins will change adversely over time due to competition or other factors.

Simulation analysis is only an estimate of our interest rate risk exposure at a particular point in time. We continually review the potential effect changes in interest rates could have on the repayment of rate sensitive assets and funding requirements of rate sensitive liabilities.

The table below sets forth an approximation of our exposure as a percentage of estimated net interest income for the next 12 month period using interest income simulation. The simulation uses projected repricing of assets and liabilities at December 31, 2005 on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments. Prepayment rates can have a significant impact on interest income simulation. Because of the large percentage of loans we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn affect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and vice versa. While we believe such assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future mortgage-backed security and loan repayment activity.

The following table reflects changes in estimated net interest income for Chicopee Savings Bank at December 31, 2005 through December 31, 2006.

Increase (Decrease) in Market Interest Rates (Rate Shock)		Net Interest Income
		$ Amount	$ Change	% Change
		(Dollars in thousands)
300	bp	$11,988	$(2,729)	(22.76)%
200		12,928	(1,789)	(13.84)
100		13,829	(888)	(6.42)
0		14,717	—	—
(100)		14,984	267	1.78
(200)		14,033	(684)	(4.87)

The basis point changes in rates in the above table is assumed to occur evenly over the following 12 months.

Liquidity Management. Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of securities, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Prepayment rates can have a significant impact on interest income. Because of the large percentage of loans we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn affect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and vice versa. While we believe these assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual loan repayment activity.

We regularly adjust our investments in liquid assets based upon our assessment of: (1) expected loan demands; (2) expected deposit flows; (3) yields available on interest-earning deposits and securities; and (4) the objectives of our asset/liability management policy.

Our most liquid assets are cash and cash equivalents. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. At December 31, 2005, cash and cash equivalents totaled $17.6 million. Securities classified as available for sale whose market value exceeds our cost, which provide additional sources of liquidity, totaled $3.0 million at December 31, 2005. Total securities classified as available for sale were $4.9 million at December 31, 2005. In addition, at December 31, 2005, we had the ability to borrow a total of approximately $120.0 million from the Federal Home Loan Bank of Boston. On December 31, 2005, we had $29.4 million of borrowings outstanding. Future growth of our loan portfolio resulting from our expansion efforts may require us to borrow additional funds.

At December 31, 2005, we had $54.1 million in loan commitments outstanding, which consisted of $6.2 million of mortgage loan commitments, $17.1 million in unadvanced construction loan commitments, $7.5 million in unused home equity lines of credit and $23.3 million in commercial lines of credit. Certificates of deposit due within one year of December 31, 2005 totaled $97.6 million, or 59.9% of certificates of deposit. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2006. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

The following table presents certain of our contractual obligations as of December 31, 2005.

	Payments Due by period
Contractual Obligations	Total	Less than One Year	One to Three Years	Three to Five Years	More Than 5 Years
	(In thousands)
Long-term debt obligations	$29,417	$11,037	$424	$—	$17,956
Operating lease obligations	2,527	199	401	374	1,553
Long-term liabilities	151	—	151	—	—

Total	$32,095	$11,236	$976	$374	$19,509

Our primary investing activities are the origination and purchase of loans and the purchase of securities. Our primary financing activities consist of activity in deposit accounts and Federal Home Loan Bank advances. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit relationships. Occasionally, we offer promotional rates on certain deposit products to attract deposits.

The following table presents our primary investing and financing activities during the periods indicated.

	Year Ended December 31,
	2005	2004	2003
	(In thousands)
Investing activities:
Loan participation purchases	$(7,546)	$(1,685)	$(7,285)
Loans disbursed or closed	(122,928)	(107,888)	(108,694)
Purchases of securities	(56,643)	(18,446)	(29,606)
Financing activities:
Increase (decrease) in deposits	14,254	(1,833)	16,485
Increase in FHLB advances	10,625	5,630	5,708
Increase (decrease) in securities sold under agreements to repurchase	12,582	4,877	(267)

Capital Management. As a mutual savings bank, we have managed our capital to maintain strong protection for depositors and creditors. We are subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2005, we exceeded all of our regulatory capital requirements. We are considered “well capitalized” under regulatory guidelines. See “Regulation and Supervision—Federal Bank Regulation—Capital Requirements,” “Regulatory Capital Compliance” and note 13 of the notes to the consolidated financial statements included in this prospectus.

This offering is expected to increase our consolidated equity by $65.6 million to $109.0 million at the maximum of the offering. See “Capitalization.” Following completion of this offering, we also will manage our capital for maximum stockholder benefit. The capital from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Our financial condition and results of operations are expected to be enhanced by the capital from the offering, resulting in increased net interest-earning assets and net income. However, the large increase in equity resulting from the capital raised in the offering will, initially, have an adverse impact on our return on equity. Following the offering, we may use capital management tools such as cash dividends and common share repurchases. However, under Federal Deposit Insurance Corporation regulations, we will not be allowed to repurchase any shares during the first year following the offering, except that stock repurchases of no greater than 5% of outstanding capital stock may be made during this one-year period where compelling and valid business reasons are established to the satisfaction of the Federal Deposit Insurance Corporation.

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, letters of credit and lines of credit. For information about our loan commitments and unused lines of credit, see note 11 of the notes to the consolidated financial statements. We currently have no plans to engage in hedging activities in the future.

For the years ended December 31, 2005 and December 31, 2004, we engaged in no off-balance sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

Statement of Financial Accounting Standard (“SFAS”) No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. Until such time Chicopee Savings Bank has a change in accounting principle, this Statement has no effect on the financial condition and operations of Chicopee Savings Bank.

SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140,” was issued in February 2006. The Statement addresses issues related to beneficial interests in securitized financial assets and is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Management does not expect this

Statement to affect the financial condition and results of operations of Chicopee Savings Bank as Chicopee Savings Bank does not have beneficial interests in securitized financial assets.

FASB Staff Position (“FSP”) 115-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” was issued on November 3, 2005. This FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Guidance in the FSP shall be applied to reporting periods beginning after December 15, 2005 with earlier application permitted. Chicopee Savings Bank has applied the guidance in this FSP in these financial statements for the year ended December 31, 2005, the effect of which was not material to the financial condition and results of operations of Chicopee Savings Bank.

In March 2005, the FASB issued FSP FIN 46(R)-5, “Implicit Variable Interests under FASB Interpretation No. 46, Consolidation of Variable Interest Entities.” FSP FIN 46(R)-5 provides guidance for a reporting enterprise that holds an implicit variable interest in a variable interest entity (“VIE”) and is also a related party to other variable interest holders. This guidance requires that if the aggregate variable interest held by the reporting enterprise and its related parties would, if held by a single party, identify that party as the primary beneficiary, then the party within the related party group that is most closely associated with the VIE is the primary beneficiary. The effective date of the FSP FIN 46(R)-5 is the first reporting period ending after December 15, 2005 with early application permitted for periods for which financial statements have not been issued. Management does not believe that implementation of the FSP will have a material effect on Chicopee Savings Bank’s results of operations or financial position as it does not have any variable interest entities.

FSP Statement of Position 94-6-1, “Terms of Loan Products That May Give Rise to a Concentration of Credit Risk,” was issued in December 2005 to emphasize the terms of certain loan products may increase a reporting entity’s exposure to credit risk and thereby may result in disclosure in the financial statements of a concentration of credit risk as an individual product type or as a group of products with similar features. Possible shared characteristics on which significant concentrations may be determined include, but are not limited to, borrowers subject to significant payment increases, loans with terms that permit negative amortization and loans with high loan-to-value ratios. The FSP, which was effective December 31, 2005, did not affect the financial condition and results of operations of Chicopee Savings Bank.

Effect of Inflation and Changing Prices

The financial statements and related financial data presented in this prospectus have been prepared in accordance with U.S. generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Our Management

Directors

The initial board of directors of Chicopee Bancorp consists of the twenty current trustees of Chicopee Savings Bank. The board of directors of Chicopee Bancorp are elected to terms of three years, approximately one-third of whom are elected annually.

All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Wagner and Mr. Ormsby, who are officers of Chicopee Bancorp, and Ms. Hayward, whose company received payment from Chicopee Savings Bank in excess of $200,000 and 5% of her company’s 2005 gross revenues. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her occupation for the last five years. Ages presented are as of December 31, 2005. The period of service as a director also reflects time served as a trustee of Chicopee Savings Bank.

The following directors have terms ending in 2007:

James P. Lynch is the Executive Director of the Chicopee Housing Authority. Age 57. Director since 2004.

William D. Masse is the President of Granfield, Bugbee & Masse Insurance Agency. Age 49. Director since 1998.

W. Guy Ormsby has been the Executive Vice President and Treasurer of Chicopee Savings Bank since 1983. After the conversion, Mr. Ormsby will serve as Executive Vice President, Chief Financial Officer and Treasurer of Chicopee Bancorp and Chicopee Savings Bank. Age 61. Director since 1986.

Edwin M. Sowa is the owner of Sowa Advertising, an advertising firm. Age 76. Director since 1982.

David P. Fontaine is President of Fontaine Brothers., Inc., a construction company. Age 45. Director since 2004.

William J. Wagner is the President and Chief Executive Officer of Chicopee Savings Bank. He has served in this capacity since 1984. After the conversion, Mr. Wagner will serve as President and Chief Executive Officer of Chicopee Bancorp and Chicopee Savings Bank, as well as Chairman of the Board of Chicopee Bancorp. Age 59. Director since 1984.

The following directors have terms ending in 2008:

Arthur F. DuBois is an account executive with Lebel-Lavigne Insurance Agency. Age 73. Director since 1980.

William J. Giokas is the President of Lamb Knitting Machine Corp. Mr. Giokas also serves as Clerk of Chicopee Savings Bank and, after the conversion, will serve as Corporate Secretary of Chicopee Savings Bank. Age 59. Director since 1987.

Francine Jasinski Hayward is the co-owner of Jasin Advertising Associates, Inc., an advertising agency. Age 45. Director since 1999.

Edmund J. Mekal is retired. Prior to retiring, Mr. Mekal was the Executive Vice President of United Engineers, Inc. Age 76. Director since 1992.

John P. Moylan is a retired attorney. Prior to his retirement in 2005, Mr. Moylan served as Deputy Superintendent of the Holyoke Soldiers Home. Age 71. Director since 1996.

Gregg F. Orlen is the owner of Gregg Orlen Custom Homebuilders, a construction company. Age 56. Director since 1999.

Judith T. Tremble is Executive Vice President of Valley Communications Systems, Inc., a telephone and security company. Age 63. Director since 1999.

The following directors have terms ending in 2009:

Thomas J. Bardon has been the President and Treasurer of Chicopee Provision Co., Inc., a meat manufacturer, since 1999, and was the co-owner of Custom Computers Inc., a computer repair company, until 2003. Age 65. Director since 1981.

James H. Bugbee is the Vice President of Granfield, Bugbee & Masse Insurance Agency. Age 43. Director since 1996.

Louis E. Dupuis is retired. Prior to his retirement, Mr. Dupuis owned Ames Electroplating. Age 74. Director since 1973.

Douglas K. Engebretson is the President of Tessier Associates, Inc., an architecture firm. Age 59. Director since 2000.

Edward J. Fitzgerald is a retired Certified Public Accountant. Prior to his retirement, Mr. Fitzgerald was the founder of the accounting firm Downey Sweeney & Fitzgerald, P.C. Age 75. Director since 1967.

Paul C. Picknelly has been President of Falcon Management, LLC, a real estate holdings and management company since January 2005. Prior to that, he was President of Falcon Hotel Corp., a hotel management company. Age 45. Director since 2000.

Barry W. Soden was the General Manager for Chicopee Electric Light Department until his retirement in 2005. Age 57. Director since 1992.

Executive Officers

The initial executive officers of Chicopee Bancorp are the same as those who serve as executive officers of Chicopee Savings Bank. These executive officers are elected annually by the board of directors and serve at the board’s discretion. The executive officers of Chicopee Bancorp and Chicopee Savings Bank are:

William J. Wagner	President and Chief Executive Officer of Chicopee Bancorp and Chicopee Savings Bank

W. Guy Ormsby	Executive Vice President, Chief Financial Officer and Treasurer of Chicopee Bancorp and Executive Vice President and Treasurer of Chicopee Savings Bank

Maria J.C. Aigner	Senior Vice President of Chicopee Bancorp and Senior Vice President, Human Resources, of Chicopee Savings Bank

Alzira C. Costa	Senior Vice President of Chicopee Bancorp and Senior Vice President, Operations and Security, of Chicopee Savings Bank

Russell J. Omer	Senior Vice President of Chicopee Bancorp and Senior Vice President, Lending, of Chicopee Savings Bank

Below is information regarding our executive officers who are not also directors. Unless otherwise stated, each executive officer has held his or her current position for at least the last five years. Ages presented are as of December 31, 2005.

Maria J.C. Aigner has served as Senior Vice President, Human Resources, of Chicopee Savings Bank since December 2004. Previously, Ms. Aigner served as Vice President, Human Resources. Ms. Aigner is the cousin of Alzira C. Costa, Senior Vice President, Operations and Security, of Chicopee Savings Bank. Age 50.

Alzira C. Costa has served as Senior Vice President, Operations and Security, of Chicopee Savings Bank since 1987. Ms. Costa is the cousin of Maria J.C. Aigner, Senior Vice President, Human Resources. Age 58.

Russell J. Omer has served as Senior Vice President, Lending, since 1998. Age 55.

Committees of the Board of Directors of Chicopee Bancorp, Inc.

In connection with the formation of Chicopee Bancorp, the board of directors established Audit, Compensation and Nominating and Governance Committees of Chicopee Bancorp.

The Audit Committee consists of Messrs. Fitzgerald, Fontaine and Masse. The primary role of the Audit Committee is to assist the board of directors in its oversight of the integrity of Chicopee Bancorp’s processes and systems of internal controls concerning accounting and financial reporting and to review compliance with applicable laws and regulations. The committee is also responsible for engaging Chicopee Bancorp’s independent auditor and its internal auditor and monitoring their conduct and independence. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The board of directors has designated Mr. Fitzgerald as an audit committee financial expert under the rules of the Securities and Exchange Commission.

The Compensation Committee, consisting of Messrs. Orlen, Tremble, Dupuis, Bugbee and Giokas, will be responsible for determining annual grade and salary levels for employees and establishing personnel policies. Each member of the Compensation Committee is independent under the listing standards of the Nasdaq Stock Market.

The Nominating and Governance Committee, consisting of Messrs. DuBois, Mekal, Moylan and Picknelly, will be responsible for the annual selection of management’s nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementing and monitoring the adherence to Chicopee Bancorp’s corporate governance policy. Each member of the Nominating and Governance Committee is independent under the definition contained in the listing standards of the Nasdaq Stock Market.

Each of the committees listed above will operate under a written charter, which will govern its composition, responsibilities and operations.

Corporate Governance Policies and Procedures

In addition to establishing committees of the board of directors, Chicopee Bancorp will also adopt several policies to govern the activities of both Chicopee Bancorp and Chicopee Savings Bank, including a corporate governance policy and code of business conduct and ethics. The corporate governance policy will set forth:

•	the duties and responsibilities of each director;

•	the composition, responsibilities and operation of the board of directors;

•	the establishment and operation of board committees;

•	succession planning;

•	convening executive sessions of independent directors;

•	the board of directors’ interaction with management and third parties; and

•	the evaluation of the performance of the board of directors and the chief executive officer.

The code of business conduct and ethics, which will apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Directors’ Compensation

Fees. Each non-employee trustee of Chicopee Savings Bank receives $450 per meeting of the board of trustees. Each member of the board of investment receives $13,000 annually. Members of subcommittees of the board of trustees receive $300 per meeting attended. All Audit Committee members receive $400 per meeting. William J. Giokas receives $350 per meeting attended, in addition to the fee paid to trustees, for service as Clerk of Chicopee Savings Bank.

Non-employee directors of Chicopee Bancorp will receive a $3,000 annual retainer. Members of the Chicopee Bancorp Audit Committee will receive an additional $1,500 annual retainer.

Executive Compensation

Summary Compensation Table. The following information is provided for our President and Chief Executive Officer and other executive officers of Chicopee Savings Bank who received a salary and bonus of $100,000 or more during the year ended December 31, 2005.

		Annual Compensation (1)
Name and Position	Year	Salary	Bonus	All Other Compensation (2)
William J. Wagner	2005	$296,000	$12,580	$151,534
President and Chief Executive Officer
W. Guy Ormsby	2005	$177,100	$7,527	$64,337
Executive Vice President, Chief
Financial Officer and Treasurer
Russell J. Omer	2005	$153,300	$6,515	$35,094
Senior Vice President, Lending
Alzira C. Costa	2005	$110,000	$4,675	$31,455
Senior Vice President, Operations

(1)	Does not include the aggregate amount of perquisites or other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.

(2)	For Messrs. Wagner, Ormsby and Omer and Ms. Costa, the 2005 amount consists of executive supplemental retirement agreement contributions of $149,542, $63,456, $33,129 and $29,770 respectively, and employer matching contributions under Chicopee Savings Bank’s 401(k) plan of $1,992, $921, $1,965, and $1,685, respectively.

Employment Agreements. Upon the completion of the conversion, Chicopee Savings Bank and Chicopee Bancorp intend to enter into an employment agreement with each of Messrs. Wagner and Ormsby (collectively referred to as the “employment agreement”). The employment agreement is intended to ensure that Chicopee Savings Bank and Chicopee Bancorp will be able to maintain a stable and competent management base after the conversion. The continued success of Chicopee Savings Bank and Chicopee Bancorp depends to a significant degree on the skills and competence of officers.

The employment agreement will provide for a three-year term. The term of the employment agreement will be extended on a daily basis unless written notice of non-renewal is given by the board of directors of Chicopee Bancorp or Chicopee Savings Bank or by the executive. The employment agreement provides that each executive’s base salary will be reviewed annually. The base salaries which will be effective for such employment agreements for Messrs. Wagner and Ormsby will be $296,000 and $177,000, respectively. In addition to the base salary, the employment agreement provides for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreement provides for termination by Chicopee Savings Bank or Chicopee Bancorp for cause, as defined in the employment agreement, at any time. If Chicopee Savings Bank or Chicopee Bancorp chooses to terminate an executive’s employment for reasons other than for cause, or if an executive resigns from Chicopee Savings Bank or Chicopee Bancorp after a: (1) material reduction in the executive’s responsibilities or authority in connection with his employment with Chicopee Savings Bank and Chicopee Bancorp; (2) assignment to the executive of duties of a non-executive nature; (3) failure of the executive to be nominated or re-nominated as a member of the board of directors; (4) reduction in the benefits and perquisites being provided to the executive in the employment agreement (unless the reduction is made on a non-discriminatory manner to all employees); (5) termination of incentive plans, programs or arrangements to such an extent as to materially reduce the aggregate value of said benefits below the value as of the date of the agreement; (6) relocation of the executive’s principal place of employment by more than 35 miles; or (7) liquidation or dissolution of Chicopee Savings Bank or Chicopee Bancorp, the executive or, if the executive dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the executive for the remaining term of the employment agreement and the contributions that would have been made on the executive’s behalf to any employee benefit plans of Chicopee Savings Bank and Chicopee Bancorp during the remaining term of the employment agreement. Chicopee Savings Bank and/or Chicopee Bancorp would also continue and/or pay for the executive’s life, health and dental coverage for the remaining term of the employment agreement. Upon termination of the executive for reasons other than a change in control, the executive must adhere to a one year non-competition restriction. The agreements also provide the executives with a disability benefit equal to 100% of the executive’s biweekly rate of base salary as of his termination date. Disability payments are reduced by any disability benefits paid to an executive under any policy or program maintained by Chicopee Savings Bank and/or Chicopee Bancorp. An executive will cease to receive disability payments upon the earlier of: (1) the date an executive returns to full-time employment; (2) the death of the executive; (3) executive’s attainment of age 65; or (4) the expiration of the executive’s employment agreement.

Under the employment agreement, if voluntary or involuntary termination follows a change in control of Chicopee Savings Bank or Chicopee Bancorp, the executive or, if the executive dies, his beneficiary, would be entitled to a severance payment equal to three times the average of the executive’s annual compensation for the five (5) preceding taxable years. Chicopee Savings Bank and/or Chicopee Bancorp would also continue the executive’s life, health and dental coverage for thirty-six months following his termination of employment. Under the terms of the Employment Agreement, executive would also be entitled to receive an additional tax indemnification payment if payments under the employment agreement or any other payments triggered liability under the Internal Revenue Code of 1986, as amended, as an excise tax constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times the executive’s average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive’s average compensation over the preceding five-year period. If a change in control of Chicopee Savings Bank and Chicopee Bancorp occurred, the total amount of payments due under the employment agreement, based solely on the executives’ average annual taxable compensation for 2001 through 2005 (without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable) would be approximately $1.47 million.

Payments owed to the executive under the employment agreement will be guaranteed by Chicopee Bancorp if payments or benefits are not paid by Chicopee Savings Bank. The employment agreements also provides that Chicopee Savings Bank and Chicopee Bancorp will indemnify the executive to the fullest extent legally allowable.

Change in Control Agreements. Upon completion of the conversion, Chicopee Savings Bank will enter into change in control agreements with certain individuals, including Mr. Omer and Ms. Costa. Each change in control agreement will have a three-year term which renews daily. If, within two (2) years of a change in control of Chicopee Savings Bank or Chicopee Bancorp, Chicopee Savings Bank or Chicopee Bancorp or their successors terminates the employment of an individual who has entered into a change in control agreement for reasons other than for cause, or if the individual voluntarily resigns upon the occurrence of circumstances specified in the agreements, the officer will receive a severance payment under the agreements equal to three times the officer’s average annual compensation for the five most recent taxable years. Chicopee Savings Bank will also continue health and welfare benefit coverage for 36 months following termination of employment. If a change in control of Chicopee Savings Bank or Chicopee Bancorp occurred, and Chicopee Savings Bank terminated all officers covered by change in control agreements, the total payments due under the agreements, based solely on the executive’s average annual taxable compensation for 2001 through 2005 (without regard to further base salary adjustments or bonuses and excluding any benefits under any benefit plan which may be payable) would equal approximately $1.1 million. The agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G of the Internal Revenue Code, which provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control.

Employee Severance Compensation Plan. In connection with the offering, Chicopee Savings Bank expects to adopt the Chicopee Savings Bank Employee Severance Compensation Plan to provide severance benefits to eligible employees whose employment terminates in connection with a change in control of Chicopee Savings Bank or Chicopee Bancorp. Employees become eligible for severance benefits under the plan if they have a minimum of one year of service with Chicopee Savings Bank. Individuals who enter into employment or change in control agreements with Chicopee Savings Bank or Chicopee Bancorp will not participate in the severance plan. Under the severance plan, if, within 12 months of a change in control, Chicopee Savings Bank or Chicopee Bancorp or their successors terminate an employee’s employment or if the individual voluntarily terminates employment upon the occurrence of events specified in the severance plan, then that individual will receive a severance payment equal to one month’s compensation for each year of service with Chicopee Savings Bank, up to a maximum payment equal to 199% of the employee’s base compensation. Based solely on compensation levels and years of service at December 31, 2005 and all eligible employees became entitled to receive severance payments, the aggregate payments due under the severance plan would equal approximately $            .

Executive Supplemental Retirement Income Agreements. Chicopee Savings Bank entered into executive supplemental retirement income agreements with Messrs. Wagner, Ormsby and Omer and Ms. Costa. Benefits contemplated by the agreements may be funded through the secular grantor trust agreements (see“—Executive Compensation—Grantor Trust Agreements”) or through the “rabbi” trust (see “—Executive Compensation—Rabbi Trust”) that have been established by Chicopee Savings Bank. Chicopee Savings Bank makes contributions annually to the secular grantor trust on behalf of executive supplemental retirement income participants. After withholding taxes on these contributions, the remaining amounts are used to purchase life insurance or other investment vehicles to fund the payment of the applicable executive supplemental retirement income agreement benefits. If a participant exercises withdrawal rights with respect to the contributions made to the secular grantor trust, Chicopee Savings Bank continues to accrue “phantom” contributions to the grantor trust, but makes no further contributions to the secular trust on the participant’s behalf. The agreements provide that the executives will receive a monthly supplemental retirement income benefit for a period of 240 months following retirement at or after age 65. In the event an executive dies at anytime after the later of : (i) his 65th birthday or (ii) the actual date the executive terminates his service with Chicopee Savings Bank, but prior to the commencement or completion of his benefit payments, Chicopee Savings Bank will pay the executive’s beneficiary the same monthly installments or the beneficiary can elect a lump sum payment. The actual amount of the supplemental income retirement benefit will be a function of (i) the amount and timing of contributions (or phantom contributions) to the secular grantor trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions).

The agreements also provide for a benefit in the event an executive terminates service with Chicopee Savings Bank, voluntarily or involuntarily, prior to attaining age 65 for reasons other than Cause (as defined in the agreements). Under these circumstances, unless the executive has elected a lump sum option, the executive will receive a monthly annuity based on his account balance as of his termination date. If an executive’s service with Chicopee Savings Bank is terminated due to a disability before he attains age 65, the executive may request a disability benefit in lieu of a retirement benefit. The disability payment will be equal to: (i) the executive’s balance in his Retirement Income Trust Fund, plus (ii) the balance of the executive’s accrued benefit account (if applicable). Disability payments are paid in a lump sum. Chicopee Savings Bank will make any necessary amendments to these agreements prior to December 31, 2006, in order to ensure the agreements comply with the requirements of Section 409A of the Internal Revenue Code and the regulations and other Internal Revenue Service guidance issued thereunder.

Grantor Trust Agreements. In connection with the executive supplemental retirement income agreements, Chicopee Savings Bank and participants in the executive supplemental retirement income agreements have entered into secular grantor trust agreements with an independent trustee. Under each trust agreement, Chicopee Savings Bank and the participant may make contributions to the trust for the purpose of funding benefits payable under the executive supplemental retirement income agreements. Contributions made by Chicopee Savings Bank are taxable to the participants, who maintain certain withdrawal rights under the agreements. Exercise of withdrawal rights, however, terminates Chicopee Savings Bank’s obligation to make future contributions to the trust, although Chicopee Savings Bank will continue to accrue “phantom” contributions. Participants may also direct the investment of contributions made to the trust on their behalf. Payments from the trust are made in accordance with the terms of the Executive supplemental retirement income agreements.

Rabbi Trust. Chicopee Savings Bank entered into a grantor or “rabbi” trust agreement with an independent trustee. The grantor trust has been established to hold assets that Chicopee Savings Bank may contribute for the purpose of making benefit payments under the executive supplemental retirement income agreements. Funds held in the trust remain at all times subject to the claims of Chicopee Savings Bank’s creditors in the event of Chicopee Savings Bank’s insolvency.

Benefit Plans

Pension Plan. Chicopee Savings Bank maintains a pension plan for its eligible employees. Generally, employees of Chicopee Savings Bank begin participation in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. Participants in the pension plan become vested in their accrued benefit under the pension plan upon the earlier of the: (1) attainment of their “normal retirement age” (as described in the pension plan) while employed at Chicopee Savings Bank; (2) completion of three vesting years of service with Chicopee Savings Bank; or (3) death or disability of the participant. Participants are generally credited with a vesting year of service for each year in which they complete at least 1,000 hours of service.

A participants normal benefit under the pension plan equals the sum of (1) 1.25% of the participant’s average compensation (generally defined as the average taxable compensation for the three consecutive limitation years that produce the highest average) by the number of years of service the participant has under the plan up to 25 years of service, plus (2) 0.6% of the excess of the participants average compensation over the participant’s covered compensation (the social security taxable wage base for the 35 years ending in the year the participant becomes eligible for non-reduced social security benefits) for each year of service under the plan up to 25 years of service. Participants may retire at or after age 65 and receive their full benefits under the plan. Participants may also retire early at age 62 or at age 55 with ten years of service or age 50 with 15 years of service and receive a reduced retirement benefit. Pension benefits are payable in equal monthly installments for life, or for married persons, as a joint survivor annuity over the lives of the participant and spouse. Participants may also elect a lump sum payment with the consent of their spouse. If a participant dies while employed by Chicopee Savings Bank, a death benefit will be payable to either his or her spouse or estate, or named beneficiary, equal to the entire amount of the participant’s accrued benefit in the plan.

The following table indicates the annual employer-provided retirement benefits that would be payable under the pension plan upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $170,000 per year and annual compensation for benefit calculation purposes is limited to $210,000 per year for the plan year beginning November 1, 2005.

Average Annual Compensation	Years of Service
	10	15	20	25+
$25,000	$3,125	$4,688	$6,250	$7,813
50,000	6,328	9,492	12,656	15,820
75,000	10,953	16,430	21,906	27,383
100,000	15,578	23,367	31,156	38,945
125,000	20,203	30,305	40,406	50,508
150,000	24,828	37,242	49,656	62,070
175,000	29,453	44,180	58,906	73,633
200,000	34,078	51,117	68,156	85,195
210,000	35,928	53,892	71,856	89,820

As of December 31, 2005, Messrs. Wagner, Ormsby and Omer and Ms. Costa had 21, 22, 7 and 39 years of service, respectively, for purposes of the pension plan.

401(k) Plan. We maintain the Chicopee Savings Bank SBERA 401(k) Plan, a tax-qualified defined contribution plan, for all employees of Chicopee Savings Bank who have satisfied the plan eligibility requirements. Employees who have attained age 21 may begin deferring compensation as of their date of hire. Participants are eligible for a matching contribution after completing one year of continuous service for Chicopee Savings Bank. Eligible employees may contribute up to 75% of their compensation to the plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code of 1986, as amended. For 2006, the limit is $15,000; provided, however, that participants over age 50 may contribute an additional $5,000 per year. Under the plan, we will match 25% of each participant’s elective deferrals with such matching contribution being made with respect to the first 6% of compensation deferred by each participant. Participants are always 100% vested in their salary deferrals and in their matching contributions.

The plan has an individual account for each participant’s contributions and allows each participant to direct the investment of his or her account in a variety of investment funds. In connection with the offering, the plan will add an additional investment alternative, the Chicopee Bancorp Stock Fund. The Chicopee Bancorp Stock Fund will permit participants to invest up to 100% of their deferrals in Chicopee Bancorp common stock. A participant who elects to purchase common stock in the offering through the plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See “The Conversion—Subscription Offering and Subscription Rights” and “—Limitations on Common Stock Purchases.” The plan will purchase common stock for participants in the offering, to the extent that shares are available. After the offering, the plan will purchase shares in open market transactions. Participants will direct the stock fund trustee on the voting of shares purchased for their plan accounts. Dividends paid on shares held in the stock fund will be used to purchase additional shares.

Employee Stock Ownership Plan. In connection with the conversion, Chicopee Savings Bank has authorized the adoption of an employee stock ownership plan for eligible employees of Chicopee Savings Bank. Eligible employees who have attained age 21 and are employed by us at the closing date of the conversion begin participating in the plan as of that date. Thereafter, new employees of Chicopee Savings Bank who have attained age 21 and completed 1,000 hours of service during a continuous 12-month period will be eligible to participate in the employee stock ownership plan as of the first entry date following completion of the plan’s eligibility requirements.

It is anticipated that we will engage an independent third party trustee to purchase, on behalf of the employee stock ownership plan, 8.0% of the total number of shares of Chicopee Bancorp sold in the offering and contributed to the charitable foundation (476,000, 560,000, 644,000 and 740,600 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively). It is anticipated that the employee stock ownership plan will fund its purchase in the offering from through a loan from Chicopee Bancorp or a subsidiary capitalized by Chicopee Bancorp. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from Chicopee Savings Bank’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated twenty-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the offering. See “Pro Forma Data.”

Shares purchased by the employee stock ownership plan with the proceeds of the employee stock ownership plan loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant’s proportional share of compensation.

Participants will vest in the benefits allocated under the employee stock ownership plan at a rate of 20% per year for each year of continuous service with Chicopee Savings Bank over a five-year period. A participant will become fully vested at retirement, upon death or disability, upon a change in control or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant’s separation from service. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining plan participants.

Plan participants will be entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

Under applicable accounting requirements, compensation expenses for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be release to participants accounts. See “Pro Forma Data.”

The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employment Retirement Income Security Act of 1974, as amended. We intend to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. We expect to receive a favorable determination letter, but cannot guarantee that we will.

Supplemental Executive Retirement Plan. In connection with the conversion, Chicopee Savings Bank will implement a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the employee stock ownership plan and 401(k) Plan. The plan will provide participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan will provide benefits to eligible officers (those designated by the board of directors of Chicopee Savings Bank) that cannot be provided under the 401(k) Plan or the employee stock ownership plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the new plan will also provide supplemental benefits upon a change in control prior to the scheduled repayment of the employee stock ownership plan loan. Generally, upon a change in control, the supplemental executive retirement plan will provide participants with a benefit equal to what they would have received under the employee stock ownership plan, had they remained a participant in the employee stock ownership plan throughout the scheduled term of the loan, less the benefits actually provided under the plan on the participant’s behalf. A participant’s benefits generally become payable upon a change in control of Chicopee Bancorp. Chicopee Savings Bank anticipates that the board of directors will designate                      as a participant in the supplemental executive retirement plan. In the future, the board of directors may designate other officers as participants.

Chicopee Savings Bank may utilize a grantor trust in connection with the supplemental executive retirement plan, in order to set aside funds that ultimately may be used to pay benefits under the plan. The assets of the grantor trust will remain subject to the claims of Chicopee Savings Bank’s general creditors in the event of insolvency, until paid to a participant according to the terms of supplemental executive retirement plan.

Future Equity Incentive Plan. We intend to implement an equity incentive plan no earlier than six months after the conversion that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, we anticipate that the plan, if adopted less than one year after the conversion, will authorize a number of stock options equal to 10.0% of the total shares sold in the offering and contributed to the charitable foundation and a number of shares of restricted stock equal to 4.0% of the total shares sold in the offering and contributed to the charitable foundation. These limitations will not apply if the plan is implemented more than one year after the conversion.

We may fund the equity incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Chicopee Bancorp common stock. The acquisition of additional authorized, but unissued, shares by the equity incentive plan after the offering would dilute the interests of existing stockholders. See “Pro Forma Data.”

We will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. We will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally vest ratably over a five-year period, but Chicopee Bancorp may also make vesting contingent upon the satisfaction of performance goals established by the board of directors or the committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of Chicopee Bancorp.

The equity incentive plan will comply with all applicable Massachusetts Commissioner of Banks and Federal Deposit Insurance Corporation regulations. We will submit the equity incentive plan to stockholders for their approval, at which time we will provide stockholders with detailed information about the plan. If the plan is implemented within one year after the conversion, the plan must be approved by a majority of the total votes eligible to be cast and if the plan is implemented more than one year after the conversion, the plan must be approved by a majority of the total votes cast.

Transactions with Chicopee Savings Bank

Loans and Extension of Credit. The Sarbanes-Oxley Act generally prohibits loans by Chicopee Savings Bank to its executive officers and trustees. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Chicopee Savings Bank to its executive officers and trustees in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than a normal risk of repayment or present other unfavorable features. Chicopee Savings Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and trustees at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Chicopee Savings Bank to make loans to executive officers and trustees at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or trustee over any other employee.

Other Transactions. Francine Jasinski Hayward is co-owner of Jasin Advertising Associates, Inc., an advertising agency. During fiscal 2005, Jasin Advertising Associates, Inc. was paid $291,833 from Chicopee Savings Bank, an amount that represented more than 5% of the gross revenue that the company earned during fiscal 2005.

William D. Masse and James H. Bugbee are both officers and owners of Granfield, Bugbee & Masse Insurance Agency. During 2005, Granfield Bugbee and Masse Insurance Agency received insurance premiums from Chicopee Savings Bank in the amount of $142,689. This amount did not represent more than 5% of the gross revenues that the agency earned during 2005.

Douglas K. Engebretson and Judith T. Tremble are all affiliated with entities that received payments from Chicopee Savings Bank in 2005. None of these payments exceeded $60,000 or represented more than 5% of the gross revenue that each entity earned in 2005.

Indemnification for Directors and Officers

Chicopee Bancorp’s bylaws provide that Chicopee Bancorp shall indemnify all officers, directors and employees of Chicopee Bancorp to the fullest extent permitted under Massachusetts law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Chicopee Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under Massachusetts law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Chicopee Bancorp pursuant to its bylaws or otherwise, Chicopee Bancorp has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Subscriptions by Executive Officers and Directors

The following table presents certain information as to the approximate anticipated purchases of common stock by our directors and executive officers, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. All directors and officers as a group would own 3.9% of our outstanding shares at the minimum of the offering range and 2.9% of our outstanding shares at the maximum of the offering range.

	Proposed Purchases of Stock in the Offering
Name	Number of Shares	Dollar Amount
Directors
Thomas J. Bardon	2,500	$25,000
James H. Bugbee	2,000	20,000
Arthur F. DuBois	1,000	10,000
Louis E. Dupuis	10,000	100,000
Douglas K. Engebretson	10,000	100,000
Edward J. Fitzgerald	20,000	200,000
David P. Fontaine	40,000	400,000
William J. Giokas	5,000	50,000
Francine Jasinski Hayward	2,500	25,000
James P. Lynch	300	3,000
William D. Masse	10,000	100,000
Edmund J. Mekal	20,000	200,000
John P. Moylan	10,000	100,000
Gregg F. Orlen	10,000	100,000
W. Guy Ormsby	10,000	100,000
Paul C. Picknelly	10,000	100,000
Barry W. Soden	10,000	100,000
Edwin M. Sowa	500	5,000
Judith T. Tremble	2,500	25,000
William J. Wagner	13,500	135,000
Executive Officers Who Are Not Directors
Maria J. C. Aigner	10,500	105,000
Alzira C. Costa	5,500	55,000
Russell J. Omer	10,000	100,000

All directors and executive officers as a group (23)	215,800	$2,158,000

Regulation and Supervision

General

Chicopee Savings Bank is currently a Massachusetts-charted mutual savings bank. Once the conversion to stock form has been completed, Chicopee Savings Bank will be the wholly-owned subsidiary of Chicopee Bancorp, a Massachusetts corporation and registered bank holding company. Chicopee Savings Bank’s deposit are insured up to applicable limits by the Federal Deposit Insurance Corporation and by the Depositors Insurance Fund of Massachusetts for amounts in excess of the Federal Deposit Insurance Corporation insurance limits. Chicopee Savings Bank is subject to extensive regulation by the Massachusetts Commissioner of Banks, as its chartering agency, and by the Federal Deposit Insurance Corporation, as its deposit insurer. Chicopee Savings Bank is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the Massachusetts legislature, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on the Chicopee Bancorp, Chicopee Savings Bank and their operations. Chicopee Savings Bank is a member of the Federal Home Loan Bank of Boston. Upon conversion, Chicopee Bancorp will be regulated as a bank holding company by the Federal Reserve Board.

Certain regulatory requirements applicable to Chicopee Savings Bank and to Chicopee Bancorp are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings institutions and their holding companies set forth below and elsewhere in this document does not purport to be a complete description of such statutes and regulations and their effects on Chicopee Savings Bank and Chicopee Bancorp and is qualified in its entirety by reference to the actual laws and regulations.

Massachusetts Bank Regulation

General. As a Massachusetts-chartered savings bank, Chicopee Savings Bank is subject to supervision, regulation and examination by the Massachusetts Commissioner of Banks and to various Massachusetts statutes and regulations which govern, among other things, investment powers, lending and deposit-taking activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings and payment of dividends. In addition, Chicopee Savings Bank is subject to Massachusetts consumer protection and civil rights laws and regulations. The approval of the Massachusetts Commission of Banks or the Board of Bank Incorporation is required for a Massachusetts-chartered bank to establish or close branches, merge with other financial institutions, organize a holding company, issue stock and undertake certain other activities.

In response to Massachusetts laws enacted in the last few years, the Massachusetts Commissioner of Banks adopted rules that generally allow Massachusetts banks to engage in activities permissible for federally chartered banks or banks chartered by another state. The Commissioner also has adopted procedures reducing regulatory burdens and expense and expediting branching by well-capitalized and well-managed banks.

Investment Activities. In general, Massachusetts-chartered savings banks may invest in preferred and common stock of any corporation organized under the laws of the United States or any state provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4.0% of the bank’s deposits. Massachusetts-chartered savings banks may in addition invest an amount equal to 1.0% of their deposits in stocks of Massachusetts corporation or companies with substantial employment in Massachusetts which have pledged to the Massachusetts Commissioner of Banks that such monies will be used for further development within the Commonwealth. However, these powers are constrained by federal law. See “—Federal Bank Regulation—Investment Activities” for federal restrictions on equity investments.

Loans to One Borrower Limitations. Massachusetts banking law grants broad lending authority. However, with certain limited exceptions, total obligations of one borrower to a bank may not exceed 20.0% of the total of the bank’s capital stock.

Loans to a Bank’s Insiders. The Massachusetts banking laws prohibit any executive officer, director or trustee from borrowing, otherwise becoming indebted, or becoming liable for a loan or other extension of credit by such bank to any other person, except for any of the following loans or extensions of credit: (i) loans or extension of credit, secured or unsecured, to an officer of the bank in an amount not exceeding $35,000; (ii) loans or extensions of credit intended or secured for educational purposes to an officer of the bank in an amount not exceeding $150,000; (iii) loans or extensions of credit secured by a mortgage on residential real estate to be occupied in whole or in part by the officer to whom the loan or extension of credit is made, in an amount not exceeding $500,000; and (iv) loans or extensions of credit to a director or trustee of the bank who is not also an officer of the bank in an amount permissible under the bank’s loan to one borrower limit.

The loans listed above require approval of the majority of the members of Chicopee Savings Bank’s board of trustees, excluding any member involved in the loan or extension of credit. No such loan or extension of credit may be granted with an interest rate or other terms that are preferential in comparison to loans granted to persons not affiliated with the savings bank.

Dividends. A Massachusetts stock bank may declare from net profits cash dividends not more frequently than quarterly and non-cash dividends at any time. No dividends may be declared, credited or paid if the bank’s capital stock is impaired. The approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared in any calendar year exceeds the total of its net profits for that year combined with its retained net profits of the preceding two years. Net profits for this purpose means the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets after deducting from the total thereof all current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulation, policies and directives of the Massachusetts Commission of Banks may be subject to sanctions for non-compliance, including seizure of the property and business of the bank and suspension or revocation of its charter. The Massachusetts Commissioner of Banks may under certain circumstances suspend or remove officers or directors who have violated the law, conducted the bank’s business in a manner which is unsafe, unsound or contrary to the depositors interests or been negligent in the performance of their duties. In addition, upon finding that a bank has engaged in an unfair or deceptive act or practice, the Massachusetts Commissioner of Banks may issue an order to cease and desist and impose a fine on the bank concerned. Finally, Massachusetts consumer protection and civil rights statutes applicable to Chicopee Savings Bank permit private individual and class action law suits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damage and attorney’s fees in the case of certain violations of those statutes.

Depositors Insurance Fund. All Massachusetts-chartered savings banks are required to be members of the Depositors Insurance Fund, a corporation that insures savings bank deposits in excess of federal deposit insurance coverage. The Depositors Insurance Fund is authorized to charge savings banks an annual assessment of up to 1/50th of 1.0% of a savings bank’s deposit balances in excess of amounts insured by the Federal Deposit Insurance Corporation. For 2005, the total Depositors Insurance Fund assessment was $39,000.

Federal Bank Regulation

Capital Requirements. Under Federal Deposit Insurance Corporation’s regulations, federally insured state-chartered banks that are not members of the Federal Reserve System (“state non-member banks”), such as Chicopee Savings Bank, are required to comply with minimum leverage capital requirements. For an institution determined by the Federal Deposit Insurance Corporation to not be anticipating or experiencing significant growth and to be, in general, a strong banking organization rated composite 1 under Uniform Financial Institutions Ranking System established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3.0%. For all other institutions, the minimum leverage capital ratio is not less than 4.0%. Tier 1 capital is the sum of common stockholder’s equity, non cumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships) and certain other specified items.

The Federal Deposit Insurance Corporation regulations require state non-member banks to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of regulatory capital to regulatory risk-weighted assets is referred to as a bank’s “risk-based capital ratio.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items (including recourse obligations, direct credit substitutes and residual interests) to four risk-weighted categories ranging from 0.0% to 100.0%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the Federal Deposit Insurance Corporation’s risk-weighting system, cash and securities backed by the full faith and credit of the U.S. government are given a 0.0% risk weight, loans secured by one- to four-family residential properties generally have a 50.0% risk weight, and commercial loans have a risk weighting of 100.0%.

State non-member banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8.0%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and certain other capital instruments, and a portion of the net unrealized gain on equity securities. The includable amount of Tier 2 capital cannot exceed the amount of the institution’s Tier 1 capital. Banks that engage in specified levels of trading activities are subject to adjustments in their risk based capital calculation to ensure the maintenance of sufficient capital to support market risk.

The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, has adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

As a bank holding company, Chicopee Bancorp will be subject to capital adequacy guidelines for bank holding companies similar to those of the Federal Deposit Insurance Corporation for state-chartered savings banks. On a pro forma consolidated basis, Chicopee Bancorp’s pro forma stockholders’ equity will exceed these requirements.

Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. Most recently, the agencies have established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities. Since the enactment of Federal Deposit Insurance Corporation Improvement Act, all state-chartered Federal Deposit Insurance Corporation-insured banks, including savings banks, have generally been limited in their investment activities to principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. Federal Deposit Insurance Corporation Improvement Act and the Federal Deposit Insurance Corporation regulations permit exceptions to these limitations. For example, state chartered banks may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq National Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. The maximum permissible investment is 100.0% of Tier 1 Capital, as specified by the Federal Deposit Insurance Corporation’s regulations, or the maximum amount permitted by Massachusetts law, whichever is less. Chicopee Savings Bank received approval from the Federal Deposit Insurance Corporation to retain and acquire such equity instruments equal to the lesser of 100% of Chicopee Savings Banks’ Tier 1 capital or the maximum permissible amount specified by Massachusetts law. Any such grandfathered authority may be terminated upon the Federal Deposit Insurance Corporation’s determination that such investments pose a safety and soundness risk or upon the occurrence of certain events such as the savings bank’s conversion to a different charter. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in state authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if they meet all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the Bank Insurance Fund. The Federal Deposit Insurance Corporation has adopted regulations governing the procedures for institutions seeking approval to engage in such activities or investments. The Gramm-Leach-Bliley Act of 1999 specifies that a non-member bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if a bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Interstate Banking and Branching. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, or the Interstate Banking Act, permits adequately capitalized bank holding companies to acquire banks in any state subject to specified concentration limits and other conditions. The Interstate Banking Act also authorizes the interstate merger of banks. In addition, among other things, the Interstate Banking Act permits banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater and a leverage ratio of 5.0% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 4.0% or greater, and generally a leverage ratio of 4.0% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or generally a leverage ratio of less than 4.0%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0%, or a leverage ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

“Undercapitalized” banks must adhere to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank’s compliance with such a plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transaction with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between banks and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank. Generally, Sections 23A and 23B of the Federal Reserve Act and Regulation W (i) limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.

The Gramm-Leach-Bliley Act amended several provisions of Sections 23A and 23B of the Federal Reserve Act. The amendments provide that so-called “financial subsidiaries” of banks are treated as affiliates for purposes of Sections 23A and 23B of the Federal Reserve Act, but the amendment provides that (i) the 10.0% capital limit on transactions between the bank and such financial subsidiary as an affiliate is not applicable, and (ii) the investment by the bank in the financial subsidiary does not include retained earnings in the financial subsidiary. Certain anti-evasion provisions have been included that relate to the relationship between any financial subsidiary of a bank and sister companies of the bank: (1) any purchase of, or investment in, the securities of a financial subsidiary by any affiliate of the parent bank is considered a purchase or investment by the bank; or (2) if the Federal Reserve Board determines that such treatment is necessary, any loan made by an affiliate of the parent bank to the financial subsidiary is to be considered a loan made by the parent bank.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by a company to its executive officers and directors. However, the law contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, the Bank’s authority to extend credit to executive officers, directors and 10% shareholders (“insiders”), as well as entities such persons control, is limited. The law limits both the individual and aggregate amount of loans the Bank may make to insiders based, in part, on the Bank’s capital position and requires certain board approval procedures to be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Loans to executive officers are further limited by specific categories.

Enforcement. The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state savings banks, including Chicopee Savings Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices. The Federal Deposit Insurance Corporation has authority under federal law to appoint a conservator or receiver for an insured bank under limited circumstances. The Federal Deposit Insurance Corporation is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.” The Federal Deposit Insurance Corporation may also appoint itself as conservator or receiver for an insured state non-member institution under specific circumstances on the basis of the institution’s financial condition or upon the occurrence of other events, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; and (4) insufficient capital, or the incurring of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Insurance of Deposit Accounts. The Federal Deposit Insurance Corporation has adopted a risk-based insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution’s financial condition consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution’s primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution’s financial condition and the risk posed to the deposit insurance funds. An institution’s assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for insurance fund deposits currently range from 0 basis points for the strongest institution to 27 basis points for the weakest. Insured institutions are also required to assist in the repayment of bonds issued by the Financing Corporation in the late 1980’s to recapitalize the Federal Savings and Loan Insurance Corporation. For 2005, the total Federal Deposit Insurance Corporation assessment was $39,000 for Chicopee Savings Bank. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of Chicopee Savings Bank.

The Federal Deposit Insurance Corporation may terminate insurance of deposits if it finds that the institution is in an unsafe or unsound condition to continue operations, has engaged in unsafe or unsound practices, or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. The management of Chicopee Savings Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Federal Deposit Insurance Reform Act of 2005. The Federal Deposit Insurance Reform Act of 2005, or the Act, signed by the President on February 8, 2006, revised the laws governing the federal deposit insurance system. The Act provides for the consolidation of the Bank and Savings Association Insurance Funds into a combined “Deposit Insurance Fund.”

Under the Act, insurance premiums are to be determined by the Federal Deposit Insurance Corporation based on a number of factors, primarily the risk of loss that insured institutions pose to the Deposit Insurance Fund. The legislation eliminates the current minimum 1.25% reserve ratio for the insurance funds, the mandatory assessments when the ratio falls below 1.25% and the prohibition on assessing the highest quality banks when the ratio is above 1.25%. The Act provides the Federal Deposit Insurance Corporation with flexibility to adjust the new insurance fund’s reserve ratio between 1.15% and 1.5%, depending on projected losses, economic changes and assessment rates at the end of a calendar year.

The Act increased deposit insurance coverage limits from $100,000 to $250,000 for certain types of Individual Retirement Accounts, 401(k) plans and other retirement savings accounts. While it preserved the $100,000 coverage limit for individual accounts and municipal deposits, the Federal Deposit Insurance Corporation was furnished with the discretion to adjust all coverage levels to keep pace with inflation beginning in 2010. Also, institutions that become undercapitalized will be prohibited from accepting certain employee benefit plan deposits.

The consolidation of the Bank and Savings Association Insurance Funds must occur no later than the first day of the calendar quarter that begins 90-days after the date of the Act’s enactment, i.e., July 1, 2006. The Act also states that the Federal Deposit Insurance Corporation must promulgate final regulations implementing the remainder of the Act’s provisions not later than 270 days after its enactment.

At this time, management cannot predict the effect, if any, that the Act will have on insurance premiums paid by Chicopee Savings Bank.

Privacy Regulations. Pursuant to the Gramm-Leach-Bliley Act, the Federal Deposit Insurance Corporation has published final regulations implementing the privacy protection provisions of the Gramm-Leach-Bliley Act. The new regulations generally require that Chicopee Savings Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Chicopee Savings Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Chicopee Savings Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as amended and as implemented by Federal Deposit Insurance Corporation regulations, a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the Federal Deposit Insurance Corporation to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Chicopee Savings Bank’s latest Federal Deposit Insurance Corporation CRA rating was “Satisfactory.”

Massachusetts has its own statutory counterpart to the CRA which is also applicable to Chicopee Savings Bank. The Massachusetts version is generally similar to the CRA but utilizes a five-tiered descriptive rating system. Massachusetts law requires the Massachusetts Commissioner of Banks to consider, but not be limited to, a bank’s record of performance under Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. Chicopee Savings Bank’s most recent rating under Massachusetts law was “Satisfactory.”

Consumer Protection and Fair Lending Regulations. Massachusetts savings banks are subject to a variety of federal and Massachusetts statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.

Anti-Money Laundering

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”) significantly expands the responsibilities of financial institutions, including savings and banks, in preventing the use of the U.S. financial system to fund terrorist activities. Title III of the USA PATRIOT Act provides for a significant overhaul of the U.S. anti-money laundering regime. Among other provisions, Title III of the USA PATRIOT Act requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations.

Other Regulations

Interest and other charges collected or contracted for by Chicopee Savings Bank are subject to state usury laws and federal laws concerning interest rates. Chicopee Savings Bank’s loan operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

•	The deposit operations of Chicopee Savings Bank also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check.

Federal Reserve System

The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows:

for that portion of transaction accounts aggregating $48.3 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0%; and for amounts greater than $48.3 million, the reserve requirement is $1,218,000 plus 10.0% (which may be adjusted by the Federal Reserve Board between 8.0% and 14.0%), of the amount in excess of $48.3 million. The first $7.8 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Chicopee Savings Bank is in compliance with these requirements.

Federal Home Loan Bank System

Chicopee Savings Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. Chicopee Savings Bank was in compliance with this requirement with an investment in stock of the Federal Home Loan Bank of Boston at December 31, 2005 of $2.4 million.

The Federal Home Loan Banks are required to provide funds for certain purposes including the resolution of insolvent thrifts in the late 1980s and to contributing funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, a member bank affected by such reduction or increase would likely experience a reduction in its net interest income. Recent legislation has changed the structure of the Federal Home Loan Banks’ funding obligations for insolvent thrifts, revised the capital structure of the Federal Home Loan Banks and implemented entirely voluntary membership for Federal Home Loan Banks. There can be no assurance that such dividends will continue in the future. Further, there can be no assurance that the impact of recent or future legislation on the Federal Home Loan Banks also will not cause a decrease in the value of the FHLBB stock held by Chicopee Savings Bank.

Holding Company Regulation

After the completion of the conversion, Chicopee Bancorp will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. Chicopee Bancorp is required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for Chicopee Bancorp to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, before any bank acquisition can be completed, prior approval may also be required to be obtained from other agencies having supervisory jurisdiction over the bank to be acquired.

A bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association.

The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking.

After completion of the conversion, Chicopee Bancorp will be subject to the Federal Reserve Board’s capital adequacy guidelines for bank holding companies (on a consolidated basis) substantially similar to those of the Federal Deposit Insurance Corporation for Chicopee Savings Bank.

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. The Federal Reserve Board has adopted an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of Chicopee Bancorp to pay dividends or otherwise engage in capital distributions.

Under the Federal Deposit Insurance Act, depository institutions are liable to the Federal Deposit Insurance Corporation for losses suffered or anticipated by the Federal Deposit Insurance Corporation in connection with the default of a commonly controlled depository institution or any assistance provided by the Federal Deposit Insurance Corporation to such an institution in danger of default. This law would have potential applicability if Chicopee Bancorp ever held as a separate subsidiary a depository institution in addition to Chicopee Savings Bank.

Chicopee Bancorp and Chicopee Savings Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of Chicopee Bancorp or Chicopee Savings Bank.

The status of Chicopee Bancorp as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Massachusetts Holding Company Regulation. Under the Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a savings bank, is regulated as a bank holding company. The term “company” is defined by the Massachusetts banking laws similarly to the definition of “company” under the Bank Holding Company Act. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Division; and (iii) is subject to examination by the Division. Chicopee Bancorp would become a Massachusetts bank holding company if it acquires a second banking institution and holds and operates it separately from Chicopee Savings Bank.

Federal Securities Laws. Our common stock will be registered with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended. We are subject to information, proxy solicitation, insider trading restrictions, and other requirements under the Exchange Act.

The Sarbanes-Oxley Act. The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act of 2002, Chicopee Bancorp’s Chief Executive Officer and Chief Financial Officer each will be required to certify that Chicopee Bancorp’s quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal controls; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal controls; and they have included information in our quarterly and annual reports about their evaluation and whether there have been significant changes in our internal controls or in other factors that could significantly affect internal controls. Chicopee Bancorp will be subject to further reporting and audit requirements beginning with the year ending December 31, 2007 under the requirements of the Sarbanes-Oxley Act. Chicopee Bancorp will prepare policies, procedures and systems designed to comply with these regulations to ensure compliance with these regulations.

Federal and State Taxation

Federal Income Taxation

General. Chicopee Savings Bank reports its income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to Chicopee Savings Bank in the same manner as to other corporations with some exceptions, including the reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Chicopee Savings Bank. Chicopee Savings Bank’s federal income tax returns have been either audited or closed under the statute of limitations through December 31, 2001. For its 2005 tax year, Chicopee Savings Bank’s maximum federal income tax rate was 34%.

Bad Debt Reserves. For taxable years beginning before January 1, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. However, those bad debt reserves accumulated prior to 1988 (“Base Year Reserves”) were not required to be recaptured unless the savings institution failed certain tests. Approximately $3.9 million of Chicopee Savings Bank’s accumulated bad debt reserves would not be recaptured into taxable income unless Chicopee Savings Bank makes a “non-dividend distribution” to Chicopee Bancorp as described below.

Distributions. If Chicopee Savings Bank makes “non-dividend distributions” to Chicopee Bancorp, the distributions will be considered to have been made from Chicopee Savings Bank’s unrecaptured tax bad debt reserves, including the balance of its Base Year Reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from Chicopee Savings Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Chicopee Savings Bank’s taxable income. Non-dividend distributions include distributions in excess of Chicopee Savings Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock and distributions in partial or complete liquidation. Dividends paid out of Chicopee Savings Bank’s current or accumulated earnings and profits will not be so included in Chicopee Bancorp’s taxable income.

The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Chicopee Savings Bank makes a non-dividend distribution to Chicopee Bancorp, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Chicopee Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

Financial institutions in Massachusetts are not allowed to file consolidated income tax returns. Instead, each entity in the consolidated group files a separate annual income tax return. The Massachusetts excise tax rate for savings banks is currently 10.5% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed.

Chicopee Savings Bank’s state tax returns, as well as those of its subsidiaries, are not currently under audit. In June 2003, Chicopee Savings Bank reached a settlement with the Massachusetts Department of Revenue with respect to the Department of Revenue’s tax assessment resulting from the Department of Revenue’s disallowance of Chicopee Savings Bank’s deduction of certain dividend distributions received by Chicopee Savings Bank from its real estate investment trust majority-owned subsidiary for the tax years ending December 31, 2000, 2001, and 2002. As a result, Chicopee Savings Bank paid approximately $277,000 to the Department of Revenue representing one-half of the assessment plus interest and obtained the Department of Revenue’s release from liability for the remaining half assessed. Chicopee Savings Bank dissolved the real estate investment trust during the fourth quarter of 2004.

A financial institution or business corporation is generally entitled to special tax treatment as a “security corporation” under Massachusetts law provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a “security corporation” by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. Chicopee Bancorp is considering whether to seek to qualify as a security corporation. To do so, it would need to (a) apply for, and receive, security corporation classification by the Massachusetts Department of Revenue; and (b) not conduct any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts Department of Revenue. In order to qualify as a security corporation, it would need to establish a subsidiary for the purpose of making the loan to the employee stock ownership plan, since making such a loan directly could disqualify it from classification as a security corporation.

The Conversion

General

The board of trustees of Chicopee Savings Bank adopted the plan of conversion on October 27, 2005 and adopted certain amendments to the plan of conversion on January 9, 2006. Under the plan of conversion, Chicopee Savings Bank will convert from the mutual (meaning no stockholders) to the stock form of organization and become a wholly owned subsidiary of Chicopee Bancorp, a newly formed Massachusetts corporation. In connection with the conversion, Chicopee Bancorp is offering between 5,509,260 and 7,453,704 shares of common stock to the public, which offering may be increased to up to 8,571,760 shares of common stock. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion. In connection with the conversion, Chicopee Savings Bank is forming a new charitable foundation, to which additional shares of Chicopee Bancorp common stock will be contributed.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, supplemental eligible account holders, our tax-qualified employee benefit plans (specifically our employee stock ownership plan) and to officers, trustees, corporators and employees of Chicopee Savings Bank who are not eligible account holders or supplemental eligible account holders.

Subject to the purchase priority rights of these holders of subscription rights, we may also offer the common stock for sale in a direct community offering to members of the general public, with a preference given to natural persons residing in Hampden County, Massachusetts. The direct community offering may begin at the same time as, during or after the subscription offering.

We may sell any shares of our common stock that are not sold in the subscription offering or the direct community offering to the general public in a syndicated community offering.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the direct community offering or the syndicated community offering. The direct community and syndicated community offerings must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. See “—Direct Community Offering” and “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent appraisal of the estimated pro forma market value of our common stock, which takes into account the sale of shares in the offering, and the contribution of shares to Chicopee Savings Bank Charitable Foundation. All shares of common stock to be sold in the offering will be sold at $10.00 per share, with no commissions for purchases in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the conversion will be determined at the completion of the offering. See “—How We Determined the Offering Range and the $10.00 Purchase Price” for more information as to the determination of the estimated pro forma market value of the common stock.

Reasons for the Conversion

The primary reasons for the conversion and related stock offering are to:

•	support future lending and operational growth;

•	support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets;

•	increase our philanthropic endeavors to the communities we serve through the formation and funding of a charitable foundation;

•	provide our customers and local community members with an opportunity to acquire our stock;

•	enhance our ability to attract and retain qualified directors, management and employees through stock-based compensation plans; and

•	increase our capital position.

As a stock holding company, Chicopee Bancorp will have greater flexibility than Chicopee Savings Bank now has in structuring mergers and acquisitions, including the consideration paid in a transaction. Our current mutual savings bank structure, by its nature, limits any ability to offer any common stock as consideration in a merger or acquisition. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two. We currently do not have any agreement or understanding as to any specific acquisition.

Effects of the Conversion

General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata interest in the equity of the institution based upon the balance in the depositor’s account. This interest may only be realized in the event of a liquidation of the savings institution. However, this ownership interest is tied to the depositor’s account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the equity of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes such depositor’s account receives the balance in the account but receives nothing for such depositor’s ownership interest in the equity of the institution, which is lost to the extent that the balance in the account is reduced. Consequently, depositors of a mutual savings bank have no way to realize the value of their ownership interest, except in the unlikely event that the savings bank is liquidated. In such event, the depositors of record at that time would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

When a mutual savings bank converts to stock form, permanent non-withdrawable capital stock is created to represent the ownership of the institution’s equity and the former pro rata interest of depositors is thereafter represented exclusively by their liquidation rights. Capital stock is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the capital stock sold in connection with the conversion. The stock certificates are transferable, and, therefore, the stock may be sold or traded with no effect on any deposit account the seller or trader may hold in the institution.

Continuity. While the conversion is pending, the normal business of Chicopee Savings Bank of accepting deposits and making loans will continue without interruption. Chicopee Savings Bank will continue to be subject to regulation by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. After the conversion, we will continue to provide existing services to depositors, borrowers and other customers under Chicopee Savings Bank’s current policies by its present management and staff.

The directors and officers of Chicopee Bancorp are also trustees and officers of Chicopee Savings Bank, and will continue to serve as directors and officers of Chicopee Savings Bank after the conversion. See “Our Management—Directors.”

Effect on Deposit Accounts. The conversion will have no effect on Chicopee Savings Bank’s deposit accounts, except to the extent that funds in the account are withdrawn to purchase shares in the offering and except with respect to liquidation rights. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion, and each such account will continue to be insured in full for amounts in excess of Federal Deposit Insurance Corporation limits by the excess insurer of savings bank deposits, the Deposit Insurance Fund. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Chicopee Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.

Tax Effects. Chicopee Bancorp has received favorable opinions regarding the federal and Massachusetts income tax consequences of the conversion to the effect that the conversion will not result in any adverse federal or Massachusetts tax consequences to eligible account holders. See “—Tax Aspects Of The Conversion.”

Liquidation Rights. The plan of conversion provides for Chicopee Savings Bank to establish and maintain a liquidation account for the benefit of eligible account holders and supplemental eligible account holders, in an amount equal to the net worth of Chicopee Savings Bank as of the date of the most recent consolidated statement of financial condition contained in this prospectus. In the unlikely event of a complete liquidation of Chicopee Savings Bank, and only in such event, each eligible account holder and supplemental eligible account holder who continues to maintain such account holder’s deposit account at Chicopee Savings Bank following the conversion would be entitled to a distribution from the liquidation account prior to any payment to any holder of Chicopee Savings Bank’s capital stock (but following all liquidation payments to creditors, including depositors).

Each eligible account holder and supplemental eligible account holder would initially have a pro rata interest in the total liquidation account based on the proportion that the aggregate balance of such person’s qualifying deposit accounts on October 8, 2004 (the eligibility record date) or March 31, 2006 (the supplemental eligibility record date), as applicable, bears to the aggregate balance of all qualifying deposit accounts of all eligible account holders and supplemental eligible account holders on such dates. For this purpose, qualifying deposit accounts include all savings, time, demand, interest bearing demand, money market and passbook savings accounts maintained at Chicopee Savings Bank (excluding any escrow accounts). The liquidation account will be an off-balance sheet memorandum account that will not be reflected in the published financial statements of Chicopee Savings Bank or Chicopee Bancorp.

If, however, on the last day of any fiscal year of Chicopee Bancorp commencing after the completion of the conversion, the amount in any deposit account of Chicopee Savings Bank is less than either the amount in such deposit account on October 8, 2004 (with respect to an eligible account holder) or on March 31, 2006 (with respect to a supplemental eligible account holder), or the amount in such deposit account on any previous fiscal year closing date, then the interest in the liquidation account relating to such deposit account would be reduced in an amount proportional to the reduction in such deposit balance, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account.

Neither Chicopee Savings Bank nor Chicopee Bancorp will be required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the liquidation account will not operate to restrict the use or application of any of the net worth accounts of Chicopee Savings Bank or Chicopee Bancorp, except that neither Chicopee Savings Bank nor Chicopee Bancorp, as the case may be, shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of such a transaction would be to cause its net worth to be reduced below the amount required for the liquidation account.

Any payments to eligible account holders or supplemental eligible account holders pursuant to liquidation rights would be separate and apart from the payment to them of any insured deposit accounts. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to the stockholder of Chicopee Savings Bank.

We have no plans to liquidate Chicopee Bancorp or Chicopee Savings Bank.

Approvals Required

The board of trustees and the corporators of Chicopee Savings Bank (including a majority of the “independent” corporators of Chicopee Savings Bank) have approved the plan of conversion and the establishment and funding of Chicopee Savings Bank Charitable Foundation. The Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation have conditionally approved the conversion and the Federal Reserve Board [has conditionally approved the holding company application]; such approvals, however, do not constitute a recommendation or endorsement of the plan of conversion by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation or the [Federal Reserve Board]. The Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation must issue further approvals (based on the final updated appraisal) before we can consummate the conversion and issue shares of common stock.

The Corporators

Under the law governing Massachusetts mutual savings banks, when a mutual institution is first organized, the original subscribers become the original corporators, who are responsible for electing the board of trustees (analogous to a board of directors) and the officers of the institution. Under current Massachusetts law, a mutual savings bank must have at least 25 corporators, 75% of whom must be citizens and residents of the Commonwealth of Massachusetts, and 60% of whom must not simultaneously serve as officers or trustees of the institution. Corporators are elected by the other corporators to 10-year staggered terms. The corporators of Chicopee Savings Bank will cease to exist upon consummation of the mutual-to-stock conversion of Chicopee Savings Bank, but we expect that the former corporators of Chicopee Savings Bank (other than such persons who are members of the board of trustees of Chicopee Savings Bank) will serve as an advisory board to Chicopee Savings Bank.

How We Determined the Offering Range and the $10.00 Purchase Price

Massachusetts conversion regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of Chicopee Bancorp and Chicopee Savings Bank as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of business entities, to prepare the independent appraisal. RP Financial will receive fees totaling $55,000 for its appraisal services, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. We have agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.

RP Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed Chicopee Savings Bank’s conversion application as filed with the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation and Chicopee Bancorp’s registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial visited our facilities and had discussions with our management. RP Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.

In connection with its appraisal, RP Financial reviewed the following factors, among others:

•	the economic make-up of our primary market area;

•	our financial performance and condition in relation to publicly traded institutions that RP Financial deemed comparable to us;

•	the specific terms of the offering of Chicopee Bancorp’s common stock;

•	the pro forma impact of the additional capital raised in the conversion;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

RP Financial’s analysis utilized three selected valuation procedures, the price/book method, the price/earnings method and the price/assets method, all of which are described in its report. RP Financial’s appraisal report is filed as an exhibit to the registration statement that Chicopee Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.” RP Financial placed the greatest emphasis on the price/earnings and price/book methods in estimating pro forma market value. RP Financial compared the pro forma price/book and price/earnings ratios for Chicopee Bancorp to the same ratios for a peer group of comparable companies. The peer group consisted of 12 publicly traded thrift holding companies based in the Northeast United States. The peer group included companies with:

•	average assets of $613 million;

•	average non-performing assets of 0.19% of total assets;

•	average loans of 61.4% of total assets;

•	average equity of 8.33% of total assets; and

•	average net income of 0.75% of average assets.

On the basis of the analysis in its report, RP Financial has advised us that, in its opinion, as of February 17, 2006, the estimated pro forma market value of Chicopee Bancorp and Chicopee Savings Bank, including shares to be contributed to Chicopee Savings Bank Charitable Foundation, was within the valuation range of $59.5 million and $80.5 million with a midpoint of $70.0 million.

The following table presents a summary of selected pricing ratios for Chicopee Savings Bank, for the peer group companies and for all fully converted publicly traded thrifts. Compared to the average pricing ratios of the peer group, Chicopee Savings Bank’s pro forma pricing ratios at the maximum of the offering range indicated a premium of 134.2% on a price-to-earnings basis and a discount of 48.9% on a price-to-book value basis.

	Price-to-Earnings Multiple (1)		Price-to-Book Value Ratio (2)	Price-to-Tangible Book Value Ratio (2)
Chicopee Savings Bank (pro forma):
Minimum	30.30	x	69.94%	69.94%
Midpoint	34.48		69.78	69.78
Maximum	38.46		73.86	73.86
15% Above Maximum	41.67		77.82	77.82
Peer Group:
Average	16.42	x	144.66%	150.83%
Median	14.15		140.27	145.83
All fully-converted, publicly-traded thrifts:
Average	19.48	x	152.08%	171.45%
Median	16.73		142.20	160.35

(1)	Ratios are based on earnings for the 12 months ended December 31, 2005 and share prices as of February 17, 2006.

(2)	Ratios are based on book value as of December 31, 2005 and share prices as of February 17, 2006.

The price-to-earnings multiples set forth in the above table do not reflect the recognition of compensation expense in connection with stock options. Recent accounting guidance issued by the Financial Accounting Standards Board requires the recognition of compensation expense related to stock options outstanding based upon the fair value of such awards at the date of grant over the period that such awards are earned. The implementation of this accounting guidance will have a significant impact on pricing ratios of Chicopee Savings Bank once Chicopee Bancorp adopts a stock option plan and issues stock options and will likely have a significant impact on the peer group companies as well. The pro forma information presented under “Pro Forma Data” reflects an estimated expense for the stock option plan that may be adopted by Chicopee Bancorp and the resulting effect on the pro forma price-to-earnings multiples for Chicopee Bancorp.

Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the valuation range was reasonable and adequate. Based on the valuation range, the offering was determined to be within the range of $55,092,600 and $74,537,040, with a midpoint of $64,814,820. Dividing these dollar amounts by the purchase price resulted in an offering range of between 5,509,260 and 7,453,704 shares, with a midpoint of 6,481,482 shares. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, offering the common stock in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Chicopee Bancorp at this time. Additionally, the offering range may be amended, with the approval of the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon completion of the offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 8,571,760 shares without any further notice to you.

No shares will be sold unless RP Financial confirms that, to the best of its knowledge, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, we may either: terminate the stock offering and promptly return all funds; set a new offering range and give all subscribers the opportunity to increase, decrease, cancel or maintain their purchase orders; or take such other action as may be permitted by the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Securities and Exchange Commission. If we set a new offering range and we do not receive an affirmative response from an investor within a designated resolicitation period, we will return all funds promptly to the investor with interest at our passbook savings rate and cancel any deposit withdrawal authorizations. If the offering is terminated, all stock orders will be cancelled and subscription funds will be returned promptly with interest at our passbook savings rate, and holds on funds authorized for withdrawal from deposit accounts will be released. If RP Financial establishes a new valuation range, it must be approved by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation.

In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of conversion or of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the conversion will be able to sell shares after the conversion at prices at or above the purchase price.

The Stock Offering

We are offering between 5,509,260 and 7,453,704 shares of common stock (subject to adjustment to up to 8,571,760) pursuant to this prospectus and the plan of conversion. The shares of common stock are being offered for sale at a purchase price of $10.00 per share in the subscription offering pursuant to subscription rights in the following descending order of priority to:

•	eligible account holders: depositors who had accounts at Chicopee Savings Bank with aggregate balances of at least $50 as of the close of business on October 8, 2004;

•	supplemental eligible account holders: depositors who had accounts at Chicopee Savings Bank with aggregate balances of at least $50 as of the close of business on March 31, 2006;

•	our employee stock ownership plan, which we expect will purchase 8.0% of the shares sold in the offering and contributed to the charitable foundation. In the event that the total number of shares offered is increased to more than 7,453,704 shares, the employee stock ownership plan will have a first priority right to purchase any such shares to fulfill its intended purchase; and

•	officers, trustees, corporators and employees of Chicopee Savings Bank who do not have a higher priority right.

Subject to the prior rights of holders of subscription rights, remaining shares of common stock may be offered in a direct community offering at $10.00 per share to certain members of the general public, with a preference first given to natural persons residing in Hampden County, Massachusetts. The direct community offering may begin at the same time as the subscription offering, or after the subscription offering begins. We also may offer shares of common stock not purchased in the subscription offering or the direct community offering through a syndicated community offering.

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock and to the minimum and maximum purchase limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each eligible account holder will receive, as first priority and without payment, nontransferable rights to subscribe for common stock in an amount of up to $200,000. See “—Limitations on Common Stock Purchases.”

If there are not sufficient shares available to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder to purchase a number of shares sufficient to make such eligible account holder’s total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposit bears to the total amount of qualifying deposits of all eligible account holders whose subscriptions remain unfilled. However, no fractional shares shall be issued.

To ensure proper allocation of stock, each eligible account holder must list on his or her stock order form all Chicopee Savings Bank deposit accounts in which he or she had an ownership interest on the eligibility record date of October 8, 2004. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of eligible account holders who are also trustees, corporators or officers of Chicopee Savings Bank, and the associates of such persons, will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in the one year period preceding October 8, 2004. “Associates” is defined below under “—Limitations on Common Stock Purchases.”

Priority 2: Supplemental Eligible Account Holders. To the extent that there are shares remaining after satisfaction of the subscriptions by eligible account holders, each supplemental eligible account holder will receive, as a second priority and without payment, non-transferable rights to subscribe for common stock in an amount of up to $200,000. See “—Limitations on Common Stock Purchases.”

If there are not sufficient shares available to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder to purchase a number of shares sufficient to make such supplemental eligible account holder’s total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amount of their respective qualifying deposit bears to the total amount of qualifying deposits of all supplemental eligible account holders whose subscriptions remain unfilled. However, no fractional shares shall be issued.

To ensure proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all Chicopee Savings Bank deposit accounts in which he or she had an ownership interest on the supplemental eligibility record date of March 31, 2006. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 3: The Tax-Qualified Employee Benefit Plans. On a third priority basis, our tax-qualified employee benefit plans will receive, as a third priority and without payment therefor, non-transferable subscription rights to purchase up to 10.0% of the common stock to be sold in the offering and contributed to the charitable foundation. As a tax-qualified employee benefit plan, our employee stock ownership plan expects to purchase 8.0% of the shares sold in the offering and contributed to the charitable foundation. This is the only benefit plan expected to purchase shares in the offering. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the offering, including subscriptions of any of the directors, trustees, officers or employees of Chicopee Savings Bank. In the event that the total number of shares offered is increased to more than 7,453,704 shares, the tax qualified plans will have a first priority right to purchase any such shares up to an aggregate of 10.0% of the shares sold in the offering and contributed to the charitable foundation. However, the employee stock ownership plan may choose to fill some or all of its intended subscription after the offering by purchasing shares in the open market or may purchase shares directly from us.

Priority 4: Employees, Officers, Trustees and Corporators. On a fourth priority basis, each employee, officer, trustee and corporator of Chicopee Savings Bank at the time of the offering who is not eligible in the preceding priority categories shall receive at no cost non-transferable subscription rights to subscribe for common stock in an amount up to $200,000. See “—Limitations on Common Stock Purchases.” In the event that persons in this category subscribe for more shares of stock than are available for purchase by them, shares will be allocated among such subscribing persons on an equitable basis, such as by giving weight to the order size, period of service, compensation and position of the individual subscriber.

Direct Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions of the eligible account holders, supplemental eligible account holders, our tax qualified employee benefit plans, and employees, officers, trustees and corporators of Chicopee Savings Bank, we may, at our discretion, offer shares pursuant to the plan of conversion to members of the general public in a direct community offering. In the direct community offering, preference will be given to natural persons residing in Hampden County, Massachusetts.

The term “residing” means any person who occupies a dwelling within the Hampden County, Massachusetts, has an intent to remain for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence together with an indication that such presence is something other than merely transitory in nature. We may utilize depositor or loan records or such other evidence provided to us to make a determination as to whether a person is a resident of Hampden County. In all cases, the determination of resident status will be made by us in our sole discretion.

Stock sold in the direct community offering will be offered and sold in a manner to achieve a wide distribution of the stock. Each person may purchase up to $200,000 of common stock, subject to the overall maximum purchase limitations. Allocation of shares if an oversubscription occurs in this category of the offering will give preference to natural persons residing in Hampden County, such that each such person may receive 100 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions or other reasonable basis until all available shares have been allocated. If shares remain after filling all subscriptions of persons living in Hampden County and an oversubscription occurs among other persons in this category of the offering, the allocation process to cover orders for such other persons shall be the same as described for natural persons residing in the Hampden County.

The direct community offering, if any, may commence concurrently with or subsequent to the commencement of the subscription offering and shall be for a period of not more than 45 days unless extended by Chicopee Bancorp, with the approval of the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. We may terminate the direct community offering at any time after we have received orders for at least the minimum number of shares available for purchase in the offering. We retain the right to accept or reject in whole or in part any orders in the direct community offering.

Syndicated Community Offering

If feasible, our board of trustees may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and direct community offerings to the general public by a selling group of broker-dealers in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve the widest distribution of the common stock. However, we retain the right to accept or reject in whole or in part any orders in the syndicated community offering. In the syndicated community offering, any person may purchase up to $200,000 of common stock, subject to the overall maximum purchase limitations. See “—Limitations on Common Stock Purchases.” Any syndicated offering will likely begin as soon as possible after the expiration of the subscription and direct community offerings.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Ryan Beck & Co., Inc., a broker-dealer, will deposit funds it receives prior to the closing date from interested investors into a separate non-interest bearing bank account. If and when all the conditions for the closing are met, funds for common stock sold by Ryan Beck & Co., Inc. in the syndicated community offering will be promptly delivered to us. If the offering closes, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after the closing, without interest. If the offering does not close, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used. In the syndicated community offering, stock order forms will not be used.

Expiration Date of the Offering

The offering will expire at 11;00 a.m., Eastern time, on [Expiration Date], 2006, unless we extend this period with the approval of the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. Subscription rights will expire then, whether or not each eligible depositor can be located. We may decide to extend the expiration date of any of the subscription offering, direct community offering and syndicated community offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date, as extended, will become void. If the offering is extended beyond [Extension Date #1], 2006, we will be required to resolicit subscribers before proceeding. No single extension may exceed 45 days. In no event may we extend the offering beyond October 27, 2007, which is two years after the approval of the plan of conversion by the board of trustees of Chicopee Savings Bank.

We will not execute orders until at least the minimum number of shares in the offering range has been issued. If at least 5,509,260 shares have not been issued within 45 days after the expiration of the subscription offering and the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation has not consented to an extension, all subscription funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at Chicopee Savings Bank’s passbook savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the subscription offering expiration date is granted by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation, we will notify subscribers of the extension of time and of the rights of subscribers to increase, decrease, cancel or maintain their stock orders during that time. Unless we receive an affirmative response from an investor within a designated resolicitation period, we will return all subscription funds received promptly to the investor as described above.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased during the conversion:

•	No person, or persons exercising subscription rights through a single qualifying deposit account, may purchase fewer than 25 shares of common stock;

•	Our tax qualified employee benefit plans are entitled to purchase up to 10.0% of the shares sold in the offering and contributed to the charitable foundation. As a tax qualified employee benefit plan, our employee stock ownership plan intends to purchase 8.0% of the shares sold in the offering and contributed to the charitable foundation;

•	No person may subscribe for more than $200,000 of common stock. In the subscription offering, no persons exercising subscription rights through a single qualifying deposit account held jointly may purchase more than this amount. Our employee stock ownership plan is not subject to this limitation;

•	No person, together with associates or persons acting in concert with such person (please see definitions of “associate” or “acting in concert” below), may purchase in all categories of the offering combined, more than the overall purchase limit of 50,000 shares, or $500,000 of common stock. Our employee stock ownership plan is not subject to this limitation;

•	The aggregate number of shares of common stock that may be purchased in all categories of the offering by officers, trustees and corporators of Chicopee Savings Bank and their associates may not exceed 30.0% of the total shares sold in the offering and contributed to the charitable foundation; and

•	The aggregate number of shares of common stock that may be purchased in all categories of the offering by employees, officers, trustees and corporators of Chicopee Savings Bank may not exceed 30.0% of the total shares sold in the offering and contributed to the charitable foundation.

Depending upon market or financial conditions, our board of trustees may increase or decrease the individual and overall maximum purchase limitations, provided that the purchase limitations may not be increased to a percentage that is more than 5.0% of the common stock offered for sale and may not be decreased to a percentage that is less than one-tenth of a percent (0.10%) of the common stock offered for sale in the conversion. Such an increase or decrease would require the approval of the bank regulators but would not require further approval of the corporators of Chicopee Savings Bank unless the bank regulators so require. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and some other large subscribers may be, given the opportunity to increase their subscriptions up to the then applicable limit.

In the event of an increase in the offering range of up to 15.0% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

•	with regulatory approval, to fill the employee benefit plans’ subscription for up to 10.0% of the sum of the shares sold in the offering and contributed to the charitable foundation;

•	in the event that there is an oversubscription at the eligible account holder or supplemental eligible account holder levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

•	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in Hampden County, Massachusetts and then to other members of the general public.

The term “associate” of a person means:

•	any corporation or organization of which the person is an officer, partner or 10.0% stockholder (other than Chicopee Bancorp, Chicopee Savings Bank or a majority-owned subsidiary of any of them);

•	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity;

•	any relative or spouse of the person, or any relative of the spouse, who either has the same home as the person or who is a director, trustee or officer of Chicopee Bancorp or Chicopee Savings Bank; and

•	any person “acting in concert” with any of the persons or entities specified above.

The term “acting in concert” means:

•	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or

•	persons seeking to combine or pool their voting or other interests (such as subscription rights) in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons living at the same address, persons exercising subscription rights through qualifying deposits registered at the same address, whether or not related and persons who file jointly a Schedule 13D or 13G with the Securities and Exchange Commission, will be deemed to be acting in concert unless we determine otherwise. Trustees or directors of Chicopee Bancorp or Chicopee Savings Bank are not treated as acting in concert solely as a result of their board membership.

Other Restrictions

Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” registrations, or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. We will make reasonable efforts to comply with the securities laws of all states in the United States in which depositors entitled to subscribe for shares reside.

Plan of Distribution and Marketing Arrangements

Offering materials have been initially distributed through mailings to those eligible to subscribe in the subscription offering. To assist in the marketing of our common stock, we have retained Ryan Beck & Co., Inc., which is a broker-dealer registered with the National Association of Securities Dealers, Inc. Ryan Beck & Co., Inc. will assist us in the offering by:

•	Acting as our financial advisor for the conversion, providing administrative services and managing the Stock Information Center;

•	Educating our employees about the stock offering;

•	Targeting our sales efforts, including assisting in the preparation of marketing materials; and

•	Soliciting orders for common stock.

For these services, Ryan Beck & Co., Inc. will receive a conversion advisory fee of $25,000 and marketing fee equal to 1.0% of the dollar amount of common stock sold in the subscription and direct community offerings. No fee will be payable to Ryan Beck & Co., Inc. with respect to shares purchased by officers, directors and employees or their immediate families, shares contributed to Chicopee Savings Bank Charitable Foundation, or any common stock purchased by our tax-qualified and non-qualified employee benefit plans. In the event that Ryan Beck & Co., Inc. sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1.0% of the dollar amount of total shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which may include Ryan Beck & Co., Inc. for the shares it sells) for the shares they sell shall not exceed 6.0% of the aggregate dollar amount of shares sold in the syndicated offering. In the subscription and direct community offerings, Ryan Beck & Co., Inc. will also be reimbursed for its allocable expenses in an amount not to exceed $20,000 and for its legal fees in an amount not to exceed $75,000. In the event that there is a resolicitation of subscribers, Ryan Beck & Co., Inc. may be required to provide significant additional services for which they may charge an additional administrative fee.

We will indemnify Ryan Beck & Co., Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

After the offering, if we seek Ryan Beck & Co., Inc.’s assistance in purchasing shares of our common stock on the open market to fund our stock-based incentive plan, Ryan Beck & Co., Inc. would earn a brokerage commission on those purchases. The amount of such commission would depend on the number of shares purchased through Ryan Beck & Co., Inc. and the per share brokerage commission, which would be a negotiated amount. Although we do not have any agreement or arrangement with Ryan Beck & Co., Inc. to purchase any shares through Ryan Beck & Co., Inc.’s brokers, it is likely that we will use Ryan Beck & Co., Inc. brokers for this purpose if we are able to negotiate competitive terms.

Some of our directors, trustees and executive officers may participate in the solicitation of offers to purchase common stock in states where the laws permit. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other of our employees may assist in the offering, but only in ministerial capacities. These employees may provide clerical work in effecting a sales transaction or may answer ministerial questions. No offers or sales may be made by tellers or at the teller counters.

All sales activity will be conducted in a building separate from our executive offices and teller counters. Investment-related questions of prospective purchasers will be directed to executive officers, trustees or directors or registered representatives of Ryan Beck & Co., Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit executive officers, directors, trustees and employees to participate in the sale of common stock. None of our officers, directors, trustees or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares

Prospectus Delivery. To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than U.S. Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Order forms will be distributed only if preceded or accompanied by a prospectus. Subscription funds will be maintained in a segregated account at Chicopee Savings Bank.

Termination of Offering; Rejection of Orders. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal holds and promptly return all funds submitted, with interest calculated at Chicopee Savings Bank’s applicable passbook savings rate from the date of receipt.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock in the subscription offering and direct community offering, you must submit a properly completed and signed original stock order form and full payment. We will not be required to accept orders submitted on photocopied or facsimilied stock order forms. All order forms must be received by our Stock Information Center (not postmarked) prior to 11:00 a.m. Eastern time on [Expiration Date], 2006. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, but we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so. You may submit your order form and payment in one of three ways: by mail using the reply envelope provided, by overnight delivery to the indicated address noted on the form or by hand delivery to the Stock Information Center located at our lending center, 229 Exchange Street, Chicopee, Massachusetts. Order forms may not be delivered to Chicopee Savings Bank’s main or branch offices. Once tendered, an order form cannot be modified or revoked without our consent. If you are ordering shares in the subscription offering, by signing the order form, you will represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final. Also, by signing the order form, you will acknowledge that the common stock is not a deposit or savings account that is federally insured or otherwise guaranteed by Chicopee Savings Bank or the Federal government, and that you received a copy of this prospectus. Signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. You may not submit cash or wire transfers. Payment for shares may be made only by:

•	Personal check, bank check or money order made payable directly to Chicopee Bancorp, Inc. (you may not remit Chicopee Savings Bank line of credit checks, and we will not accept third party checks, including those payable to you and endorsed over to Chicopee Bancorp, Inc.; or

•	Authorization of withdrawal from the types of Chicopee Savings Bank deposit account(s) provided for on the stock order form.

In the case of payments made by check or money order, these funds must be available in the account(s) when the order is received. Please do not overdraft your Chicopee Savings Bank account(s). Checks and money orders will be immediately cashed and placed in an escrow account at Chicopee Savings Bank or other financial institution and interest will be paid at Chicopee Savings Bank’s passbook savings rate, calculated from the date payment is received until the conversion is completed or terminated. Appropriate means for designating withdrawals from deposit accounts at Chicopee Savings Bank are provided on the order form. There will be no penalty for early withdrawal. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them otherwise unavailable to the depositor during the stock offering. On your stock order form, please do not designate a withdrawal from accounts with check-writing privileges. Please submit a check instead. Funds authorized for withdrawal will continue to earn interest within the Chicopee Savings Bank account at the contract rate until the conversion is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate will be cancelled at the time the conversion is completed without penalty and, thereafter, the remaining balance will earn interest at Chicopee Savings Bank’s applicable passbook savings rate. You may not authorize direct withdrawal from a Chicopee Savings Bank IRA. If you wish to use funds in your Chicopee Savings Bank IRA to purchase shares of our common stock, please refer to the following section.

Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [Extension Date #1], 2006 or the offering range is revised, in which events purchasers will be given the opportunity to increase, decrease, cancel or maintain their orders for a specified period of time.

Our employee stock ownership plan will not be required to pay for shares purchased in the offering until completion of the offering, provided there is a loan commitment from an unrelated financial institution, Chicopee Bancorp or a subsidiary capitalized by Chicopee Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Regulations prohibit Chicopee Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

Using IRA Funds To Purchase Shares. Owners of self-directed IRAs may be able use the assets of such IRAs to purchase shares of common stock in the subscription and community offerings, provided that such IRAs are not maintained at Chicopee Savings Bank. Persons who wish to use assets in IRAs maintained at Chicopee Savings Bank may not authorize direct withdrawal on the stock order form from these accounts. Prior to subscribing for shares, they must first transfer their IRA accounts to an unaffiliated trustee or custodian such as a brokerage firm. Assistance on how to transfer IRAs maintained at Chicopee Savings Bank can be obtained from the Stock Information Center. If you are interested in using funds held in a Chicopee Savings Bank IRA or elsewhere, to purchase common stock, contact the Stock Information Center as soon as possible, preferably at least two weeks prior to [Expiration Date], because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institution where such funds are currently held. We cannot guarantee that you will be able to use funds held in an IRA to purchase shares of common stock in the offering.

Delivery of Stock Certificates. Certificates representing shares of common stock issued in the offering will be mailed to the persons entitled thereto at the certificate registration address noted by such persons on the order form, as soon as practicable following completion of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.

Restrictions On Transfer of Subscription Rights and Shares Prior to the Conversion

Prior to completion of the conversion, Massachusetts regulations and the plan of conversion prohibit any person with subscription rights, including the eligible account holders, supplemental eligible account holders, and officers, directors, corporators, trustees and employees of Chicopee Bancorp or Chicopee Savings Bank, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. In addition, illegal transfers of subscription rights, including agreements made prior to completion of the conversion to transfer shares after the conversion, have been subject to enforcement actions by the Securities and Exchange Commission as violations of Rule 10b-5 of the Securities Exchange Act of 1934. Subscription rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the order form, you should not add the name(s) of persons who have no subscription rights or who qualify in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The Massachusetts regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the conversion. Upon a finding of a violation of the Massachusetts regulations, the Massachusetts Commissioner of Banks may limit subscription rights, revoke stock purchases and assess civil monetary penalties.

We intend to report to the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Securities and Exchange Commission anyone who we believe sells or gives away their subscription rights. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only and not with a view towards redistribution.

Certain Management Restrictions on Purchase Or Transfer of Our Shares After Conversion

Shares of common stock purchased in the offering by the directors, trustees, officers and corporators of Chicopee Bancorp or Chicopee Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death or substantial disability, as determined by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation, of such person, or upon the written approval of the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is not to be recognized or effected. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted.

The directors and officers of Chicopee Bancorp and Chicopee Savings Bank and their associates may not purchase Chicopee Bancorp common stock for three years after the conversion is completed without the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation’s approval except through a broker-dealer registered with the Securities and Exchange Commission. This restriction does not apply to negotiated transactions involving more than 1.0% of Chicopee Bancorp’s outstanding common stock or to stock purchases under a stock-based incentive plan. The directors and officers also will be restricted by the insider trading rules and other applicable requirements of the federal securities laws.

Under NASD guidelines, members of the NASD and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.

Stock Information Center

If you have any questions regarding the stock offering, you may call our Stock Information Center at (413)             -            , Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. You may also visit our Stock Information Center, which is located at our lending center, 229 Exchange Street, Chicopee, Massachusetts. Our main and branch banking offices will not have offering materials and cannot accept completed order forms. The Stock Information Center will be closed on weekends and bank holidays.

Tax Aspects of the Conversion

Completion of the conversion is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Massachusetts tax laws, that no gain or loss will be recognized by Chicopee Savings Bank or Chicopee Bancorp as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Chicopee Savings Bank and Chicopee Bancorp and persons receiving subscription rights.

Muldoon Murphy & Aguggia LLP has issued an opinion to Chicopee Savings Bank and Chicopee Bancorp that, for federal income tax purposes:

•	the conversion of Chicopee Savings Bank from the mutual to the stock form of organization will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by account holders and no gain or loss will be recognized by Chicopee Savings Bank by reason of such conversion;

•	no gain or loss will be recognized by Chicopee Bancorp upon the sale of shares of common stock in the offering;

•	no gain or loss will be recognized by account holders of Chicopee Savings Bank upon the issuance to them of accounts in Chicopee Savings Bank immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Chicopee Savings Bank in its mutual form plus interests in the liquidation account in Chicopee Savings Bank;

•	it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of Chicopee Bancorp to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

•	it is more likely than not that the tax basis to the holders of shares of common stock purchased in the offering pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the offering; and

•	the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

The opinions set forth in the fourth and fifth paragraphs above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase Chicopee Bancorp common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

Chicopee Savings Bank has also received an opinion from Wolf & Company, P.C., Boston, Massachusetts, that, assuming the conversion does not result in any federal income tax liability to Chicopee Savings Bank, its account holders, or Chicopee Bancorp, implementation of the plan of conversion will not result in any Massachusetts income tax liability to those entities or persons.

The opinions of Muldoon Murphy & Aguggia LLP and Wolf & Company, P.C., are filed as exhibits to the registration statement that Chicopee Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Chicopee Savings Bank Charitable Foundation

General

In furtherance of our commitment to the communities we serve, we intend to establish a new charitable foundation, Chicopee Savings Bank Charitable Foundation, in connection with the conversion. The foundation will be established as a non-stock corporation and will be funded with an initial contribution of a number of shares of our authorized but unissued common stock in an amount equal to 8.0% of the number of shares sold in the offering. The contribution of common stock to Chicopee Savings Bank Charitable Foundation will be dilutive to the interests of stockholders and will have an adverse impact on the reported earnings of Chicopee Bancorp in 2006, the year in which the foundation is established. In addition, the amount of common stock that we would offer for sale would be greater if the conversion were to be completed without the formation of Chicopee Savings Bank Charitable Foundation. The contribution of the common stock to Chicopee Savings Bank Charitable Foundation will not be included in determining whether the minimum number of shares of common stock (5,509,260) has been sold in order to complete the offering.

Purpose of Chicopee Savings Bank Charitable Foundation

The purpose of Chicopee Savings Bank Charitable Foundation is to provide funding to support charitable causes and community development activities within the communities in which Chicopee Savings Bank maintains its headquarters or a branch office. Chicopee Savings Bank Charitable Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in manners that are not presently available to us. We believe that Chicopee Savings Bank Charitable Foundation will enable us to assist the communities within our market area in areas beyond community development and lending and will enhance our current activities under the Community Reinvestment Act.

We further believe that the funding of Chicopee Savings Bank Charitable Foundation with shares of Chicopee Bancorp common stock will allow our community to share in the potential growth and success of Chicopee Savings Bank long after the conversion. Chicopee Savings Bank Charitable Foundation will accomplish that goal by providing for continued ties between it and the communities in which Chicopee Savings Bank has its headquarters or a branch office.

Structure of the Charitable Foundation

Chicopee Savings Bank Charitable Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. Initially, Chicopee Savings Bank Charitable Foundation’s board of directors will be comprised of individuals that are directors or officers of Chicopee Bancorp or Chicopee Savings Bank. In addition, we will select one additional person to serve on the foundation’s board of directors who will not be one of our officers or directors. This other director will have experience with local charitable organizations and grant making. The certificate of incorporation of Chicopee Savings Bank Charitable Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. Chicopee Savings Bank Charitable Foundation’s certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

The board of directors of Chicopee Savings Bank Charitable Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of Chicopee Savings Bank Charitable Foundation will at all times be bound by their fiduciary duty to advance the foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the foundation is established. The directors of Chicopee Savings Bank Charitable Foundation also will be responsible for directing the activities of the foundation, including the management and voting of the shares of common stock of Chicopee Bancorp held by the foundation. However, as required by regulatory authorities, all shares of common stock held by Chicopee Savings Bank Charitable Foundation will be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of Chicopee Bancorp.

Chicopee Savings Bank Charitable Foundation’s place of business will be located at our administrative offices. The board of directors of Chicopee Savings Bank Charitable Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act, Regulation W thereunder and other regulations governing transactions between Chicopee Savings Bank and the foundation.

Chicopee Savings Bank Charitable Foundation will receive working capital from:

•	any dividends that may be paid on Chicopee Bancorp’s shares of common stock in the future;

•	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

•	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Chicopee Savings Bank Charitable Foundation will be required to distribute annually in grants or donations a minimum of 5.0% of the average fair market value of its net investment assets. Legislation has been introduced that, if enacted, could have the impact of increasing the foundation’s required annual distribution in grants or donations. One of the conditions to be imposed on the gift of common stock is that the amount of common stock that may be sold by Chicopee Savings Bank Charitable Foundation in any one year shall not exceed 5.0% of the market value of the assets held by Chicopee Savings Bank Charitable Foundation, except where the board of directors of the foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.

Tax Considerations

Our independent tax advisor has advised us that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. Chicopee Savings Bank Charitable Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as Chicopee Savings Bank Charitable Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Our independent tax advisor, however, has not rendered any advice on whether Chicopee Savings Bank Charitable Foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by Chicopee Savings Bank Charitable Foundation must be voted in the same ratio as all other outstanding shares of common stock on all proposals considered by our stockholders.

We are authorized under Massachusetts law to make charitable contributions. We believe that the conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact of the contribution of common stock to Chicopee Savings Bank Charitable Foundation on the amount of common stock to be sold in the offering. See “Capitalization,” “Regulatory Capital Compliance,” and “Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation.” The amount of the contribution will not adversely impact our financial condition. We therefore believe that the amount of the charitable contribution is reasonable given our pro forma capital position and does not raise safety and soundness concerns.

We have received an opinion from our independent tax advisor that our contribution of our stock to Chicopee Savings Bank Charitable Foundation should not constitute an act of self-dealing and that we should be entitled to a deduction under federal law in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that Chicopee Savings Bank Charitable Foundation is required to pay us for such stock. Under the Internal Revenue Code, we are permitted to deduct only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five year period following the contribution to Chicopee Savings Bank Charitable Foundation. We estimate that substantially all of the contribution should be deductible under federal law over the six-year period. However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. Furthermore, even if the contribution is deductible under federal law, we may not have sufficient earnings to be able to use the deduction in full. We do not expect to make any further contributions to Chicopee Savings Bank Charitable Foundation within the first five years following the initial contribution, unless such contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

Although we have received an opinion from our independent tax advisor that we should be entitled to a deduction under federal law for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize Chicopee Savings Bank Charitable Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, our contribution to Chicopee Savings Bank Charitable Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. See “Risk Factors — Risks Related to the Formation of the Charitable Foundation — Our Contribution to Chicopee Savings Bank Charitable Foundation may not be tax deductible, which could hurt our profits.”

As a private foundation, net income is generally exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. Chicopee Savings Bank Charitable Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Chicopee Savings Bank Charitable Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

Establishment of Chicopee Savings Bank Charitable Foundation may be subject to conditions to be agreed to by Chicopee Savings Bank Charitable Foundation as a condition to receiving the Federal Deposit Insurance Corporation’s non-objection of the conversion and the Massachusetts Commissioner of Bank’s approval of the conversion, including but not limited to:

•	the foundation must be dedicated to charitable purposes within the communities in which Chicopee Savings Bank maintains its headquarters or a branch office;

•	the foundation must vote its shares in the same ratio as all other holders of shares;

•	the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation can examine the foundation;

•	the foundation must comply with all supervisory directives or regulatory bulletins imposed by the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation;

•	the foundation will operate according to written policies adopted by its board of directors, including a business plan and a conflict of interest policy;

•	the foundation will provide annual reports to the Massachusetts Division of Banks describing the grants made and the grant recipients; and

•	the foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code.

Restrictions on Acquisition of Chicopee Bancorp

and Chicopee Savings Bank

General

Chicopee Bancorp’s articles of organization and bylaws contain certain provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts by impeding efforts to acquire Chicopee Bancorp or stock purchases in furtherance of such an acquisition. Such provisions will also make it more difficult to remove the board and Chicopee Bancorp’s management. Certain state and federal laws and Chicopee Savings Bank’s employee stock ownership plan could have a similar effect.

Although the board of trustees of Chicopee Savings Bank and the board of directors of Chicopee Bancorp are not aware of any effort that might be made to obtain control of Chicopee Bancorp following the conversion, the boards believe, as discussed below, that it is appropriate to include certain provisions in the articles of organization and bylaws to protect the interests of Chicopee Bancorp and its shareholders from takeovers that the board might conclude are not in the best interest of Chicopee Savings Bank, Chicopee Bancorp or Chicopee Bancorp’s shareholders. These provisions will also increase protections available to Chicopee Bancorp against transactions that, although not resulting in an acquisition of a majority of Chicopee Bancorp’s capital stock, nevertheless may harm Chicopee Bancorp and its shareholders by disrupting Chicopee Savings Bank’s operations and management and by causing Chicopee Bancorp to incur substantial expenses.

The following is a general summary of the material provisions of Chicopee Bancorp’s articles and bylaws and of certain provisions of the employee stock ownership plan and certain laws that may have an “anti-takeover” effect. The descriptions are necessarily general and, with respect to provisions contained in the articles and bylaws, reference should be made to the actual document. See “Where You Can Find More Information.”

Certain Provisions of Chicopee Bancorp’s Articles and Bylaws and the Massachusetts Law

Directors. The articles of organization and bylaws of Chicopee Bancorp contain certain provisions that may make it difficult to change majority control of Chicopee Bancorp’s board of directors. Massachusetts law also contains provisions similar to certain of the provisions of the articles, as described below.

Chicopee Bancorp’s articles of organization, as well as Massachusetts law, require that Chicopee Bancorp have three classes of directors elected for three-year staggered terms, so that ordinarily no more than approximately one-third of Chicopee Bancorp’s directors will stand for election in any one year. Thus, it would take two annual elections to replace a majority of Chicopee Bancorp’s board. The shareholders do not have cumulative voting rights in the election of directors.

Chicopee Bancorp’s articles of organization, as well as Massachusetts law, also provide that any vacancy occurring in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled only by a vote of a majority of the directors (even if such directors do not constitute a quorum). The articles of organization further provide that if, at the time a board vacancy occurs, there is an interested shareholder, the vacancy may be filled only by vote of a majority of the independent directors then in office. Since Massachusetts law does not include a similar provision requiring the vote of the independent directors if there is an interested shareholder, this provision of the articles will not be effective unless the board of directors or the shareholders by a two-thirds vote elect to opt out of the Massachusetts provision under Massachusetts law. In addition, the bylaws impose certain advance notice and informational requirements on the nomination by shareholders of candidates for election to the board of directors. See “—Certain Provisions of Chicopee Bancorp’s Articles and Bylaws —Shareholder Proposals and Director Nominations.”

Chicopee Bancorp’s articles of organization, as well as Massachusetts law, provide that directors may be removed only for cause and only by the shareholders. The articles require a two-thirds vote of the shareholders to remove a director, while Massachusetts law requires only a majority vote of the shareholders. The majority vote provision contained under Massachusetts law will govern (rather than the two-thirds vote provision contained in the articles) unless the board of directors or the shareholders by a two-thirds vote elect to opt out of the Massachusetts provision under Massachusetts law.

The board of directors has not elected to opt out of these Massachusetts provisions, but it could choose to do so at any time. Definitions of “independent director” and “interested shareholder” appear in the last subsection of “—Certain Provisions of Chicopee Bancorp’s Articles and Bylaws.”

The bylaws of Chicopee Bancorp also provide that to be eligible to serve on the board of directors a person must:

•	not have been: (1) subject to a supervisory action by a financial regulatory agency that resulted in a cease or desist order; or (2) been convicted or charged with the commission of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison;

•	reside, for at least one year before his or her nomination or appointment, in a county in which an office of Chicopee Bancorp or its subsidiary maintains a banking office or in an adjacent county;

•	not be either a director or officer of another financial institution that engages in business activities in the same market area as Chicopee Bancorp;

•	not be either a nominee or representative of a company of which any director, partner, trustee or stockholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the board of directors under the bylaws; or

•	not be either the nominee or representative of a person, group or group acting in concert that includes a person who would be ineligible to be elected to the board of directors under the bylaws.

These qualification provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.

Meetings of Shareholders. The articles of organization and bylaws provide that a special meeting of shareholders may be called at any time by the president, a majority of the directors then in office (unless at the time there is an interested shareholder, in which case such call by the board of directors shall also require the affirmative vote of a majority of the independent directors then in office), or by the secretary upon the written request of one or more shareholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. Only those matters set forth in the call of the special meeting may be considered or acted upon at such meeting, unless otherwise provided by law. With respect to annual meetings of shareholders, the bylaws impose certain advance notice and informational requirements for any business that a shareholder may wish to propose for consideration at such a meeting. See “—Certain Provisions of Chicopee Bancorp’s Articles and Bylaws—Shareholder Proposals and Director Nominations.” The bylaws provide that any action by the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to such action in writing.

Authorized Stock. The articles of organization authorize the board of directors to issue any of the 20 million shares of Chicopee Bancorp common stock not issued in the conversion that are authorized but unissued. The board of directors may, without shareholder approval but subject to certain regulatory approvals, reclassify any unissued shares of common stock into one or more series of preferred stock and designate and issue one or more series of preferred stock, establish the number of shares in each such series, fix and state the voting powers, designations, preferences and the relative or special rights or privileges of the shares of any series so established and the qualifications thereon without further vote or action by the shareholders. In the event of a proposed merger, tender offer or other attempt to gain control of Chicopee Bancorp that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that might impede the completion of such a transaction. Chicopee Bancorp has no present plans or understandings for the issuance of any shares of preferred stock.

Vote Required to Approve Business Combinations Involving Interested Shareholders. The articles of organization contain a so-called “fair price” provision pursuant to which certain mergers, acquisitions, stock issuances, dispositions of assets, liquidations or recapitalizations (these transactions are referred to as “business combinations”) involving an interested shareholder and Chicopee Bancorp or any subsidiary would require shareholder approval by the affirmative vote of holders of at least 80% of the outstanding shares of Chicopee Bancorp entitled to vote in elections of directors. The 80% vote is not required if the business combination is approved by two-thirds of the independent directors then in office or if certain procedures and price requirements are met. An affirmative vote of the holders of at least 80% of the outstanding voting stock is required to amend or repeal, or adopt any provisions inconsistent with, the fair price provision.

Vote Required for Certain Transactions. The articles of organization further provide that, unless a higher percentage vote is required by law or the fair price provision of the articles, any

•	sale, lease or exchange of all or substantially all of Chicopee Bancorp’s property or assets, including goodwill; or

•	the merger, share exchange or consolidation of Chicopee Bancorp with or into any other entity must be approved by an affirmative vote of at least two-thirds of the total votes that may be cast by Chicopee Bancorp’s shareholders on such a transaction. However, only a majority vote of Chicopee Bancorp’s shareholders is necessary if the transaction has been recommended to the shareholders for approval by two-thirds of the directors then in office (unless there is an interested shareholder, in which case the recommendation to shareholders must also be approved by the vote of a majority of the independent directors then in office).

Restrictions on Acquisitions of Securities. The articles of organization provide that no person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the issued and outstanding voting stock of Chicopee Bancorp. Shares acquired in excess of this limitation will not be entitled to vote or to take other shareholder action or to be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, and such shares may be required to be sold through an independent trustee. The foregoing provision of the articles does not apply to:

•	Chicopee Bancorp or any subsidiary or any pension, profit-sharing, stock bonus or other compensation plan maintained by Chicopee Bancorp or by a member of a controlled group of corporations or trades or businesses of which Chicopee Bancorp is a member for the benefit of the employees of Chicopee Bancorp or any subsidiary, or any trust or custodial arrangement established in connection with any such plan;

•	any offer or acquisition of shares of voting stock that has been approved in advance by an affirmative vote of not less than two-thirds of the directors then in office (plus an affirmative vote of two-thirds of the independent directors then in office if there is an interested shareholder at the time of the offer or acquisition);

•	any offer with a view toward public resale made exclusively to Chicopee Bancorp by underwriters or a selling group acting on its behalf; or

•	a corporate reorganization without a change in the respective beneficial ownership interests of Chicopee Bancorp’s shareholders other than pursuant to the exercise of any dissenters’ appraisal rights.

Provisions for Amendment of Articles and Bylaws. The articles of organization provide that, in general, amendment of the articles and the by-laws requires the vote of 80% of the votes eligible to be cast by Chicopee Bancorp’s shareholders or, if two-thirds of the independent directors vote to recommend that the shareholders approve such amendment, the vote of a majority of the votes eligible to be cast by Chicopee Bancorp’s shareholders. In addition, any provision of the articles that requires a greater than majority vote of shareholders can only be amended by such greater vote. In addition, the directors may amend the by-laws without shareholder approval by a majority vote (plus an affirmative vote of two-thirds of the independent directors if there is an interested shareholder).

Shareholder Proposals and Director Nominations. Shareholders may submit proposals for inclusion on the agenda of an annual meeting of shareholders, and may submit nominations for election to the board of directors at an annual meeting, only by delivering a notice thereof to the secretary of Chicopee Bancorp at least 120 days but not more than 150 days in advance of the first anniversary of the date of the proxy statement for the previous year’s annual meeting (for the first annual meeting following the conversion, the deadline is ten days after the day on which notice of the date of the scheduled annual meeting is publicly disclosed).

The shareholder notice must:

•	state the shareholder’s name, the name of other shareholders who support the proposal or nominee and the class and number of shares owned by them;

•	in the case of a proposal, describe the matter proposed and the reason for considering it at the annual meeting and must set forth any financial interest that the proposing shareholder has in the proposal; and

•	in the case of a nomination, the name, age, business address and residence address, principal occupation or employment of the nominee, the class and number of shares owned by the nominee, and any other information relating to the nominee that is required under the securities laws to be disclosed in solicitations of proxies with respect to nominees for election as directors, including, but not limited to, the written consent of the nominee to serve as a director if elected.

The board of directors may reject a shareholder’s proposal or nomination if the shareholder does not fully and timely comply with the foregoing notice requirement.

Purpose and Takeover Defensive Effects of Articles and Bylaws. The boards of Chicopee Bancorp and Chicopee Savings Bank believe that the provisions described above are prudent and will reduce Chicopee Bancorp’s vulnerability to takeover attempts and to certain other transactions that have not been negotiated with and approved by Chicopee Bancorp’s board of directors. These provisions will also assist Chicopee Bancorp and Chicopee Savings Bank in the orderly deployment of the offering proceeds into productive assets. The boards believe these provisions are in the best interests of Chicopee Savings Bank, Chicopee Bancorp and its shareholders. Attempts to acquire control of financial institutions and their holding companies have become increasingly common. Takeover attempts that have not been negotiated with and approved by boards of directors present to shareholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the board of directors of Chicopee Bancorp, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for Chicopee Bancorp and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Chicopee Bancorp’s assets. An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then-current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous or retaining their investment in an enterprise that is under different management and the objectives of which may not be similar to those of the remaining shareholders.

Potential Anti-Takeover Effects. Despite the belief of Chicopee Savings Bank and Chicopee Bancorp as to the benefits to shareholders of the provisions described above, these provisions will have the effect of discouraging any takeover attempt that would not be approved either by regulatory policy or by Chicopee Bancorp’s board of directors but pursuant to which shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove the board and Chicopee Bancorp’s management. The boards of Chicopee Savings Bank and Chicopee Bancorp, however, have concluded that the potential benefits outweigh the possible disadvantages.

Definition of “Interested Shareholder” and “Independent Director.” An “interested shareholder” is any person (other than Chicopee Bancorp, any direct or indirect subsidiary of Chicopee Bancorp or any employee stock ownership plan formed by Chicopee Bancorp) who or which:

•	is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of Chicopee Bancorp;

•	is an affiliate” of Chicopee Bancorp and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of Chicopee Bancorp; or

•	is an assignee of or has otherwise succeeded to any shares of voting stock of Chicopee Bancorp that were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested shareholder, if such assignment or succession has occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 and was not approved by two-thirds of the independent directors.

An “independent director” is defined in Chicopee Bancorp’s articles of organization as any director of Chicopee Bancorp at any time when there is no interested shareholder and, when there is an interested shareholder, any director who

•	is not, and was not at any time during the two-year period immediately prior to the date in question, an affiliate or associate of an interested shareholder; and

•	is not an employee of Chicopee Bancorp or any of its affiliates.

Employee Stock Ownership Plan. The Chicopee Savings Bank employee stock ownership plan, which expects to purchase 8.0% of the shares sold in the offering and contributed to the Chicopee Savings Bank Charitable Foundation, contains certain provisions permitting participating employees to direct the voting of shares held in the plan. Such provisions may be considered to have anti-takeover effects. See “Our Management —Benefit Plans—Employee Stock Ownership Plan.”

Statutory and Regulatory Restrictions

Federal Change in Bank Control Act. Federal law provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice. For this purpose, the term “control” means the acquisition of the ownership, control or holding of the power to vote 25% or more of any class of a bank holding company’s voting stock, and the term “person” includes an individual, corporation, partnership, and various other entities. In addition, a person is presumed to acquire control if the person acquires the ownership, control or holding of the power to vote of 10% or more of any class of the holding company’s voting stock if specified factors are present, such as having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, which will be the case with Chicopee Bancorp.

Accordingly, the filing of a notice with the Federal Reserve Board would be required before any person could acquire 10% or more of the common stock of Chicopee Bancorp, unless the individual files a rebuttal of control that is accepted by the Federal Reserve Board. The statute and underlying regulations authorize the Federal Reserve Board to disapprove a proposed acquisition on certain specified grounds.

Federal Bank Holding Company Act. Federal law provides that no company may acquire control of a bank directly or indirectly without the prior approval of the Federal Reserve Board. Any company that acquires control of a bank becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Pursuant to federal regulations, the term “company” is defined to include banks, corporations, partnerships, associations, and certain trusts and other entities, and “control” of a bank is deemed to exist if a company has voting control, directly or indirectly of at least 25% of any class of a bank’s voting stock, and may be found to exist if a company controls in any manner the election of a majority of the directors of the bank or has the power to exercise a controlling influence over the management or policies of the bank. In addition, a bank holding company must obtain Federal Reserve Board approval prior to acquiring voting control of more than 5% of any class of voting stock of a bank or another bank holding company. An acquisition of control of a bank that requires the prior approval of the Federal Reserve Board under the Bank Holding Company Act is not subject to the notice requirements of the Change in Bank Control Act.

Accordingly, the prior approval of the Federal Reserve Board under the Bank Holding Company Act would be required:

•	before any bank holding company could acquire 5% or more of the common stock of Chicopee Bancorp; and

•	before any other company could acquire 25% or more of the common stock of Chicopee Bancorp, or otherwise acquire control.

Restrictions applicable to the operations of bank holding companies may also deter companies from seeking to obtain control of Chicopee Bancorp. See “Regulation and Supervision.”

Massachusetts Banking Law. Massachusetts banking law also prohibits any “company,” defined to include banking institutions as well as corporations, from directly or indirectly controlling the voting power of 25% or more of the voting stock of two or more banking institutions without the prior approval of the Massachusetts Board of Bank Incorporation. Additionally, an out-of-state company that already directly or indirectly controls voting power of 25% or more of the voting stock of two or more banking institutions may not also acquire direct or indirect ownership or control of more than 5% of the voting stock of a Massachusetts banking institution without the prior approval of the Board of Bank Incorporation. Finally, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converting mutual holding company without prior written approval of the Massachusetts Commissioner of Banks.

Massachusetts Anti-Takeover Laws. The Massachusetts General Laws contain two anti-takeover statutes that are applicable to certain public corporations in Massachusetts: Chapter 110F, the “business combinations” law and Chapter 110D, the “control share acquisition” law. Chapter 110F of the Massachusetts General Laws generally prohibits a publicly held Massachusetts corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction which results in the shareholder becoming an interested shareholder, unless:

•	the corporation’s board of directors approves the business combination or transaction which results in the shareholder becoming an interested shareholder prior to such event;

•	the interested shareholder owns at least 90% of the corporation’s outstanding voting stock upon completion of the transaction that resulted in its becoming an interested shareholder, excluding shares held by directors who are also officers of the corporation and by certain employee stock plans; or

•	the business combination is approved by both the corporation’s board of directors and the holders of two-thirds of the corporation’s outstanding voting stock at a meeting of shareholders, excluding shares held by the interested shareholder.

The Massachusetts General Laws defines the term “business combination” to include a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally a person who, together with affiliates and associates, owns, or within the prior three years, owned, 5% or more of a corporation’s voting stock.

Description of Chicopee Bancorp Capital Stock

The common stock of Chicopee Bancorp will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

General

Chicopee Bancorp is authorized to issue 20,000,000 shares of common stock having no par value. Each share of Chicopee Bancorp’s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. Chicopee Bancorp will not issue any shares of preferred stock in the conversion.

Chicopee Bancorp Common Stock

Voting Rights. After the conversion, the holders of common stock of Chicopee Bancorp will possess exclusive voting rights in Chicopee Bancorp. They will elect Chicopee Bancorp’s board of directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of Chicopee Bancorp and Chicopee Savings Bank,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Chicopee Bancorp issues preferred stock, holders of Chicopee Bancorp preferred stock may also possess voting rights.

Dividends. Holders of Chicopee Bancorp common stock will be entitled to receive and share equally in such dividends as the board of directors of Chicopee Bancorp may declare out of funds legally available for such payments. If Chicopee Bancorp issues preferred stock, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. State and federal laws and regulations place limitations on the payment of dividends. See “Our Dividend Policy”.

Liquidation or Dissolution. In the event of a liquidation or dissolution of Chicopee Bancorp, holders of Chicopee Bancorp common stock will be entitled to receive, after payment or provision for payment of all debts and liabilities of Chicopee Bancorp (including all deposits in Chicopee Savings Bank and accrued interest thereon) and after distribution of the liquidation account established upon the completion of the conversion for the benefit of eligible account holders and supplemental eligible account holders who continue their deposit accounts at Chicopee Savings Bank, all assets of Chicopee Bancorp available for distribution. If Chicopee Bancorp issues preferred stock, holders of such stock may have a senior interest over holders of common stock in such a distribution.

No Preemptive or Redemption Rights. Holders of Chicopee Bancorp common stock will not have preemptive rights with respect to any shares of the capital stock of Chicopee Bancorp that may be issued. The common stock cannot be redeemed.

Preferred Stock

Chicopee Bancorp’s board of directors may, without shareholder approval but subject to certain regulatory approvals, reclassify any unissued shares of common stock into one or more series of preferred stock and designate and issue one or more series of preferred stock, establish the number of shares in each such series, fix and state the voting powers, designations, preferences and the relative or special rights or privileges of the shares of any series so established and the qualifications thereon without further vote or action by the shareholders. Any issuance of preferred stock could have an adverse effect on the voting and other rights of holders of common stock. Each series of preferred stock issued after the conversion may rank senior to shares of common stock with respect to dividend rights and liquidation preferences, may have full, limited or no voting rights and may be convertible into shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for Chicopee Bancorp’s common stock will be Registrar and Transfer Company, Cranford, New Jersey.

Registration Requirements

Chicopee Bancorp has registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of the common stock has been passed upon for us by Muldoon Murphy & Aguggia LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon Murphy & Aguggia LLP and the Massachusetts tax consequences of the conversion have been opined upon by Wolf & Company, P.C. Muldoon Murphy & Aguggia LLP and Wolf & Company, P.C. have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Ryan Beck & Co., Inc. by Thacher Proffitt & Wood LLP, Washington, D.C.

Experts

The consolidated financial statements of Chicopee Savings Bank at December 31, 2005 and 2004 and for the two years in the period ended December 31, 2005 appearing in this prospectus and registration statement have been audited by Berry, Dunn, McNeil & Parker, an independent registered public accounting firm, as set forth in its report appearing elsewhere herein and elsewhere in the registration statement and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Chicopee Savings Bank for the year ended December 31, 2003 appearing in this prospectus and registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is included here and elsewhere in the registration statement and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

RP Financial, LC. has consented to the summary in this prospectus of its report to Chicopee Savings Bank setting forth its opinion as to the estimated pro forma market value of Chicopee Bancorp and Chicopee Savings Bank, as converted, and to the use of its name and statements with respect to it appearing in this prospectus.

Change in Accountants

Prior to fiscal year ended December 31, 2004, Chicopee Savings Bank’s consolidated financial statement were audited by Deloitte & Touche LLP. On September 8, 2004, Chicopee Savings dismissed Deloitte & Touche and engaged Berry, Dunn, McNeil & Parker, which continues as the independent registered public accounting firm of Chicopee Savings Bank. The decision to change accountants was approved by the audit committee of Chicopee Savings Bank.

Deloitte & Touche LLP’s report on the consolidated financial statements for the fiscal year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During 2003 and during the subsequent interim period through September 8, 2004, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Deloitte & Touche LLP has furnished a letter addressed to the Securities and Exchange Commission and filed as an exhibit to Chicopee Bancorp’s registration statement stating its agreement with the statements made herein.

Where You Can Find More Information

Chicopee Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the conversion, including the shares to be contributed to Chicopee Savings Bank Charitable Foundation. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission public reference room at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the Securities and Exchange Commission at http://www.sec.gov.

Chicopee Savings Bank has filed applications for approval of the conversion with the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. Chicopee Bancorp has filed a bank holding application with the Federal Reserve Board. This prospectus omits certain information contained in the applications. The application for conversion may be inspected, without charge, at the offices of the Massachusetts Commissioner of Banks, One South Station, Boston, Massachusetts 02110 and at the offices of the Federal Deposit Insurance Corporation, 15 Braintree Hill Office Park, Braintree, Massachusetts 02184. The bank holding company application may be examined at the offices of the Federal Reserve Bank of Boston, 600 Atlantic Avenue, Boston, Massachusetts 02210.

A copy of the plan of conversion and Chicopee Bancorp’s articles of incorporation and bylaws are available without charge from Chicopee Savings Bank.

I ndex to Consolidated Financial Statements of

Chicopee Savings Bank

* * *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for Chicopee Bancorp have not been included in this prospectus because Chicopee Bancorp, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

[Berry, Dunn, McNeil & Parker Letterhead]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Chicopee Savings Bank and Subsidiaries

We have audited the accompanying consolidated balance sheets of Chicopee Savings Bank and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in surplus and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chicopee Savings Bank and Subsidiaries as of December 31, 2005 and 2004 and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine

March 10, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Chicopee Savings Bank

Chicopee, MA

We have audited the accompanying statement of income, changes in surplus, and cash flows of Chicopee Savings Bank and subsidiaries (the “Bank”) for the year ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Chicopee Savings Bank and subsidiaries for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Hartford, Connecticut

February 4, 2004

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2005 and 2004

	2005	2004
ASSETS
Cash and due from banks	$10,003,469	$9,510,847
Short-term investments	4,180,613	3,739,681
Federal funds sold	3,402,000	9,168,776

Total cash and cash equivalents	17,586,082	22,419,304
Securities available-for-sale	4,933,725	5,102,983
Securities held-to-maturity, at cost (fair value $29,109,145 and $21,912,402 at December 31, 2005 and 2004, respectively)	29,472,217	22,102,247
Federal Home Loan Bank stock, at cost	2,446,700	1,592,300
Loans receivable, net of allowance for loan losses of $2,604,630 in 2005 and $2,512,023 in 2004	315,649,215	281,388,508
Cash surrender value of life insurance	10,801,011	10,419,459
Premises and equipment, net	7,078,508	6,444,609
Accrued interest and dividends receivable	1,341,254	1,087,648
Deferred income tax asset	661,992	582,217
Other assets	1,378,593	1,004,544

Total assets	$391,349,297	$352,143,819

LIABILITIES AND SURPLUS
Deposits
Noninterest-bearing	$27,912,411	$23,326,524
Interest-bearing	267,110,992	257,442,499

Total deposits	295,023,403	280,769,023
Securities sold under agreements to repurchase	20,162,960	7,581,129
Advances from Federal Home Loan Bank	29,417,477	18,792,507
Mortgagors’ escrow accounts	971,095	958,964
Accrued expenses and other liabilities	2,333,701	1,885,062

Total liabilities	347,908,636	309,986,685

Commitments and contingencies (Notes 6, 10, 11, 12, 13, and 18)
Surplus
Undivided profits	43,350,990	41,935,270
Accumulated other comprehensive income
Net unrealized appreciation on securities available-for-sale, net of deferred income taxes	89,671	221,864

Total surplus	43,440,661	42,157,134

Total liabilities and surplus	$391,349,297	$352,143,819

The accompanying notes are an integral part of these consolidated financial statements.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Consolidated Statements of Income

Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
Interest and dividend income
Loans	$17,190,174	$15,158,537	$15,117,464
Investment securities	1,240,567	1,041,062	743,915
Other interest-earning assets	401,035	308,616	481,284

Total interest and dividend income	18,831,776	16,508,215	16,342,663

Interest expense
Deposits	6,012,696	5,010,702	5,992,906
Securities sold under agreements to repurchase	222,705	89,715	35,294
Other borrowed funds	694,656	426,394	260,882

Total interest expense	6,930,057	5,526,811	6,289,082

Net interest income	11,901,719	10,981,404	10,053,581

Provision for loan losses	120,000	120,000	120,000

Net interest income after provision for loan losses	11,781,719	10,861,404	9,933,581

Noninterest income
Service charges, fees and commissions	1,318,286	1,503,525	1,342,621
Loan sales and servicing	70,260	787,537	421,236
Net gain on sales of securities available-for-sale	103,287	68,051	—

Total noninterest income	1,491,833	2,359,113	1,763,857

Noninterest expenses
Salaries and employee benefits	6,107,191	5,749,742	4,970,567
Occupancy expenses	975,635	942,313	836,799
Furniture and equipment	857,755	739,422	621,663
Data processing	593,975	607,723	613,941
Stationery, supplies and postage	321,842	295,167	281,571
Net loss on sales of securities available-for-sale	—	—	271,786
Other noninterest expense	2,230,599	2,053,658	1,885,323

Total noninterest expense	11,086,997	10,388,025	9,481,650

Income before income taxes	2,186,555	2,832,492	2,215,788
Income tax expense	770,835	930,510	704,885

Net income	$1,415,720	$1,901,982	$1,510,903

The accompanying notes are an integral part of these consolidated financial statements.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Consolidated Statements of Changes in Surplus

Years Ended December 31, 2005, 2004, and 2003

	Undivided Profits	Net Unrealized (Depreciation) Appreciation on Securities Available- for-Sale	Total
Balance, December 31, 2002	$38,522,385	$(562,963)	$37,959,422

Net income	1,510,903	—	1,510,903
Change in net unrealized depreciation on securities available-for-sale, net of deferred income taxes of $340,685	—	661,330	661,330

Total comprehensive income	1,510,903	661,330	2,172,233

Balance, December 31, 2003	40,033,288	98,367	40,131,655

Net income	1,901,982	—	1,901,982
Change in net unrealized appreciation on securities available-for-sale, net of deferred income taxes of $85,000	—	123,497	123,497

Total comprehensive income	1,901,982	123,497	2,025,479

Balance, December 31, 2004	41,935,270	221,864	42,157,134

Net income	1,415,720	—	1,415,720
Change in net unrealized appreciation on securities available-for-sale, net of deferred income taxes of $(70,775)	—	(132,193)	(132,193)

Total comprehensive income	1,415,720	(132,193)	1,283,527

Balance, December 31, 2005	$43,350,990	$89,671	$43,440,661

The accompanying notes are an integral part of these consolidated financial statements.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
Cash flows from operating activities
Net income	$1,415,720	$1,901,982	$1,510,903
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	711,553	617,923	569,063
Net (accretion) amortization of investment securities	(29,973)	31,519	(26,156)
Provision for loan losses	120,000	120,000	120,000
Increase in cash surrender value of life insurance	(381,552)	(437,726)	(406,575)
Realized (gains) losses on investment securities, net	(103,287)	(68,051)	271,786
Other-than-temporary impairment of investment security	50,000	—	—
Net gains on sales of loans and other real estate owned	(11,986)	(31,297)	(177,102)
Deferred income taxes	(9,000)	317,000	(1,078,165)
Decrease (increase) in other assets	(373,638)	(625,982)	274,957
Decrease (increase) in accrued interest receivable	(253,606)	(64,295)	26,217
Increase in other liabilities	448,640	40,866	71,615

Net cash provided by operating activities	1,582,871	1,801,939	1,156,543

Cash flows from investing activities
Additions to premises and equipment	(1,345,863)	(1,451,480)	(425,878)
Loan originations and principal collections, net	(34,368,721)	(24,998,060)	(16,431,608)
Proceeds from sale of other real estate owned	—	1,500	—
Purchase of securities available-for-sale	(2,458,854)	(2,887,514)	(924,327)
Proceeds from sales of securities available-for-sale	1,624,030	10,190,528	532,754
Purchase of securities held-to-maturity	(54,184,619)	(15,558,580)	(28,681,440)
Maturities of securities held-to-maturity	46,844,622	14,633,703	16,678,045

Net cash used by investing activities	(43,889,405)	(20,069,903)	(29,252,454)

Cash flows from financing activities
Net increase (decrease) in deposits	14,254,380	(1,833,407)	16,484,900
Net increase (decrease) in securities sold under agreements to repurchase	12,581,831	4,877,438	(267,476)
Advances from long-term FHLB advances	10,000,000	11,500,000	11,400,000
Payments on long-term FHLB advances	(6,375,030)	(8,869,954)	(5,691,717)
Net increase in other short-term borrowings	7,000,000	3,000,000	—
Net increase (decrease) in escrow funds held	12,131	34,753	(27,390)

Net cash provided by financing activities	37,473,312	8,708,830	21,898,317

Net decrease in cash and cash equivalents	(4,833,222)	(9,559,134)	(6,197,594)
Cash and cash equivalents, beginning of year	22,419,304	31,978,438	38,176,032

Cash and cash equivalents, end of year	$17,586,082	$22,419,304	$31,978,438

Supplementary cash flow information:
Interest paid on deposits and borrowed funds	$6,930,057	$5,526,811	$6,289,082

Income taxes paid	$617,000	$453,547	$1,431,935

Noncash transactions
Transfers from loans to other real estate owned	$—	$3,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

Nature of Business

Chicopee Savings Bank (the Bank) is a Massachusetts state-chartered savings bank operating six branches in Western Massachusetts. The Bank’s primary source of revenue is earned by providing loans to small and middle-market businesses and to residential property homeowners. Its primary deposit products are savings and term certificate accounts.

1.	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of Chicopee Savings Bank and its wholly-owned subsidiaries, Cabot Management Corporation, Cabot Realty, LLC, CSB Colts, Inc., and CSB Investment Corporation. At December 31, 2003, the Bank had controlling interest in CSB Real Estate Investment Trust, Inc. (the REIT) and owned all of the common stock. During 2004, the REIT was liquidated.

All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

In preparing consolidated financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of servicing assets and the valuation of other real estate owned. In connection with the determination of the allowance for loan losses and the carrying value of other real estate owned, management obtains independent appraisals for significant properties. While management uses available information to recognize losses on loans and other real estate owned, future additions to the allowance for loan losses or future write-downs of other real estate owned may be necessary based upon changes in economic and market conditions.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and the valuation of its other real estate owned. Such agencies may require the Bank to recognize additions to the allowance for loan losses or write-down of other real estate owned based upon their judgment about information available to them at the time of their examination.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

Significant Group Concentrations of Credit Risk

The Bank does not have any significant concentrations to any one industry or customer. Although the Bank has a diversified loan portfolio and economic conditions are stable, most of the Bank’s activities are with customers located in Western Massachusetts. As a result, the Bank and its borrowers may be especially vulnerable to the consequences of changes in the local economy.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, due from banks, short-term investments with original maturities of ninety days or less and federal funds sold.

The Bank’s due from bank accounts, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts. The Bank believes it is not exposed to any significant risk on cash and cash equivalents.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held-to-maturity” and recorded at amortized cost. Securities not classified as held-to-maturity, including equity securities with readily determinable fair values, are classified as “available-for-sale” and recorded at fair value, with unrealized gains and temporary unrealized losses excluded from earnings and reported in other comprehensive income. Non-marketable equity securities are carried at cost and evaluated for impairment.

Purchase premiums and discounts are recognized in interest income over the period to call or maturity using a method which yields results that do not differ materially from those which would be recognized by use of the effective-yield method. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value, as determined by current investor yield requirements, in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Loans held for sale are not material at December 31, 2005 and 2004.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

Loans

The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans in Western Massachusetts. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

Loans past due 30 days or more are considered delinquent. The accrual of interest on loans is discontinued when, in the judgment of management, the collectibility of the principal or interest becomes doubtful. It is the policy of the Bank to discontinue the accrual of interest when principal or interest payments are delinquent ninety days or more.

All interest accrued, but not collected, for loans that are placed on nonaccrual or charged off is reversed against interest income. Interest recognized on these loans is limited to interest payments received until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management. Factors considered in evaluating the adequacy of the allowance include previous loss experience, current economic conditions and their effect on borrowers and the performance of individual loans in relation to contract terms. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment evaluation.

Loan Servicing

Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Capitalized servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is based upon discounted cash flows using market-based assumptions. Projected prepayments on the portfolio are estimated using the Public Securities Association Standard Prepayment Model. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from other real estate owned.

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Income Taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the surplus section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income (loss) and related tax effects are as follows:

	2005	2004	2003
Net unrealized (losses) gains on available-for-sale securities	$(99,681)	$276,548	$730,229
Reclassification adjustment for (gains) losses realized in net income	(103,287)	(68,051)	271,786

Unrealized holding (losses) gains	(202,968)	208,497	1,002,015
Tax effect	(70,775)	85,000	340,685

Net-of-tax amount	$(132,193)	$123,497	$661,330

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

Segment Reporting

The Bank’s operations are solely in the financial services industry and include providing traditional banking services to its customers. Management makes operating decisions and assesses performance based on an ongoing review of the Bank’s consolidated financial results. Therefore, the Bank has a single operating segment for financial reporting purposes.

Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3, changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. Until such time the Bank has a change in accounting principle, this Statement has no effect on the financial condition and operations of the Bank.

SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140, was issued in February 2006. The Statement addresses issues related to beneficial interests in securitized financial assets and is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Management does not expect this Statement to affect the financial condition and results of operations of the Bank as the Bank does not have beneficial interests in securitized financial assets.

FASB Staff Position (FSP) 115-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, was issued on November 3, 2005. This FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Guidance in the FSP shall be applied to reporting periods beginning after December 15, 2005 with earlier application permitted. The Bank has applied the guidance in this FSP in these financial statements for the year ended December 31, 2005, the effect of which was not material to the financial condition and results of operations of the Bank.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

In March 2005, the FASB issued FSP FIN 46(R)-5, “Implicit Variable Interests under FASB Interpretation No. 46, Consolidation of Variable Interest Entities.” FSP FIN 46(R)-5 provides guidance for a reporting enterprise that holds an implicit variable interest in a variable interest entity (“VIE”) and is also a related party to other variable interest holders. This guidance requires that if the aggregate variable interest held by the reporting enterprise and its related parties would, if held by a single party, identify that party as the primary beneficiary, then the party within the related party group that is most closely associated with the VIE is the primary beneficiary. The effective date of the FSP FIN 46(R)-5 is the first reporting period ending after December 15, 2005 with early application permitted for periods for which financial statements have not been issued. Management does not believe that implementation of the FSP will have a material effect on the Bank’s results of operations or financial position as it does not have any variable interest entities.

FSP Statement of Position 94-6-1, Terms of Loan Products That May Give Rise to a Concentration of Credit Risk, was issued in December 2005 to emphasize the terms of certain loan products may increase a reporting entity’s exposure to credit risk and thereby may result in disclosure in the financial statements of a concentration of credit risk as an individual product type or as a group of products with similar features. Possible shared characteristics on which significant concentrations may be determined include, but are not limited to, borrowers subject to significant payment increases, loans with terms that permit negative amortization and loans with high loan-to-value ratios. The FSP, which was effective December 31, 2005, did not affect the financial condition and results of operations of the Bank.

Reclassifications

Certain amounts in the 2003 and 2004 financial statements have been reclassified to conform to the 2005 presentation.

2.	Cash and Due from Banks

The Bank is required to maintain certain reserves of vault cash or deposits with the Federal Reserve Bank. The amount of this reserve requirement, included in cash and due from banks, was approximately $914,000 and $865,000 as of December 31, 2005 and 2004, respectively.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

3.	Securities

The amortized cost and fair value of securities, with gross unrealized gains and losses, follow:

December 31, 2005	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available-for-Sale
Marketable equity securities	$4,796,045	$379,918	$242,238	$4,933,725

Total securities available-for-sale	$4,796,045	$379,918	$242,238	$4,933,725

Securities Held-to-Maturity
U.S. Government and federal agency obligations	$19,497,037	$1,383	$122,570	$19,375,850
Corporate and industrial revenue bonds	2,310,783	180	—	2,310,963
Collateralized mortgage obligations	7,664,397	2,161	244,226	7,422,332

Total securities held-to-maturity	$29,472,217	$3,724	$366,796	$29,109,145

December 31, 2004	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available-for-Sale
Marketable equity securities	$4,762,334	$576,994	$236,345	$5,102,983

Total securities available-for-sale	$4,762,334	$576,994	$236,345	$5,102,983

Securities Held-to-Maturity
U.S. Government and federal agency obligations	$5,996,557	$—	$20,042	$5,976,515
Corporate and industrial revenue bonds	2,411,106	14,061	—	2,425,167
Collateralized mortgage obligations	13,694,584	17,481	201,345	13,510,720

Total securities held-to-maturity	$22,102,247	$31,542	$221,387	$21,912,402

At December 31, 2005 and 2004, securities with a carrying value of $18,387,095 and $10,877,213, respectively, were pledged as collateral to Investors Bank and Trust to support overnight borrowings.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

The amortized cost and fair value of debt securities by contractual maturity at December 31, 2005 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Held-to-Maturity
	Amortized Cost	Fair Value
Within 1 year	$12,596,677	$12,537,999
From 1 to 5 years	7,861,143	7,798,813
From 5 to 10 years	651,822	634,013
Over 10 years	8,362,575	8,138,320

	$29,472,217	$29,109,145

For the years ended December 31, 2005, 2004, and 2003, proceeds from sales of securities available for sale amounted to $1,624,030, $10,190,528, and $532,754, respectively. Gross realized gains were $256,392 and gross realized losses were $153,105 for the year ended December 31, 2005. Gross realized gains were $348,352 and gross realized losses were $280,301 for the year ended December 31, 2004. Net realized losses amounted to $271,786 for the year ended December 31, 2003. Income tax expense (benefit) on net realized gains and losses amounted to $36,016, $23,729, and $(100,079) for the years ended December 31, 2005, 2004 and 2003, respectively.

Securities with unrealized losses at December 31, 2005 are as follows:

	Less than 12 months		12 months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Marketable equity securities	$1,038,284	$41,578	$872,380	$200,660	$1,910,664	$242,238
U.S. Government and federal agency obligations	8,500,000	50,105	4,999,500	72,465	13,499,500	122,570
Collateralized mortgage obligations	832,925	12,087	6,583,350	232,139	7,416,275	244,226

Total temporarily impaired securities	$10,371,209	$103,770	$12,455,230	$505,264	$22,826,439	$609,034

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

Unrealized losses within the U.S. Government and federal agency category relate to sixteen debt securities of which seven securities had a continuous loss for more than one year. Unrealized losses within the collateralized mortgage obligations category relate to twenty-four securities of which twenty had continuous losses for more than one year. The primary cause for unrealized losses within the debt securities categories is the impact movements in interest rates have had in comparison with the underlying yields on these securities.

Based on periodic analysis of underlying corporations in the marketable equity security portfolio, the Bank recorded an other-than-temporary impairment loss of $50,000 on one marketable equity security in 2005. Unrealized losses within the remaining marketable equity securities category relate to fourteen securities of which six had continuous losses for more than one year. Management actively monitors the financial condition and trends of investees, reviews industry analysis, and consults with portfolio analysts on an ongoing basis. Management determined the Bank has the ability to retain the marketable equity securities to permit recovery in light of the fact that they are equity securities with no contractual provisions for return of principal. Although some of these securities have been in an unrealized loss position for at least one year, management has determined that the impairments are temporary based on the results of its monitoring activities.

With the exception of the one security classified as other-than-temporarily impaired, management believes the remaining investments are not other-than-temporarily impaired at December 31, 2005 based on current market trends and the nature of the investments, views of industry analysts, and other evaluations.

Securities with unrealized losses at December 31, 2004 are as follows:

	Less than 12 months		12 months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Marketable equity securities	$1,033,831	$102,573	$345,624	$133,772	$1,379,455	$236,345
U.S. Government and federal agency obligations	5,996,557	20,042	—	—	5,996,557	20,042
Collateralized mortgage obligations	5,913,635	109,800	4,702,227	91,545	10,615,862	201,345

Total temporarily impaired securities	$12,944,023	$232,415	$5,047,851	$225,317	$17,991,874	$457,732

Based on market trends and the nature of the investments, views of industry analysts, and other evaluations, management believes these investments are not other-than-temporarily impaired at December 31, 2004.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

4.	Loans

A summary of the balances of loans follows:

	2005	2004
Mortgage loans on real estate
Residential 1-4 family	$121,681,086	$108,499,966
Residential multi-family	11,142,333	10,855,441
Commercial	110,164,283	101,565,956

	242,987,702	220,921,363
Construction	17,753,199	14,292,306
Commercial	38,596,377	32,399,168
Consumer	18,105,804	14,168,468

Subtotal	317,443,082	281,781,305
Net deferred loan origination costs	810,763	729,139
Undisbursed portion of loans in process	—	1,390,087
Allowance for loan losses	(2,604,630)	(2,512,023)

Loans, net	$315,649,215	$281,388,508

Nonaccrual loans were $736,602 and $655,990 at December 31, 2005 and 2004, respectively. Interest foregone was $27,536, $41,400, and $10,500 for the years ended December 31, 2005, 2004, and 2003, respectively. There were no loans greater than ninety days past due and still accruing at December 31, 2005 and 2004.

An analysis of the allowance for loan losses follows:

	Years Ended December 31,
	2005	2004	2003
Balance at beginning of year	$2,512,023	$2,403,845	$2,342,487
Provision for loan losses	120,000	120,000	120,000
Loans charged off	(31,893)	(36,589)	(71,408)
Recoveries of loans previously charged off	4,500	24,767	12,766

Balance at end of year	$2,604,630	$2,512,023	$2,403,845

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

The following is a summary of information pertaining to impaired loans:

	2005	2004
Impaired loans with a valuation allowance	$562,594	$538,520
Impaired loans without a valuation allowance	145,166	203,148

Total impaired loans	$707,760	$741,668

Valuation allowance related to impaired loans	$41,934	$53,852

	Years Ended December 31,
	2005	2004
Average investment in impaired loans	$724,714	$458,634

Interest income recognized on impaired loans was all on a cash basis and was insignificant for the years ended December 31, 2005 and 2004. No additional funds are committed to be advanced in connection with impaired loans.

5.	Loan Servicing

Loans serviced for others are not included in the consolidated balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were $60,778,548 and $65,465,065 at December 31, 2005 and 2004, respectively.

During 2004, the Bank implemented SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Statement addresses the recognition and measurement of servicing assets and liabilities, including mortgage servicing rights. The effect of adjusting SFAS No. 140 in prior years was not material.

The balance of capitalized servicing rights included in other assets at December 31, 2005 and 2004 was $425,800 and $555,796, respectively. There was no valuation allowance at December 31, 2005 and 2004.

The following summarizes mortgage servicing rights capitalized and amortized for the years ended December 31, 2005 and 2004:

	2005	2004
Mortgage servicing rights capitalized	$67,500	$650,000

Mortgage servicing rights amortized	$197,496	$94,204

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

6.	Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment follows:

	2005	2004
Land and improvements	$1,209,273	$1,209,273
Building	6,350,348	5,502,134
Furniture and equipment	3,382,750	3,012,376
Leasehold improvements	388,091	385,356
Computer software and equipment	877,035	769,351

	12,207,497	10,878,490
Accumulated depreciation	(5,128,989)	(4,433,881)

Net premises and equipment	$7,078,508	$6,444,609

Depreciation expense was $711,553, $617,923, and $569,063 for 2005, 2004, and 2003, respectively.

Pursuant to the terms of noncancelable lease agreements in effect at December 31, 2005, pertaining to two branch facilities and certain equipment, minimum rent commitments under various operating leases are as follows:

2006	$198,600
2007	206,000
2008	194,800
2009	186,800
2010	186,800
Thereafter	1,553,300

$2,526,300

The leases contain options to extend for periods from one to five years. Total rent expense for the years ended December 31, 2005, 2004, and 2003 approximated $239,700, $235,000, and $225,000, respectively.

7.	Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2005 and 2004 approximated $51,270,000 and $43,615,000, respectively.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

At December 31, 2005, the scheduled maturities of time deposits are as follows:

2006	$97,639,797
2007	16,198,512
2008	14,394,830
2009	15,416,021
2010	19,276,768

$162,925,928

8.	Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

The maximum amount of repurchase agreements outstanding at any month-end during 2005 and 2004 was $23,571,459 and $7,581,129, respectively. The average amount of repurchase agreements outstanding during 2005 and 2004 was $13,387,305 and $4,581,012, respectively. The weighted average interest rate on repurchase agreements outstanding at December 31, 2005 and 2004 was 1.50 percent and 1.40 percent, respectively.

9.	Borrowings

Pursuant to collateral agreements with the Federal Home Loan Bank (FHLB), advances are collateralized by all stock in the FHLB, qualifying first mortgages and securities available-for-sale.

The Bank’s fixed-rate FHLB advances of $29,417,477 at December 31, 2005 mature through 2014. At December 31, 2005 and 2004, the interest rates on fixed-rate advances ranged from 2.08 percent to 4.37 percent, and from 1.56 percent to 3.65 percent, respectively. At December 31, 2005 and 2004, the weighted average interest rates on fixed-rate advances were 3.87 percent and 2.77 percent, respectively.

The Bank has a $4,865,000 line of credit with the FHLB, of which $1,865,000 was available at December 31, 2005, and an unsecured line of credit with Bankers Bank, N.E. that allows the Bank to borrow up to $2,000,000.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

The contractual maturities of advances are as follows:

December 31, 2005
2006	$11,037,035
2007	424,648
2011	5,465,098
2012	9,487,903
2014	3,002,793

Total	$29,417,477

December 31, 2004
2005	$5,038,792
2006	3,423,353
2007	728,911
2011	6,320,415
2014	3,281,036

Total	$18,792,507

10.	Income Taxes

Allocation of federal and state income taxes (benefit) between current and deferred portions is as follows:

	2005	2004	2003
Current:
Federal	$626,323	$480,427	$1,290,548
State	153,512	133,083	492,502

	779,835	613,510	1,783,050

Deferred:
Federal	(10,000)	236,000	(817,040)
State	1,000	81,000	(261,125)

	(9,000)	317,000	(1,078,165)

	$770,835	$930,510	$704,885

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

The actual income tax expense differs from the expense that would result from applying federal statutory rates to income before income taxes, as follows:

	2005	2004	2003
Computed tax expense	$743,429	$963,047	$753,368
Increase (reduction) in income taxes resulting from:
Tax exempt income	(25,530)	(26,915)	(22,417)
Income from life insurance	(117,143)	(134,983)	(128,482)
State taxes, net of federal benefit	101,978	141,295	152,709
Other, net	68,101	(11,934)	(50,293)

	$770,835	$930,510	$704,885

The components of the net deferred tax asset, included in other assets, are as follows:

	2005	2004
Deferred tax assets
Allowance for loan losses	$1,065,000	$1,027,000
Employee benefit plans	329,000	319,000
Other	19,000	—

	1,413,000	1,346,000

Deferred tax liabilities
Net unrealized gain on securities available-for-sale	48,008	118,783
Deferred loan costs	496,000	516,000
Depreciation	207,000	129,000

	751,008	763,783

Net deferred tax asset	$661,992	$582,217

Surplus includes accumulated bad debt deductions for tax purposes of approximately $3,906,000 on which no federal income tax has been provided. If this amount, or any portion thereof, is used for purposes other than to absorb the losses for which it was established, the amount so used must be included in gross income for federal income tax purposes for the fiscal year in which used. Because management does not anticipate that this will occur, no such income taxes have been provided.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

11.	Financial Instruments with Off-Balance-Sheet Risk

The Bank is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and various financial instruments with off-balance-sheet risk. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2005 and 2004, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	2005	2004
Commitments to grant loans	$6,209,500	$5,216,900
Unfunded commitments for construction loans	17,100,721	10,981,302
Unfunded commitments under lines of credit	30,796,559	24,055,653
Standby letters of credit	1,325,828	1,214,755

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant and equipment, and real estate.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

FASB Interpretation No. 45 (FIN No. 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others; an Interpretation of FASB Statements No. 5,57, and 107 and rescission of FASB Interpretation No. 34, requires certain disclosures and liability-recognition for the fair value at issuance of guarantees that fall within its

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

scope. Under FIN No. 45, the Bank does not issue any guarantees that would require liability-recognition or disclosure, other than its standby letters of credit. The Bank has issued conditional commitments in the form of standby letters of credit to guarantee payment on behalf of a customer and guarantee the performance of a customer to a third party. Standby letters of credit generally arise in connection with lending relationships. The credit risk involved in issuing these instruments is essentially the same as that involved in extending loans to customers. Contingent obligations under standby letters of credit totaled approximately $1.3 million and $1.2 million at December 31, 2005 and 2004, respectively, and represent the maximum potential future payments the Bank could be required to make. Typically, these instruments have terms of 12 months or less and expire unused; therefore, the total amounts do not necessarily represent future cash requirements. Each customer is evaluated individually for creditworthiness under the same underwriting standards used for commitments to extend credit and on-balance sheet instruments. The Bank’s policies governing loan collateral apply to standby letters of credit at the time of credit extension. Loan-to-value ratios are generally consistent with loan-to-value requirements for other commercial loans secured by similar types of collateral. The fair value of the Bank’s standby letters of credit at December 31, 2005 and 2004 was insignificant.

12.	Legal Contingencies

Various legal claims arise from time-to-time in the normal course of business which, in the opinion of management, will have no material effect on the Bank’s consolidated financial statements.

13.	Minimum Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2005 and 2004, that the Bank met all capital adequacy requirements to which it is subject.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

As of December 31, 2005, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and ratios as of December 31, 2005 and 2004 are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2005
Total Capital to Risk Weighted Assets	$45,976,000	13.8%	$26,599,120	8.0%	$33,248,900	10.0%
Tier 1 Capital to Risk Weighted Assets	43,309,000	13.0%	13,299,560	4.0%	19,949,340	6.0%
Tier 1 Capital to Average Assets	43,309,000	11.3%	15,377,520	4.0%	19,221,900	5.0%
December 31, 2004
Total Capital to Risk Weighted Assets	$44,545,000	14.9%	$23,914,080	8.0%	$29,892,600	10.0%
Tier 1 Capital to Risk Weighted Assets	41,880,000	14.0%	11,957,040	4.0%	17,935,560	6.0%
Tier 1 Capital to Average Assets	41,880,000	11.8%	14,187,600	4.0%	17,734,500	5.0%

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

The following is a reconciliation of the Bank’s equity as disclosed in the balance sheet under U.S. generally accepted accounting principles to regulatory capital as disclosed in the table above.

	2005	2004
Total GAAP equity	$43,441,000	$42,157,000
Unrealized gain on securities available-for-sale	(89,000)	(222,000)
Disallowed servicing rights	(43,000)	(55,000)

Tier 1 Capital	43,309,000	41,880,000
Allowable allowance for loan losses	2,605,000	2,512,000
Unrealized gains on available-for-sale equity securities	62,000	153,000

Total capital	$45,976,000	$44,545,000

14.	Employee Benefit Plans

The Bank has a 401(k) Plan whereby substantially all employees participate in the Plan. Employees may contribute a portion of their compensation subject to certain limits based on federal tax laws. The Bank makes matching contributions equal to 25 percent of the first 6 percent of the participant’s compensation contributed to the Plan. For the years ended December 31, 2005, 2004, and 2003, expenses attributable to the Plan amounted to $52,800, $52,757, and $43,890, respectively.

The Bank has a noncontributory defined benefit pension plan (the “Pension Plan”) through its membership in the Savings Bank Employees Retirement Association (“SBERA”). Employees are eligible to join the Pension Plan after attaining age 21 and having been credited with one year of service. Eligible employees become vested in the Pension Plan after three years of service. The Pension Plan provides monthly benefits upon retirement based on compensation during the highest paid consecutive three years of employment during the last ten years of credited service. It is the Bank’s policy to fund annually an amount equal to pension costs accrued. The Pension Plan assets are maintained in a separate account as part of a single pooled fund made up of all participating SBERA members. This fund is managed by the SBERA Trustees.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

Pension cost for the Pension Plan is calculated using the projected unit credit method. The measurement date used to determine pension benefits is October 31. The following table sets forth information regarding the Pension Plan.

	2005	2004
Plan funded status:
Benefit obligation at beginning of year	$5,164,306	$4,810,167
Service cost	293,655	293,183
Interest cost	296,948	300,635
Actuarial (gain) loss	613,378	(196,202)
Benefits paid	(78,623)	(43,477)

Benefit obligation at end of year	6,289,664	5,164,306

Fair value of plan assets at beginning of year	4,098,263	3,492,435
Return on plan assets	371,404	365,565
Contributions	253,381	283,740
Benefits paid	(78,623)	(43,477)

Fair value of plan assets at end of year	4,644,425	4,098,263

Funded status	(1,645,239)	(1,066,043)
Unrecognized net actuarial loss	863,042	304,935
Unrecognized net prior service cost	27,168	29,884

Accrued benefit cost recognized in the balance sheet at October 31	$(755,029)	$(731,224)

Accumulated benefit obligation	$3,287,008	$2,731,197

	2005	2004	2003
Components of net periodic benefit cost
Service cost	$293,655	$293,183	$234,805
Interest cost	296,948	300,635	265,388
Expected return on assets	(327,861)	(279,394)	(235,629)
Recognized net actuarial loss	11,728	25,535	13,261
Amortization of unrecognized transition obligation	2,716	2,716	2,716

Net periodic benefit cost	$277,186	$342,675	$280,541

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

	2005	2004	2003
Weighted average assumptions used to determine benefit cost were as follows:
Discount rate	5.75%	6.25%	6.75%
Rate of increase in compensation levels	4.50	4.50	4.50
Long-term rate of return on assets	8.00	8.00	8.00
Weighted average assumptions used to determine benefit obligation were as follows:
Discount rate	5.75	5.75
Rate of increase in compensation levels	4.50	4.50

Contributions expected to be paid to the Pension Plan during 2006 are estimated to be $359,212. The expected benefit payments to be paid from the Pension Plan are $7,625 for 2006, $7,474 for 2007, $7,307 for 2008, $7,126 for 2009, $1,085,116 for 2010, and $1,996,608 for 2011 through 2015 in the aggregate.

The composition of the Bank’s Pension Plan assets at October 31, 2005 and 2004, by asset category, are as follows:

Asset Category	Plan Assets at October 31
	2005	2004
Fixed income	35.1%	34.2%
Domestic equity	50.5	51.5
International equity	14.4	14.3

	100.0%	100.0%

SBERA offers a common and collective trust as the underlying investment structure for pension plans participating in the Association. The target allocation mix for the common and collective trust portfolio calls for an equity-based investment deployment range from 55% to 75% of total portfolio assets. The remainder of the portfolio is allocated to fixed income. The approximate investment allocation of the portfolio is shown in the table above. The Trustees of SBERA, through the Association’s Investment Committee, select investment managers for the common and collective trust portfolio. A professional investment advisory firm is retained by the Investment Committee to provide allocation analysis and performance measurement and to assist with manager searches. The overall investment objective is to diversify equity investments across a spectrum of investment types (e.g., small cap, large cap, international) and styles (e.g., growth, value).

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

The Bank’s assumption with respect to long-term rate of return is based on prevailing yields on high quality fixed income investments increased by a premium of 3% to 5% for equity investments.

The Bank provides supplemental life insurance benefits to its key officers. Amounts charged to expense for these benefits were $262,404, $241,751, and $224,009 for the years ended December 31, 2005, 2004, and 2003, respectively.

15.	Other Noninterest Expense

The components of other noninterest expense which are in excess of 1% of total revenues (total interest and dividend income, and noninterest income) and not shown separately in the consolidated statements of income are as follows for the years ended December 31:

	2005	2004	2003
Trustee fees and meetings	$196,449	$196,182	$210,422
Advertising	323,200	314,400	293,669

16.	Related Party Transactions

In the ordinary course of business, the Bank has granted loans to principal officers and directors and their affiliates amounting to $5,627,263 at December 31, 2005 and $5,655,069 at December 31, 2004. During the year ended December 31, 2005, total new loans advanced were $724,015 and total principal payments were $534,012.

Deposits from related parties held by the Bank at December 31, 2005 amounted to $2,702,916.

17.	Fair Value of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107, Disclosures About Fair Value of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate fair values.

Securities: Fair values for securities, excluding Federal Home Loan Bank stock, are based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Cash surrender value of life insurance: The fair value is based on the actual cash surrender value of life insurance policies.

Deposit liabilities and mortgagors’ escrow accounts: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits.

Securities sold under agreements to repurchase: The carrying amounts of borrowings under repurchase agreements maturing within ninety days approximate their fair values.

Advances from Federal Home Loan Bank: The fair values of these borrowings are estimated using discounted cash flow analyses based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest and dividends: The carrying amounts of accrued interest and dividends approximate fair value.

Off-balance-sheet instruments: The Bank’s off-balance-sheet instruments consist of loan commitments. Fair values for loan commitments have not been presented as the future revenue derived from such financial instruments is not significant.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

The estimated fair values, and related carrying amounts, of the Bank’s financial instruments are as follows:

	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$17,586,082	$17,586,082	$22,419,304	$22,419,304
Securities available-for-sale	4,933,725	4,933,725	5,102,983	5,102,983
Securities held-to-maturity	29,472,217	29,109,145	22,102,247	21,912,402
Federal Home Loan Bank stock	2,446,700	2,446,700	1,592,300	1,592,300
Loans receivable, net	315,649,215	313,440,000	281,388,508	273,796,000
Cash surrender value of life insurance	10,801,011	10,801,011	10,419,459	10,419,459
Accrued interest and dividends receivable	1,341,254	1,341,254	1,087,648	1,087,648
Financial liabilities
Deposits	295,023,403	295,538,000	280,769,023	280,476,000
Repurchase agreements	27,912,411	27,912,411	7,581,129	7,581,129
Advances from Federal Home Loan Bank	29,417,477	29,915,000	18,792,507	18,746,000
Mortgagors’ escrow accounts	971,095	971,095	958,964	958,964
Accrued interest payable	66,512	66,512	42,551	42,551

18.	Conversion And Initial Public Stock Offering

On October 27, 2005, and as amended and restated on January 9, 2006, the Board of Trustees of the Bank unanimously adopted the Plan of Conversion (the “Plan”) pursuant to which the Bank will convert from a Massachusetts state-chartered mutual savings bank to a Massachusetts state-chartered stock savings bank (the “Conversion”). Chicopee Bancorp, Inc. (“Chicopee Bancorp”), a Massachusetts corporation formed by the Bank, will, following the Conversion, own 100% of the Bank’s common stock. As part of the Conversion, Chicopee Bancorp will offer, in a subscription offering, 100% of its common stock, on a priority basis, to (i) eligible account holders, (ii) supplemental eligible account holders, (iii) the Bank’s employee stock ownership plan, and (iv) employees, officers, trustees and corporators of the Bank. The Plan must be approved by various regulatory agencies and the Bank’s corporators.

CHICOPEE SAVINGS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2005, 2004, and 2003

As part of the Conversion, the Bank will establish a liquidation account for the benefit of eligible and supplemental eligible account holders. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder’s interest in the liquidation account. In the event of a complete liquidation, each eligible and supplemental eligible account holder will be entitled to receive balances for accounts then held.

In addition, pursuant to the Plan, Chicopee Bancorp intends to establish a charitable foundation and the Bank an employee stock ownership plan.

Subsequent to the Conversion, Chicopee Bancorp and the Bank may not declare or pay dividends on and Chicopee Bancorp may not repurchase any of its shares of common stock if the effect thereof would cause stockholders’ equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration, payment or repurchase would otherwise violate regulatory requirements.

Conversion costs will be deferred and deducted from the proceeds of the shares sold. If the Conversion is not completed, all costs will be expensed. At December 31, 2005, approximately $68,381 of conversion costs had been incurred and deferred. At December 31, 2004, no conversion costs had been incurred.

You should rely only on the information contained in this prospectus. Neither Chicopee Bancorp nor Chicopee Savings Bank has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Chicopee Bancorp common stock.

[LOGO]

(Proposed Holding Company for Chicopee Savings Bank)

                     Shares

(Anticipated Maximum, Subject to Increase)

COMMON STOCK

PROSPECTUS

Ryan Beck & Co., Inc.

                    , 2006

Until _____________, 2006, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

SEC filing fee (1)	$9,906
Massachusetts filing fee	5,000
NASD filing fee (1)	9,757
Nasdaq Stock Market listing fee	100,000
EDGAR, printing, postage and mailing	100,000
Legal fees and expenses (including marketing firm legal fees)	495,000
Accounting fees and expenses	120,000
Appraiser’s fees and expenses	50,000
Business Plan fees and expenses	38,000
Marketing firm fees and expenses (1) (2)	786,530
Conversion agent fees and expenses	27,500
Transfer agent and registrar fees and expenses	20,000
Certificate printing	5,000
Miscellaneous	24,307

Total	$1,791,000

(1)	Estimated expenses based on the registration of 9,257,500 shares at $10.00 per share.

(2)	Ryan Beck & Co., Inc. will receive a fee equal to $25,000 plus 1.00% of the aggregate purchase price of shares sold in the subscription and community offering, excluding shares purchased by the employee stock ownership plan, by the charitable foundation and by officers, directors and employees of Chicopee Savings Bank and members of their immediate families.

Item 14.	Indemnification of Directors and Officers.

Sections 8.50-8.59 of the Massachusetts Business Corporation Act authorize a Massachusetts corporation to indemnify its present and former directors and officers under certain conditions. Article 7 of our bylaws provides that we shall indemnify each person who serves or has served as a director or officer at the level of Vice President or above to the fullest extent permitted by applicable law, against expenses (including attorney’s fees), judgments, fines, ERISA excise taxes, penalties, and amounts reasonably paid in settlement incurred in connection with any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative, arbitrative or investigative (without regard to whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity for or on behalf of Chicopee Bancorp, Inc. while serving as a director or officer) or any claim, issue or matter therein, which proceeding such director or officer is, or is threatened to be made, a party to or participant in by reason of the fact that he or she is or was one of our directors or officers or was serving at our request as a director, officer, trustee, or in a similar capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The rights of indemnification continue as to a director or officer after he or she has ceased to be a director or officer and shall inure to the benefit of his or her heirs, estate, executors, administrators and personal representatives. No amendment, termination or repeal of the provisions of Article 7 of our bylaws or of the relevant provisions of the Massachusetts Business Corporation Act shall affect or deprive a director or officer of the benefit of those by-laws or applicable law with respect to any proceeding arising out of or relating to any actions, transactions or facts occurring prior to such amendment, termination or repeal.

Section 2.02 of the Massachusetts Business Corporation Act authorizes a Massachusetts corporation to adopt a provision in its articles of organization eliminating or limiting the personal liability of directors to the corporation for monetary damages for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:

•	any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any improper distributions to shareholders under Section 6.40 of the Massachusetts Business Corporation Act; or

•	any transaction from which the director derived an improper personal benefit

Section 6.5.4 of Chicopee Bancorp’s articles of organization provides that, to the maximum extent permitted by the Massachusetts Business Corporation Act, none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability. No amendment to or repeal of the provisions of Section 6.5.4 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any act or failure to act of such director occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Act is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Act as so amended. A principal effect of Section 6.5.4 is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above.

Section 8.57 of the Massachusetts Business Corporation Act also authorizes a Massachusetts corporation to obtain insurance on behalf of its directors and officers against liability incurred by them in those capacities. We have procured a directors’ and officers’ liability and company reimbursement liability insurance policy that insures (a) our directors and officers against losses, above a deductible amount, arising from specified types of claims made against them by reason of enumerated acts done or attempted by our directors or officers and (b) us against losses, above a deductible amount, arising from any of the specified types of claims, but only if we are required or permitted to indemnify our directors or officers for those losses under statutory or common law or under provisions of our articles of organization or bylaws.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)	List of Exhibits (filed herewith unless otherwise noted)

1.1	Engagement Letter between Chicopee Savings Bank and Ryan, Beck & Co., Inc.

1.2	Draft Agency Agreement*

2.1	Amended and Restated Plan of Conversion

3.1	Articles of Organization of Chicopee Bancorp, Inc.

3.2	Bylaws of Chicopee Bancorp, Inc.

4.1	Specimen Stock Certificate of Chicopee Bancorp, Inc.

5.1	Form of Opinion of Muldoon Murphy & Aguggia LLP re: Legality

8.1	Form of Opinion of Muldoon Murphy & Aguggia LLP re: Federal Tax Matters

8.2	Form of Opinion of Wolf & Company, P.C. re: State Tax Matters

10.1	Form of Chicopee Savings Bank Employee Stock Ownership Plan

10.2	Form of Chicopee Savings Bank Employee Stock Ownership Plan Trust Agreement

10.3	Chicopee Savings Bank Employee Stock Ownership Plan Loan Agreement, Pledge Agreement and Promissory Note

10.4	Chicopee Savings Bank 401(k) Profit Sharing Plan and Trust*

10.5	Form of Chicopee Savings Bank Employee Severance Compensation Plan

10.6	Form of Chicopee Savings Bank Supplemental Executive Retirement Plan

10.7	Form of Chicopee Bancorp, Inc. and Chicopee Savings Bank Employment Agreement

10.8	Form of Chicopee Savings Bank Change in Control Agreement

10.9	Form of Executive Supplemental Retirement Income Agreements between Chicopee Savings Bank and certain specific officers

16.0	Letter on Change in Certifying Accountant

23.1	Consent of Muldoon Murphy & Aguggia LLP (included in Exhibits 5.1 and 8.1 filed herewith)

23.2	Consent of Wolf & Company, P.C. (included in Exhibit 8.2 filed herewith)

23.3	Consent of RP Financial, LC.

23.4	Consent of Berry, Dunn, McNeil & Parker

23.5	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney

99.1	Appraisal Report of RP Financial, LC. (P)

99.2	Draft Marketing Materials*

99.3	Form of Subscription Order Form and Instructions*

99.4	Form of Chicopee Savings Bank Charitable Foundation Gift Instrument

(P)	The supporting financial schedules are filed in paper pursuant to Rule 202 of Regulation S-T.

*	To be filed by amendment.

(b)	Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicopee, Commonwealth of Massachusetts on March 17, 2006.

Chicopee Bancorp, Inc.

By:	/s/ William J. Wagner
William J. Wagner President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William J. Wagner William J. Wagner	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	March 17, 2006

/s/ W. Guy Ormsby W. Guy Ormsby	Executive Vice President, Chief Financial Officer, Treasurer and Director (principal accounting and financial officer)	March 17, 2006

/s/ Thomas J. Bardon Thomas J. Bardon	Director	March 17, 2006

/s/ James H. Bugbee James H. Bugbee	Director	March 17, 2006

/s/ Arthur F. DuBois Arthur F. DuBois	Director	March 17, 2006

/s/ Louis E. Dupuis Louis E. Dupuis	Director	March 17, 2006

Douglas K. Engebretson	Director

/s/ Edward J. Fitzgerald Edward J. Fitzgerald	Director	March 17, 2006

David P. Fontaine	Director

/s/ William J. Giokas William J. Giokas	Director	March 17, 2006

/s/ Francine Jasinski Hayward Francine Jasinski Hayward	Director	March 17, 2006

/s/ James P. Lynch James P. Lynch	Director	March 17, 2006

/s/ William D. Masse William D. Masse	Director	March 17, 2006

/s/ Edmund J. Mekal Edmund J. Mekal	Director	March 17, 2006

/s/ John P. Moylan John P. Moylan	Director	March 17, 2006

/s/ Gregg F. Orlen Gregg F. Orlen	Director	March 17, 2006

/s/ Paul C. Picknelly Paul C. Picknelly	Director	March 17, 2006

/s/ Barry W. Soden Barry W. Soden	Director	March 17, 2006

/s/ Edwin M. Sowa Edwin M. Sowa	Director	March 17, 2006

/s/ Judith T. Tremble Judith T. Tremble	Director	March 17, 2006